Filed pursuant to Rule 424(b)(7)
Registration No. 333-156251

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION. DATED NOVEMBER 29, 2011

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 17, 2008)

3,983,308 Warrants

Each Warrant is to Purchase One Share of Common Stock

The United States Department of the Treasury (referred to in this prospectus supplement as the “selling security holder” or “Treasury”) is offering to sell 3,983,308 warrants, each of which represents the right to purchase one share of our common stock, par value $0.01 per share, at an initial exercise price of $19.77 per share. Both the exercise price and the number of shares that will be acquired upon the exercise of a warrant are subject to adjustment from time to time as described in this prospectus supplement. We will not receive any of the proceeds from the sale of the warrants offered by the selling security holder. The warrants expire on November 21, 2018.

We originally issued the warrants to Treasury in a private placement under the Capital Purchase Program established by the Treasury as part of its Troubled Asset Relief Program (“TARP”) as authorized by the Emergency Economic Stabilization Act of 2008 (the “EESA”). Prior to this offering, there has been no public market for the warrants. The warrants have been approved for listing on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “ASBCW.” Our common stock is listed on NASDAQ under the symbol “ASBC.” On November 28, 2011, the last reported sale price of our common stock on NASDAQ was $9.90 per share.

The public offering price and the allocation of the warrants in this offering will be determined by an auction process. During the auction period, potential bidders will be able to place bids at any price (in increments of $0.05) at or above the minimum bid price of $0.50 per warrant. The minimum size for any bid is 100 warrants. If the selling security holder decides to sell the warrants being offered, the public offering price of the warrants will equal the clearing price set in the auction. If bids are received for 100% or more of the offered warrants, the clearing price will be equal to the highest price at which all offered warrants can be sold in the auction. If bids are received for 100% or more of the offered warrants, and the selling security holder elects to sell warrants in the auction, the selling security holder must sell all of the warrants offered during the auction process at the clearing price. If bids are received for half or more, but less than all, of the offered warrants, then the clearing price will be equal to the minimum bid price of $0.50 per warrant, and the selling security holder may (but is not required to) sell, at the clearing price, as many warrants as it chooses to sell up to the number of bids received in the auction, so long as at least half of the offered warrants are sold and the warrants remain eligible for listing. In certain cases described in this prospectus supplement, bidders may experience pro-ration of their bids. If bids are received for less than half of the offered warrants, the selling security holder will not sell any warrants in this offering. Even if bids are received for all of the warrants, the selling security holder may decide not to sell any warrants, regardless of the clearing price set in the auction process. In addition, we may bid in the auction for some or all of the warrants. The method for submitting bids and a more detailed description of this auction process are described in “Auction Process” beginning on page S-18 of this prospectus supplement.

You must meet minimum suitability standards in order to purchase the warrants. You must be able to understand and bear the risk of an investment in the warrants and should be experienced with respect to options and option transactions. You should reach an investment decision only after careful consideration, with your advisers, of the suitability of the warrants in light of your particular financial circumstances and the information in this prospectus supplement and the accompanying prospectus. The warrants involve a high degree of risk, are not appropriate for every investor and may expire worthless.

Investing in the warrants and the common stock involves a number of risks. See the “Risk Factors” section on page S-7, along with the other information in this prospectus supplement and the accompanying prospectus before you make your investment decision.

The warrants and the underlying common stock are neither deposits nor savings accounts and are not guaranteed by the United States Department of the Treasury or insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Neither of the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per warrant	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to the selling security holder	$	$

The underwriter expects to deliver the warrants in book-entry form only, through the facilities of The Depository Trust Company, against payment on or about December     , 2011.

Deutsche Bank Securities

Prospectus Supplement dated November     , 2011.

We have not, and the underwriter has not, authorized any other person to provide you with different or additional information. If anyone provides you with different or inconsistent information, we take no responsibility for, nor can we provide any assurance as to the reliability of, any other information that others may give you. We are not, and the underwriter is not, making an offer to sell the warrants in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein or any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “Associated” or to “we,” “us,” “our” or similar references mean Associated Banc-Corp and do not include any of our subsidiaries.

About This Prospectus Supplement

This document is comprised of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters relating to us, and it adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, dated December 17, 2008, which provides more general information about the securities we may offer from time to time, some of which does not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information.”

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. If the information conflicts with any statement in a document that we have incorporated by reference, then you should consider only the statement in the more recent document.

It is important for you to read and consider all information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus filed by us with the SEC related to this offering before investing in the warrants or the common stock, including the information contained in the documents identified under the heading “Where You Can Find More Information” below.

Where You Can Find More Information

We file annual, quarterly, and current reports, proxy statements, and other information with the Securities and Exchange Commission, which we refer to in this document as the “SEC.” Our SEC filings are available to the public over the Internet on the SEC’s web site at http://www.sec.gov and on the investor relations page of our website at http://www.associatedbank.com. Except for those SEC filings incorporated by reference in this prospectus supplement, none of the other information on our website is part of this prospectus supplement. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement. Any information incorporated by reference in this prospectus supplement that we file with the SEC after the date of this prospectus supplement will automatically update and supersede information contained in this prospectus supplement.

We are incorporating by reference in this prospectus supplement the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of this offering, except that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (including the portions of our Proxy Statement on Schedule 14A, filed on March 9, 2011, incorporated by reference therein);

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011; and

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•

our Current Reports on Form 8-K filed on January 25, 2011, February 22, 2011, March 25, 2011, March 28, 2011, April 6, 2011, April 26, 2011, June 15, 2011, July 18, 2011, July 26, 2011, September 6, 2011, September 12, 2011, September 15, 2011, September 30, 2011, October 26, 2011 and November 28, 2011.

Upon written or oral request, we will provide—at no cost to the requester—a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this prospectus supplement. You may make a request by writing to us at the following address or calling the following telephone number:

Associated Banc-Corp

Attention: Corporate Secretary

1200 Hansen Road

Green Bay, Wisconsin 54304

(920) 491-7000

Special Note Regarding Forward-Looking Statements

This prospectus supplement and the accompanying prospectus, including the documents that are incorporated by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. We believe that it is important to communicate our future expectations to our investors. Such forward-looking statements may relate to our financial condition, results of operations, plans, objectives, future performance or business and are based upon the beliefs and assumptions of our management and the information available to our management at the time these disclosures are prepared. These forward-looking statements involve risks and uncertainties that we may not be able to accurately predict or control and our actual results may differ materially from the expectations we describe in our forward-looking statements. Before you invest in the warrants or the common stock, you should be aware that the occurrence of the events discussed under the heading “Risk Factors” in this prospectus supplement and in the information incorporated by reference herein (including the risk factors contained in our Annual Report on Form 10-K), could have an adverse effect on our business, results of operations and financial condition. These factors, many of which are beyond our control, include the following:

•	operating, legal and regulatory risks, including risks relating to our allowance for loan losses and impairment of goodwill;

•	economic, political and competitive forces affecting our banking, securities, asset management, insurance and credit services businesses;

•	integration risks related to acquisitions;

•	impact on net interest income of changes in monetary policy and general economic conditions; and

•	the risk that our analyses of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful.

For a discussion of these and other risks that may cause actual results to differ from expectations, refer to the “Risk Factors” section of this prospectus supplement and in our Annual Report on Form 10-K incorporated by reference herein. The forward-looking statements contained or incorporated by reference in this prospectus supplement relate only to circumstances as of the date on which the statements are made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

S-ii

Summary

The following summary should be read together with the information contained in other parts of this prospectus supplement and the accompanying prospectus. This summary highlights selected information from this prospectus supplement and the accompanying prospectus to help you understand the offering of the warrants. You should read this prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference, carefully to understand fully the terms of the warrants and the common stock as well as the other considerations that are important to you in making a decision about whether to invest in the warrants or the common stock. You should pay special attention to the “Risk Factors” section of this prospectus supplement and the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2010 and the other documents incorporated by reference into this prospectus supplement, before you determine whether an investment in the warrants or the common stock is appropriate for you.

Associated Banc-Corp

Associated Banc-Corp (together with all of its subsidiaries and affiliates, collectively referred to in this section as “we,” “us,” or “our”) is a bank holding company registered pursuant to the Bank Holding Company Act of 1956, as amended, and incorporated in Wisconsin. Through our banking subsidiary, Associated Bank, National Association (“Associated Bank”), and various nonbanking subsidiaries, we provide a broad array of banking and nonbanking products and services to individuals and businesses through approximately 270 banking offices serving more than 150 communities, primarily within our three-state footprint (Wisconsin, Illinois and Minnesota). At September 30, 2011, on a consolidated basis, we had $21.9 billion of assets, $14.8 billion of deposits, and $2.9 billion of stockholders’ equity. Measured by total assets held at September 30, 2011, we are the largest bank holding company headquartered in Wisconsin and one of the top 50 financial services holding companies operating in the United States.

Our business is primarily relationship-driven and is organized into two reportable segments: Banking and Wealth Management.

Banking consists of lending and deposit gathering (as well as other banking-related products and services) to businesses, governments, and consumers, and the support to deliver, fund, and manage such banking services. We offer a variety of loan and deposit products to retail customers, including but not limited to: home equity loans and lines of credit, residential mortgage loans and mortgage refinancing, education loans, personal and installment loans, checking, savings, money market deposit accounts, IRA accounts, certificates of deposit, and safe deposit boxes. Loans, deposits, and related banking services to businesses (including small and larger businesses, governments/municipalities, metro or niche markets, and companies with specialized lending needs such as floor plan lending or asset-based lending) primarily include, but are not limited to: business checking and other business deposit products, business loans, lines of credit, commercial real estate financing, construction loans, letters of credit, revolving credit arrangements, and to a lesser degree, business credit cards and equipment and machinery leases. We also provide safe deposit and night depository services, cash management, international banking, as well as check clearing, safekeeping, and other banking-based services. At September 30, 2011, approximately 56% of our loan portfolio consisted of commercial and industrial, real estate construction, commercial real estate loans, and lease financing. The banking segment represented 90% (before intercompany eliminations) of total revenues for the nine months ended September 30, 2011.

Wealth management provides fiduciary, investment management, advisory and corporate agency services to assist customers in building, investing, or protecting their wealth. Customers include individuals, corporations, small businesses, charitable trusts, endowments, foundations, and institutional investors. The wealth management segment represented 11% (before intercompany eliminations) of total revenues for the nine months ended September 30, 2011.

Our primary sources of revenue, through Associated Bank, are net interest income (predominantly from loans and deposits, and also from investment securities and other funding sources), and noninterest income, particularly fees and other revenue from financial services provided to customers or ancillary services tied to loans and deposits.

During 2010, we took action to significantly improve our credit and capital metrics and address the challenges experienced during 2009. Management is committed to a proactive nonaccrual and problem loan identification philosophy. At September 30, 2011, the ratio of nonperforming assets to total loans plus other real estate owned was 3.29% and the ratio of total stockholders’ equity to assets was 13.01%. At September 30, 2011, we reported a consolidated tier 1 common equity to risk-weighted assets ratio of 12.44%. We have consistently maintained regulatory capital ratios at or above the well capitalized standards. At September 30, 2011, our allowance for loan losses was 99.09% of our nonaccrual loan balances.

Our business strategy includes significant growth plans. We are not dependent upon a single or a few customers and we intend to continue pursuing a profitable growth strategy driven by new initiatives. Thus far, 2011 has been a year of transition as we execute on our strategic initiatives, including the hiring of additional talent, enhancing management reporting systems, investing in branch upgrades throughout our three-state footprint and repurchasing preferred securities issued to the United States Treasury under the Capital Purchase Program. We believe these ongoing investments will strengthen core businesses and position us for the future.

Our principal executive office is located at 1200 Hansen Road, Green Bay, Wisconsin 54304, and our telephone number at that address is (920) 491-7000.

Additional information about us and our subsidiaries is included in documents incorporated by reference.

The Offering

The following summary contains basic information about the warrants, the common stock, and the auction process and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the warrants and the common stock, you should read the sections of this prospectus supplement entitled “Description of Warrants” and “Description of Capital Stock.”

Issuer	Associated Banc-Corp, a Wisconsin corporation.

Warrants offered by the selling security holder	3,983,308, each of which represents the right to purchase one share of our common stock, $.01 par value per share, at an initial exercise price of $19.77 per share (subject to adjustment). The number of warrants sold will depend on the number of bids received and whether the selling security holder decides to sell any warrants in the auction process. The exercise price of the warrants cannot be paid in cash and is payable only by netting out a number of shares of our common stock issuable upon exercise of the warrants with a market value equal to the aggregate exercise price of the warrants at the time of exercise. The warrants are currently exercisable and expire on November 21, 2018. See “Auction Process” in this prospectus supplement

Common stock outstanding after this offering	174,541,530(1)(2)

Auction process	The selling security holder and the underwriter will determine the public offering price and the allocation of the warrants in this offering through an auction process conducted by Deutsche Bank Securities Inc., the sole book-running manager, in its capacity as the auction agent. The auction process will entail a modified “Dutch auction” mechanic in which bids may be submitted through the auction agent or one of the other brokers that is a member of the broker network, which are collectively referred to in this prospectus supplement as the network brokers, established in connection with the auction process. Each broker will make suitability determinations with respect to its own customers wishing to participate in the auction process. The auction agent will not provide bidders with any information about the bids of other bidders or auction trends, or with advice regarding bidding strategies, in connection with the auction process. We encourage you to discuss any questions regarding the bidding process and suitability determinations applicable to your bids with your broker. For more information about the auction process, see “Auction Process” in this prospectus supplement.

Minimum bid price and price increments	The offering is being made using an auction process in which prospective purchasers are required to bid for the warrants. During the auction period, bids may be placed by qualifying bidders at any price (in increments of $0.05) at or above the minimum bid price of $0.50 per warrant. See “Auction Process” in this prospectus supplement.

Minimum bid size	100 warrants

Bid submission deadline	The auction will commence at 8:00 a.m., New York City time, on the date specified by the auction agent in a press release issued prior to the opening of the equity markets on such day, and will close at 6:30 p.m., New York City time, on that same day, which is referred to as the submission deadline.

Irrevocability of bids	Bids that have not been modified or withdrawn by the time of the submission deadline are final and irrevocable, and bidders who submit successful bids will be obligated to purchase the warrants allocated to them. The auction agent is under no obligation to reconfirm bids for any reason; however, the auction agent may require that bidders confirm their bids at its discretion before the auction process closes. See “Auction Process” in this prospectus supplement.

Clearing price	The price at which the warrants will be sold to the public will be the clearing price set by the auction process. The clearing price will be determined based on the valid, irrevocable bids at the time of the final submission deadline as follows:

•

If valid, irrevocable bids are received for 100% or more of the number of warrants being offered, the clearing price will be equal to the highest price in the auction at which the quantity of all bids at or above such price equals 100% or more of the number of warrants being offered in the auction.

•	If bids are received for half or more, but less than all, of the offered warrants, the clearing price will be equal to the minimum bid price of $0.50 per warrant.

Unless the selling security holder decides not to sell any warrants or as otherwise described below, the warrants will be sold to bidders at the clearing price. Even if bids are received for 100% or more of the warrants being offered, the selling security holder may decide not to sell any warrants in the auction process, regardless of the clearing price. If the selling security holder decides to sell warrants in the auction, after the selling security holder confirms its acceptance of the clearing price (and, in the case where bids are received for fewer than 100% of the warrants being offered, the number of warrants to be sold), the auction agent and each network broker that has submitted bids will notify successful bidders that the auction has closed and that their bids have been accepted (subject in some cases to pro-ration, as described below). The clearing price and number of warrants being sold are also expected to be announced by press release prior to the opening of the equity markets on the business day following the end of the auction. See “Auction Process” in this prospectus supplement.

Number of warrants to be sold

If bids are received for half or more, but less than all, of the offered warrants, then the selling security holder may, but is not required to, sell at the minimum bid price in the auction (which will be deemed to be the clearing price) as many warrants as it chooses to sell up to the number of bids received in the auction, so long as at least half of the offered warrants are sold and the warrants remain eligible for listing. If bids are received for less than half of the offered warrants, the selling security holder will not sell any warrants in this offering. Even if bids are received for all of the warrants, the selling security holder may decide not to sell any warrants in the auction process, regardless of the clearing price. If bids are received for all of the offered warrants and the selling security holder elects to sell warrants in the auction, the selling security holder must sell all of the offered warrants. See “Auction Process” in this prospectus supplement.

Allocation; pro-ration	If bids for all the warrants offered in this offering are received, and the selling security holder elects to sell warrants in the offering, then any bids submitted in the auction above the clearing price will receive allocations in full, while any bids submitted at the clearing price may experience pro-rata allocation. If bids for half or more, but less than all, of the warrants offered in this offering are received, and the selling security holder chooses to sell fewer warrants than the number of warrants for which bids were received, then all bids will experience equal pro-rata allocation. See “Auction Process” in this prospectus supplement.

Our participation in the auction	We are permitted to participate in the auction by submitting bids for the warrants. Although we are under no obligation to participate in the auction, if we elect to participate we will not receive preferential treatment of any kind and would participate on the same basis as all other bidders, except that we are required to submit any final bid we may enter by 6:00 p.m., New York City time, on the day on which the auction process is conducted. You will not be notified by either the auction agent, the network brokers or the selling security holder whether we have bid in the auction process or, should we elect to participate in the auction process, the terms of any bid or bids we may place.

Use of proceeds	We will not receive any proceeds from the sale of any of the securities offered by the selling security holder. See “Use of Proceeds.”

Risk factors	See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of the factors you should consider carefully before deciding to invest in the warrants.

Listing	The warrants have been approved for listing on NASDAQ under the symbol “ASBCW.” Our common stock is listed on NASDAQ under the symbol “ASBC.”

Warrant agent	Wells Fargo Bank, N.A.

Auction agent	Deutsche Bank Securities Inc.

Network brokers	See pages S-19 and S-20 for a list of brokers participating as network brokers in the auction process.

(1)	The number of shares of common stock outstanding immediately after the closing of this offering is based on 174,541,530 shares of common stock outstanding as of November 22, 2011.
(2)	Unless otherwise indicated, the number of shares of common stock presented in this prospectus supplement excludes 7,170,724 shares of common stock issuable under our stock compensation plans as of November 22, 2011 and the shares issuable upon exercise of the warrants being offered by this prospectus supplement.

Risk Factors

An investment in our securities involves certain risks. You should carefully consider the risks described below, the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2010 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of the warrants or our common stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks related to our common stock and faced by us described below and elsewhere in this prospectus supplement and the accompanying prospectus.

Risks Related to the Auction Process

The Price of the Warrants Could Decline Rapidly and Significantly Following this Offering.

The public offering price of the warrants, which will be the clearing price, will be determined through an auction process conducted by the selling security holder and the auction agent. Although we have approval to list the warrants on NASDAQ, prior to this offering there has been no public market for the warrants, and the public offering price may bear no relation to market demand for the warrants once trading begins. We have been informed by both Treasury and Deutsche Bank Securities Inc. (“Deutsche Bank Securities”), as the auction agent, that they believe that the bidding process will reveal a clearing price for the warrants offered in the auction process, which will either be the highest price at which all of the warrants offered may be sold to bidders, if bids are received for 100% or more of the offered warrants, or the minimum bid price of $0.50, if bids are received for half or more, but less than all, of the offered warrants. If there is little or no demand for the warrants at or above the public offering price once trading begins, the price of the warrants would likely decline following this offering. Limited or less-than-expected liquidity in the warrants, including decreased liquidity due to a sale of less than all of the warrants being offered, or a purchase of warrants by us in the auction process or in the market following the auction, could also cause the trading price of the warrants to decline. In addition, the auction process may lead to more volatility in, or a decline in, the trading price of the warrants after the initial sales of the warrants in this offering. If your objective is to make short-term profit by selling the warrants you purchase in the offering shortly after trading begins, you should not submit a bid in the auction.

The Minimum Bid Price that the Auction Agent Has Set for the Warrants in this Offering May Bear No Relation to the Price of the Warrants after the Offering.

Prior to this offering, there has been no public market for the warrants. The minimum bid price set forth in this prospectus supplement was agreed by Deutsche Bank Securities, the sole book-running manager of this offering, and Treasury. We did not participate in the determination of the minimum bid price and therefore cannot provide any information regarding the factors that Treasury and Deutsche Bank Securities considered in such determination. An analysis of the value of complex securities such as the warrants is necessarily uncertain as it may depend on several key variables, including for example the volatility of the trading prices of the underlying security. The difficulty associated with determining the value of the warrants is further increased by the substantial time period during which the warrants can be exercised. We cannot assure you that the price at which the warrants will trade after completion of this offering will exceed this minimum bid price, or that Treasury will choose to or will succeed in selling, any or all of the warrants at a price equal to or in excess of the minimum bid price.

The Auction Process for this Offering May Result in a Phenomenon Known as the “Winner’s Curse,” and, as a Result, Investors May Experience Significant Losses.

The auction process for this offering may result in a phenomenon known as the “winner’s curse.” At the conclusion of the auction process, successful bidders that receive allocations of warrants in this offering may infer that there is little incremental demand for the warrants above or equal to the public offering price. As a result, successful bidders may conclude that they paid too much for the warrants and could seek to immediately sell their warrants to limit their losses should the price of the warrants decline in trading after the auction process is completed. In this situation, other investors that did not submit successful bids may wait for this selling to be completed, resulting in reduced demand for the warrants in the public market and a significant decline in the price of the warrants. Therefore, we caution investors that submitting successful bids and receiving allocations may be followed by a significant decline in the value of their investment in the warrants shortly after this offering.

The Auction Process for this Offering May Result in a Situation in which Less Price Sensitive Investors Play a Larger Role in the Determination of the Public Offering Price and Constitute a Larger Portion of the Investors in this Offering, and, as a Result, the Public Offering Price May Not Be Sustainable Once Trading of Warrants Begins.

In a typical public offering of securities, a majority of the securities sold to the public are purchased by professional investors that have significant experience in determining valuations for companies in connection with such offerings. These professional investors typically have access to, or conduct their own, independent research and analysis regarding investments in such offerings. Other investors typically have less access to this level of research and analysis, and as a result, may be less sensitive to price when participating in the auction. Because of the auction process used in this auction, these less price sensitive investors may have a greater influence in setting the public offering price (because a larger number of higher bids may cause the clearing price in the auction to be higher than it would otherwise have been absent such bids) and may have a higher level of participation in this offering than is normal for other public offerings. This, in turn, could cause the auction process to result in a public offering price that is higher than the price professional investors are willing to pay for the warrants. As a result, the price of the warrants may decrease once trading of the warrants begins. Also, because professional investors may have a substantial degree of influence on the trading price of the warrants over time, the price of the warrants may decline and not recover after this offering. Furthermore, if the public offering price of the warrants is above the level that investors determine is reasonable for the warrants, some investors may attempt to short sell the warrants after trading begins, which would create additional downward pressure on the trading price of the warrants.

We Are Permitted to Participate in the Auction Process and, If We Do So, that Could Have the Effect of Raising the Clearing Price and Decreasing Liquidity in the Market for the Warrants.

We are permitted (but we are not required) to submit bids in the auction process. You will not be notified by either the auction agent, the network brokers or the selling security holder whether we have bid in the auction process or, should we elect to participate in the auction process, the terms of any bid or bids we may place. We will not receive preferential treatment of any kind and would participate on the same basis as all other bidders, except that we are required to submit any final bid we may enter by 6:00 p.m., New York City time, on the day on which the auction process is conducted (i.e., our final bid will be due 30 minutes before those of other bidders). In some cases, the submission of bids by us could cause the clearing price in the auction process to be higher than it would otherwise have been (although in such a case we would still be required to purchase any warrants for which we had submitted bids at the clearing price). In addition, to the extent we purchase any warrants in the auction process, the liquidity of any market for the warrants may decrease, particularly if any such purchases represent a significant percentage of the outstanding warrants.

The Clearing Price for the Warrants May Bear Little or No Relationship to the Price for the Warrants that Would Be Established Using Traditional Valuation Methods or the Market Price of Our Common Stock, and, as a Result, the Trading Price of the Warrants May Decline Significantly Following the Issuance of the Warrants.

The public offering price of the warrants will be equal to the clearing price. The clearing price of the warrants may have little or no relationship to, and may be significantly higher than, the price for the warrants that otherwise would be established using traditional indicators of value, such as our future prospects and those of our industry in general; our revenues, earnings, and other financial and operating information; multiples of revenue, earnings, cash flows, and other operating metrics; market prices of securities and other financial and operating information of companies engaged in activities similar to ours; and the views of research analysts. The trading price of the warrants may vary significantly from the public offering price. Potential investors should not submit a bid in the auction for this offering unless they are willing to take the risk that the price of the warrants could decline significantly.

No Maximum Price or Set Auction Price Range Has Been Established in Connection with the Auction Process, and any Bids Submitted as “Market Bids” Will Be Included at the Highest Bid Received From any Bidder.

Although the auction agent has established a minimum bid in connection with the auction process, no maximum price or set price range has been implemented, meaning that there is no ceiling on the per-warrant amount that an investor can bid in the auction. If a bidder submits a market bid (i.e., a bid that specifies the number of warrants the bidder is willing to purchase without specifying the price it is willing to pay), that bid will be treated as a bid at the highest price received from any other bidder in the auction. Because market bids will increase the number of warrants that are covered by bids at the highest price received, the submission of market bids could cause the clearing price in the auction process to be higher than it would otherwise have been absent such market bids. Since the only information being provided in connection with the auction process is the minimum bid price and the auction agent is under no obligation to reconfirm bids for any reason, potential investors should carefully evaluate all factors that may be relevant about us, our operations, the warrants and the auction process in determining the appropriateness of any bids they may submit.

Successful Bidders May Receive the Full Number of Warrants Subject to their Bids, so Potential Investors Should Not Make Bids for More Warrants than They are Prepared to Purchase.

Each bidder may submit multiple bids. However, as bids are independent, each bid may result in an allocation of warrants. Allocation of the warrants will be determined by, first, allocating warrants to any bids made above the clearing price, and second, allocating warrants on a pro-rata basis among bids made at the clearing price. If bids for all the warrants offered in this offering are received, and the selling security holder elects to sell warrants in the offering, the bids of successful bidders that are above the clearing price will be allocated all of the warrants represented by such bids, and only bids submitted at the clearing price will experience any pro-rata allocation. Bids that have not been modified or withdrawn by the time of the submission deadline are final and irrevocable, and bidders who submit successful bids will be obligated to purchase the warrants allocated to them. Accordingly, the sum of a bidder’s bid sizes as of the submission deadline should be no more than the total number of warrants the bidder is willing to purchase, and investors are cautioned against submitting a bid that does not accurately represent the number of warrants that they are willing and prepared to purchase.

Submitting a Bid Does Not Guarantee an Allocation of Warrants, Even If a Bidder Submits a Bid At or Above the Public Offering Price of the Warrants.

The auction agent may require, at its discretion, that bidders confirm their bids before the auction closes (although the auction agent is under no obligation to reconfirm bids for any reason). If a bidder is requested to confirm a bid and fails to do so within the permitted time period, that bid may be deemed to have been withdrawn and, accordingly, that bidder may not receive an allocation of warrants even if the bid is at or above the public offering price. The auction agent may, however, choose to accept any such bid even if it has not been reconfirmed. In addition, the auction agent may determine in some cases to impose size limits on the aggregate size of bids that it chooses to accept from any bidder (including any network broker), and may reject any bid that it determines, in its discretion, has a potentially manipulative, disruptive or other adverse effect on the auction process or the offering. Furthermore, if bids for all the warrants offered in this offering are received, and the selling security holder elects to sell warrants in the offering, each bid submitted at the clearing price will be allocated a number of warrants approximately equal to the pro-rata allocation percentage multiplied by the number of warrants represented by such bid, rounded to the nearest whole number of warrants (subject to rounding to eliminate odd-lots). Similarly, if bids for half or more, but less than all, of the warrants offered in this offering are received, and the selling security holder chooses to sell fewer warrants than the number of warrants for which bids were received, then all bids will experience equal pro-rata allocation. The selling security holder could also decide, in its sole discretion, not to sell any warrants in this offering after the clearing price has been determined. As a result of these factors, you may not receive an allocation for all or any of the warrants for which you submit a bid.

We Cannot Assure You that the Auction Will Be Successful or that the Full Number of Offered Warrants Will be Sold.

If sufficient bids are received and accepted by the auction agent to enable the selling security holder to sell all of the warrants in this offering, the public offering price will be set at the clearing price, unless the selling security holder decides, in its sole discretion, not to sell any warrants in this offering after the clearing price is determined. If, however, bids are received for half or more, but less than all, of the offered warrants, then the selling security holder may (but is not required to) sell, at the minimum bid price in the auction (which will be deemed the clearing price) as many warrants as it chooses to sell up to the number of bids received in the auction, so long as at least half of the offered warrants are sold and the warrants remain eligible for listing. If bids are received for less than half of the offered warrants, the selling security holder will not sell any warrants in this offering. Even if bids are received for all of the offered warrants, the selling security holder is not obligated to sell any warrants regardless of the clearing price set through the auction process. The liquidity of the warrants may be limited if less than all of the offered warrants are sold by the selling security holder or if we purchase in the auction process or in the market following the auction. Possible future sales of the selling security holder’s remaining warrants, if any are held following this offering, could affect the trading price of the warrants sold in this offering.

Submitting Bids Through a Network Broker or Any Other Broker that is Not the Auction Agent May in Some Circumstances Shorten Deadlines for Potential Investors to Submit, Modify or Withdraw Their Bids.

In order to participate in the auction, bidders must have an account with, and submit bids to purchase warrants through, either the auction agent or a network broker. Brokers that are not network brokers will need to submit their bids, either for their own account or on behalf of their customers, through the auction agent or a network broker. Potential investors and brokers that wish to submit bids in the auction and do not have an account with the auction agent or a network broker must either establish such an account prior to bidding in the auction or cause a broker that has such an account to submit a bid through that account. Network brokers and other brokers will impose earlier submission deadlines than those imposed by the auction agent in order to have sufficient time to aggregate bids received from their respective customers and to transmit the aggregate bid to the auction agent (or, in the case of non-network brokers submitting bids through a network broker, to such network broker to transmit to the auction agent) before the auction closes. As a result of such earlier submission deadlines, potential investors who submit bids through a network broker, or brokers that submit bids through the auction agent or a network broker, will need to submit or withdraw their bids earlier than other bidders, and it may in some circumstances be more difficult for such bids to be submitted, modified or withdrawn.

Risks Related to the Warrants

The Warrants Are a Risky Investment. You May Not Be Able to Recover the Value of Your Investment in the Warrants, and the Warrants May Expire Worthless.

On November 28, 2011, the last reported price of our common stock on NASDAQ was $9.90 per share, which is below the exercise price of the warrants. In order for you to recover the value of your investment in the warrants, either a trading market must develop for the warrants and the trading price of the warrants must exceed the public offering price, or our stock price must increase to more than the sum of the exercise price of the warrants ($19.77) and the clearing price of the warrants. If, for example, the clearing price of the warrants were the minimum bid price, our stock price would have to be more than $20.27 for you to have an opportunity to exercise the warrants and achieve a positive return on your investment.

The warrants are exercisable only until November 21, 2018. Generally, a component of the value of option securities such as the warrants is time until expiration and, as the period of time until expiration of the warrants decreases, the market price of the warrants will, holding other variables constant, likely decline. In the event our common stock price does not increase to the level discussed above during the period when the warrants are exercisable, you will likely not be able to recover the value of your investment in the warrants. In addition, if our common stock price remains below the exercise price of the warrants, the warrants may not have any value and may expire without being exercised, in which case you will lose your entire investment. There can be no assurance that the trading price of our common stock will exceed the exercise price or the price required for you to achieve a positive return on your investment. Furthermore, upon exercise of the warrants, you will receive a number of shares of stock calculated based on the closing price of our common stock on that day. Accordingly, the number of shares and the value of our common stock you receive upon exercise of the warrants will depend on the market price of our common stock on the day on which you choose to exercise those warrants.

There Is No Existing Market for the Warrants, and You Cannot Be Certain that an Active Market Will Be Established.

Prior to this offering, there has been no existing trading market for the warrants. The public offering price for the warrants is being determined by an auction process, and may not be indicative of the price that will prevail in the trading market following this offering. The market price for the warrants may decline below the public offering price, and may be volatile. The liquidity of any market for the warrants will depend on a number of factors, including but not limited to:

•	the number of warrants that the selling security holder elects to sell in this offering;

•	the number of warrants that investors purchase in the auction;

•	the number of warrants that we purchase in the auction;

•	the number of holders of the warrants;

•	the number of warrants that we purchase in the market following the auction;

•	our performance;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the warrants; and

•	the market price of our common stock.

The Warrants Are Not Suitable for All Investors.

The warrants are complex financial instruments for which there is no established trading market. Accordingly, the auction agent, each network broker and any other broker that submits bids through the auction agent or any network broker will be required to establish and enforce client suitability standards, including eligibility, account status and size, to evaluate whether an investment in the warrants is appropriate for any particular investor. Each of them will individually apply its own standards in making that determination, but in each case those standards will be implemented in accordance with the applicable requirements and guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”). If you do not meet the relevant suitability requirements of the auction agent or another broker, you will not be able to bid in the auction. You should be prepared to sustain a total loss of the purchase price of your warrants.

Purchasers of Warrants Who Exercise Their Warrants for Shares of Our Common Stock Will Incur Immediate and Future Dilution.

Upon exercise of your warrants for shares of our common stock, you could experience immediate and substantial dilution if the exercise price of your warrants at the time were higher than the net tangible book value per share of the outstanding common stock. In addition, you will experience dilution (subject to the anti-dilution protections contained in the warrants and described in this prospectus supplement) when we issue additional shares of common stock in any future offerings or under outstanding options under our stock compensation plans.

The Market Price of the Warrants Will Be Directly Affected by the Market Price of Our Common Stock, which May Be Volatile.

To the extent a secondary market develops for the warrants, the market price of our common stock will significantly affect the market price of the warrants. This may result in greater volatility in the market price of the warrants than would be expected for warrants to purchase securities other than our common stock. The market price of our common stock could be subject to significant fluctuations and we cannot predict how shares of our common stock will trade in the future. Increased volatility could result in a decline in the market price of our common stock, and, in turn, in the market price of the warrants. The price of our common stock also could be affected by possible sales of common stock by investors who view the warrants as a more attractive means of equity participation in Associated Banc-Corp and by hedging or arbitrage activity involving our common stock. The hedging or arbitrage of our common stock could, in turn, affect the market price of the warrants.

Holders of the Warrants Will Have No Rights as Common Shareholders Until They Acquire Our Common Stock.

Until you acquire shares of our common stock upon exercise of the warrants, you will have no rights with respect to our common stock, including rights to receive dividend payments, vote or respond to tender offers. Upon exercise of your warrants, you will be entitled to exercise the rights of a common shareholder only as to matters for which the record date occurs after the exercise date.

The Exercise Price of and the Number of Shares of Our Common Stock Underlying the Warrants May Not Be Adjusted for all Dilutive Events.

The exercise price of and the number of shares of our common stock underlying the warrants are subject to adjustment for certain events, including, but not limited to, the issuance of stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness or assets, certain cash dividends and certain issuer tender or exchange offers as described under “Description of Warrants—Adjustments to the Warrants.” The exercise price will not be adjusted, however, for other events, such as a third-party tender or exchange offer, a merger or reorganization in which common stock is acquired for cash or an issuance of common stock for cash, that may adversely affect the trading price of the warrants or our common stock. Other events that adversely affect the value of the warrants may occur that do not result in an adjustment to such exercise price.

Additionally, the exercise price of, and the number of shares underlying, the warrants will not be adjusted for any regular quarterly cash dividends that are in the aggregate less than or equal to $0.32 per share of common stock, which is the amount of the last dividend per share declared prior to the date on which the warrants were originally issued to Treasury. See “—Risks Related to Our Common Stock—You May Not Receive Dividends on Our Common Stock.”

Recent Governmental Actions Regarding Short Sales May Adversely Affect the Market Value of the Warrants.

Governmental actions that interfere with the ability of warrant investors to effect short sales of the underlying common stock could significantly affect the market value of the warrants. Such government actions could make the arbitrage strategy that certain warrant investors employ more difficult to execute for the outstanding warrants offered hereby. The SEC recently adopted a new short sale price test, through an amendment to Rule 201 of Regulation SHO. The new Rule 201 restricts short selling only when a stock price has triggered a circuit breaker by falling at least 10 percent in one day, at which point short sale orders can be displayed or executed only if the order price is above the current national best bid, subject to certain limited exceptions. If such new price test precludes warrant investors from executing the arbitrage strategy that they employ or other limitations are instituted by the SEC or any other regulatory agencies, the market value of the warrants could be adversely affected. The warrant agreement does not contain any provisions to afford holders protection in the event of a decline in the market value of the warrants due to such new price test or other limitations, and holders will not be entitled to any exercise price reduction or increase to the number of underlying shares except under the limited circumstances described in “Description of Warrants.”

The Warrants Do Not Automatically Exercise, and any Warrant not Exercised Prior to the Expiration Date Will Expire Unexercised.

The warrants do not automatically exercise upon expiration. You are entitled to exercise the full number of warrants registered in your name or any portion thereof. Any warrant that you do not exercise prior to the expiration date will expire unexercised and you will not receive any shares of common stock.

Your Return on the Warrants Will Not Reflect Dividends on Our Common Stock.

Your return on the warrants will not reflect the return you would realize if you actually owned shares of our common stock and received any dividends paid on our common stock other than to the extent described below under “Description of Warrants—Adjustments to the Warrants.” If we increase our regular quarterly cash dividends in the future, your warrants will not be adjusted for, and you will not receive any benefit of, any aggregate regular quarterly cash dividend less than or equal to $0.32 per share.

The Warrant Agreement Is Not an Indenture Qualified Under the Trust Indenture Act, and the Obligations of the Warrant Agent are Limited.

The warrant agreement is not an indenture qualified under the Trust Indenture Act of 1939, as amended (the “TIA”) and the warrant agent is not a trustee qualified under the TIA. Accordingly, warrantholders will not have the benefits of the protections of the TIA. Under the terms of the warrant agreement, the warrant agent will have only limited obligations to the warrantholders. Accordingly, it may in some circumstances be difficult for warrant holders, acting individually or collectively, to take actions to enforce their rights under the warrants or the warrant agreement.

The Selling Security Holder is a Federal Agency and Your Ability to Bring a Claim Against the Selling Security Holder Under the Federal Securities Laws May Be Limited.

The doctrine of sovereign immunity, as limited by the Federal Tort Claims Act (the “FTCA”) provides that claims may not be brought against the United States of America or any agency or instrumentality thereof unless specifically permitted by act of Congress. The FTCA bars claims for fraud or misrepresentation. At least one federal court, in a case involving a federal agency, has held that the United States may assert its sovereign immunity to claims brought under the federal securities laws. In addition, the selling security holder and its officers, agents, and employees are exempt from liability for any violation or alleged violation of the anti-fraud provisions of Section 10(b) of the Exchange Act by virtue of Section 3(c) thereof. Accordingly, any attempt to assert such a claim against the officers, agents or employees of the selling security holder for a violation of the Securities Act or the Exchange Act resulting from an alleged material misstatement in or material omission from this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus are a part or resulting from any other act or omission in connection with the offering of the warrants by the selling security holder or the shares of common stock issuable upon the exercise thereof would likely be barred.

Hedging Arrangements Relating to the Warrants May Affect the Value of Our Common Stock.

In order to hedge their positions, holders of our warrants may enter into derivative transactions with respect to our common stock, may unwind or adjust derivative transactions and may purchase or sell our common stock in secondary market transactions. The effect, if any, of any of these activities on the trading price of our common stock will depend in part on market conditions and cannot be ascertained in advance, but any of these activities could adversely affect the value of our common stock.

Holders of the Warrants Will Not Receive Any Additional Shares of Common Stock or Other Compensation Representing Any Lost Value Resulting From a Decrease in the Option Life of the Warrants in the Event We Undergo a Business Combination.

In the event we undergo a merger, consolidation, statutory share exchange or similar transaction requiring the approval of our shareholders, each of which are referred to in this prospectus supplement as a business combination, each warrantholder’s right to receive common stock pursuant to the warrants will be converted into the right to receive a number of shares of stock or other securities or property (including cash) which would have been received if such holder had exercised the warrants immediately prior to such business combination. Any such business combination could, therefore, substantially affect the value of the warrants by changing the securities received upon exercise or fixing the market value of the property to be received upon exercise. Warrantholders will not receive any additional shares of common stock or other compensation representing any lost value resulting from any decrease in the option life of, or change in the securities or property (including cash) underlying, the warrants resulting from any such business combination.

You May Be Subject To Tax Upon An Adjustment to the Number of Shares of Common Stock Underlying the Warrants or the Exercise Price of the Warrants Even Though You Do Not Receive a Corresponding Cash Distribution.

The number of shares of common stock underlying the warrants and the exercise price of the warrants are subject to adjustment in certain circumstances. To the extent an adjustment, or failure to adjust, results in an increase in your proportionate interest in our assets or our earnings and profits, you may be deemed to have received for U.S. federal income tax purposes a taxable dividend (to the extent deemed paid out of our earnings and profits) without the receipt of any cash. If you are a Non-U.S. Holder, such deemed dividend generally will be subject to U.S. federal withholding tax (currently at a 30% rate, or such lower rate as may be specified by an applicable treaty), which may be set off against shares of our common stock to be delivered upon exercise of warrants. See “Material United States Federal Income Tax Considerations” in this prospectus supplement.

Risks Related to Our Common Stock

Our Stock Price Can Be Volatile.

Stock price volatility may make it more difficult for you to resell your warrants or common stock upon exercise of the warrants when you want and at prices you find attractive. Our stock price can fluctuate widely in response to a variety of factors including, among other things:

•	actual or anticipated variations in quarterly results of operations or financial condition;

•	recommendations by securities analysts;

•	operating results and stock price performance of other companies that investors deem comparable to us;

•	news reports relating to trends, concerns and other issues in the financial services industry;

•	perceptions in the marketplace regarding us and/or our competitors;

•	new technology used or services offered by competitors;

•	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving us or our competitors;

•	failure to integrate acquisitions or realize anticipated benefits from acquisitions;

•	changes in government regulations; and

•	geopolitical conditions, such as acts or threats of terrorism or military conflicts.

General market fluctuations, industry factors, and general economic and political conditions and events, such as economic slowdowns or recessions, interest rate changes or credit loss trends, could also cause our stock price to decrease regardless of our operating results.

There May Be Future Sales or Other Dilution of Our Equity, Which May Adversely Affect the Market Price of Our Common Stock.

Except as described under “Underwriting,” we are not restricted from issuing additional common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The issuance of additional shares of common stock or the issuance of convertible securities would dilute the ownership interest of our existing common shareholders. The market price of our common stock could decline as a result of this offering as well as other sales of a large block of shares of our common stock or similar securities in the market after this offering, or the perception that such sales could occur.

We are highly regulated, and our regulators could require us to raise additional common equity in the future. Both we and our regulators regularly perform a variety of analyses of our assets, including the preparation of stress case scenarios, and as a result of those assessments we could determine, or our regulators could require us, to raise additional capital.

Our Ability to Pay Dividends Depends Upon the Results of Operations of Our Subsidiaries and Bank Regulatory Approvals.

We are a holding company and conduct substantially all of our operations through subsidiaries. As a result, our ability to make dividend payments to the holders of our common stock will depend primarily upon the receipt of dividends and other distributions from our subsidiaries. Various legal limitations restrict the extent to which our subsidiaries may extend credit, pay dividends or other funds or otherwise engage in transactions with us or some of our other subsidiaries.

Also, as a bank holding company, our ability to declare and pay dividends is dependent on certain federal regulatory considerations, including the guidelines of the Federal Reserve regarding capital adequacy and dividends. In particular, while the impact of many of the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act are not yet known, a number of its provisions, such as certain mandated capital requirements, together with new standards under the so-called “Basel III” initiatives to the extent implemented by our federal banking regulators in the form currently proposed, will impose on banks and bank holding companies the need to maintain more and higher quality regulatory capital than has historically been the case. Such provisions could adversely affect our ability to pay dividends or may result in additional limitations on our ability to pay dividends or repurchase our common stock. On April 6, 2010, we entered into a Memorandum of Understanding (“Memorandum”) with the Federal Reserve Bank of Chicago (“Reserve Bank”), our primary banking regulator. The Memorandum, which is an informal agreement between us and the Reserve Bank, required us among other things to submit plans for maintaining sufficient capital incorporating stress scenarios and to obtain approval prior to payment of dividends and interest or principal payments on subordinated debt, increases in borrowings or guarantees of debt, or the repurchase of common stock. Therefore, while the Memorandum is in effect, our ability to make dividend payments to the holders of our common stock will be subject to the Reserve Bank’s prior approval of such payments. Management believes that it has appropriately addressed all of the conditions of the Memorandum and has received approvals of all requested dividend and interest payments since the date of this agreement. Recently, the Office of the Comptroller of the Currency (the “OCC”), Associated Bank’s primary banking regulator, terminated the Memorandum of Understanding (“MOU”) entered into in November 2009. The MOU, which was an informal agreement between Associated Bank and the OCC, required Associated Bank among other things to implement a three-year capital plan providing for maintenance of capital at specified levels higher than those otherwise required by applicable regulations, notification to the OCC of dividends proposed to be paid to us, and our commitment to act as a primary or contingent source of Associated Bank’s capital.

If We Are Deferring Payments on Our Outstanding Junior Subordinated Debt Securities or are in Default Under the Indentures Governing Those Securities, We Will Be Prohibited From Paying Dividends or Repurchasing Our Common Stock.

The terms of our outstanding junior subordinated debt securities prohibit us from declaring or paying any dividends or distributions on our common stock, or redeeming, purchasing, or acquiring our common stock, if we are aware of any event that would be an event of default under the indenture governing our junior subordinated debt securities or at any time when we have deferred interest thereunder.

We May Eliminate Dividends on Our Common Stock.

Although we have historically paid a quarterly cash dividend to the holders of our common stock, holders of our common stock are not entitled to receive dividends. Downturns in the domestic and global economies could cause our board of directors to consider, among other things, the elimination of dividends paid on our common stock. This could adversely affect the market price of our common stock. Our board of directors previously reduced the dividend on our common stock to $0.01 per share and our board of directors could in the future decide to eliminate dividends on our common stock. In addition, we may not pay dividends on our common stock unless all accrued and unpaid dividends for all past dividend periods are fully paid on our outstanding preferred stock. Dividends also may be limited as a result of safety and soundness considerations.

The Common Stock is Equity and is Subordinate to Our Existing and Future Indebtedness and Preferred Stock and Effectively Subordinated to All the Indebtedness and Other Non-Common Equity Claims Against our Subsidiaries.

Shares of the common stock are equity interests in us and do not constitute indebtedness. As such, shares of the common stock will rank junior to all of our indebtedness and to other non-equity claims against us and our assets available to satisfy claims against us, including in our liquidation. Additionally, holders of our common stock are subject to the prior dividend and liquidation rights of holders of our outstanding preferred stock. Our board of directors is authorized to issue additional classes or series of preferred stock without any action on the part of the holders of our common stock and we are permitted to incur additional debt. Upon liquidation, lenders and holders of our debt securities and preferred stock would receive distributions of our available assets prior to holders of our common stock. Furthermore, our right to participate in a distribution of assets upon any of our subsidiaries’ liquidation or reorganization is subject to the prior claims of that subsidiary’s creditors, including holders of any preferred stock of that subsidiary.

Our Articles of Incorporation, As Amended, Amended and Restated Bylaws and Certain Banking Laws May Have an Anti-Takeover Effect.

Provisions of our articles of incorporation, as amended, amended and restated bylaws and federal banking laws, including regulatory approval requirements, could make it more difficult for a third party to acquire us, even if doing so would be perceived to be beneficial to our shareholders. The combination of these provisions may prohibit a non-negotiated merger or other business combination, which, in turn, could adversely affect the market price of our common stock.

An Investment in Our Warrants or Common Stock is Not an Insured Deposit.

Our warrants and common stock are not bank deposits and, therefore, are not insured against loss by the FDIC, any other deposit insurance fund, or by any other public or private entity. An investment in our warrants or common stock is inherently risky for the reasons described in this “Risk Factors” section and elsewhere in this prospectus supplement and is subject to the same market forces that affect the price of common stock in any company. As a result, if you purchase our warrants or common stock, you may lose some or all of your investment.

An Entity Holding as Little as a 5% Interest in Our Outstanding Common Stock Could, Under Certain Circumstances, be Subject to Regulation as a “Bank Holding Company.”

Any entity (including a “group” composed of natural persons) owning or controlling with the power to vote 25% or more of our outstanding common stock, or 5% or more if such holder otherwise exercises a “controlling influence” over us, may be subject to regulation as a “bank holding company” in accordance with the Bank Holding Company Act of 1956, as amended, or the Bank Holding Company Act. In addition, (1) any bank holding company or foreign bank with a U.S. presence may be required to obtain the approval of the Federal Reserve under the Bank Holding Company Act to acquire or retain 5% or more of our outstanding common stock and (2) any person not otherwise defined as a company by the Bank Holding Company Act and its implementing regulations may be required to obtain the approval of the Federal Reserve under the Change in Bank Control Act to acquire or retain 10% or more of our outstanding common stock. Becoming a bank holding company imposes certain statutory and regulatory restrictions and obligations, such as providing managerial and financial strength for its bank subsidiaries. Regulation as a bank holding company could require the holder to divest all or a portion of the holder’s investment in our common stock or such nonbanking investments that may be deemed impermissible or incompatible with bank holding company status, such as a material investment in a company unrelated to banking.

Auction Process

The following describes the auction process used to determine the public offering price of the warrants. That process differs from methods traditionally used in other underwritten public offerings. The selling security holder and the underwriter will determine the public offering price and the allocation of the warrants in this offering by an auction process conducted by the sole book-running manager, Deutsche Bank Securities, in its capacity as the “auction agent.” This auction process will involve a modified “Dutch auction” mechanic in which the auction agent (working with a number of other brokers) will receive and accept bids from bidders at either the minimum bid price of $0.50 or at price increments of $0.05 in excess of the minimum bid price. We may, but are not required to, bid in the auction for some or all of the warrants. After the auction closes and those bids become irrevocable (which will occur automatically at the submission deadline to the extent such bids have not been modified or withdrawn at that time), the auction agent will determine the clearing price for the sale of the warrants offered hereby and, if the selling security holder chooses to proceed with the offering, the underwriter will allocate warrants to the winning bidders. The auction agent has reserved the right to round allocations to eliminate odd-lots. The clearing price for the warrants may bear little or no relationship to the price that would be established using traditional valuation methods. You should carefully consider the risks described under “Risk Factors—Risks Related to the Auction Process” beginning on page S-7.

Eligibility and Account Status

In order to participate in the auction process, bidders must have an account with, and submit bids to purchase warrants through, either the auction agent or one of the network brokers. Brokers that are not network brokers will need to submit their bids, either for their own account or on behalf of their customers, through the auction agent or a network broker. If you wish to bid in the auction and do not have an account with the auction agent or a network broker, you will either need to establish such an account prior to bidding in the auction (which may be difficult to do before the submission deadline) or contact your existing broker and request that it submit a bid through the auction agent or a network broker. Network brokers and other brokers will have deadlines relating to the auction that are earlier than those imposed by the auction agent, as described below under “—The Auction Process—The Bidding Process.”

Because the warrants are complex financial instruments for which there is no established trading market, the auction agent, each network broker and any other broker that submits bids through the auction agent or any network broker will be required to establish and enforce client suitability standards, including eligibility, account status and size, to evaluate whether an investment in the warrants is appropriate for any particular investor. Each of them will individually apply its own standards in making that determination, but in each case those standards will be implemented in accordance with the applicable requirements and guidelines of FINRA. If you do not meet the relevant suitability requirements of the auction agent or another broker, you will not be able to bid in the auction. Accounts at the auction agent or any other broker, including broker accounts, are also subject to the customary rules of those institutions. You should contact your brokerage firm to better understand how you may submit bids in the auction process.

The auction agent or network brokers may require bidders (including any brokers that may be bidding on behalf of their customers) to submit additional information, such as tax identification numbers, a valid e-mail address and other contact information, and other information that may be required to establish or maintain an account.

The auction agent and the network brokers, upon request, will provide certain information to you in connection with the offering, including this prospectus supplement and the accompanying prospectus and forms used by such brokers, if any, to submit bids. Additionally, you should understand that:

•	before submitting a bid in the auction, you should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, including all the risk factors;

•

the minimum bid price was agreed by the auction agent and Treasury, and we did not participate in that determination and therefore cannot provide any information regarding the factors that Treasury and the auction agent considered in determining the minimum bid price;

•

if bids are received for 100% or more of the offered warrants, the public offering price will be set at the auction clearing price (unless the selling security holder decides, in its sole discretion, not to sell any warrants in the offering after the clearing price is determined);

•

if bids are received for half or more, but less than all, of the offered warrants, then the selling security holder may (but is not required to) sell, at the minimum bid price in the auction (which will be deemed the clearing price) as many warrants as it chooses to sell up to the number of bids received in the auction, so long as at least half of the offered warrants are sold and the warrants remain eligible for listing, and that in such a case if the selling security holder chooses to sell fewer warrants than the number of warrants for which bids were received, then all bids will experience equal pro-rata allocation;

•	if bids are received for less than half of the offered warrants, the selling security holder will not sell any warrants in this offering;

•	if there is little or no demand for the warrants at or above the clearing price once trading begins, the price of the warrants will decline;

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we will be allowed to bid in the auction process and, if we do participate, we will not receive preferential treatment of any kind and would participate on the same basis as all other bidders, except that we are required to submit any final bid we may enter by 6:00 p.m., New York City time, on the day on which the auction process is conducted;

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the liquidity of any market for the warrants may be affected by the number of warrants that the selling security holder elects to sell in this offering, and the price of the warrants may decline if the warrants are illiquid;

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the auction agent has the right to reconfirm any bid at its discretion by contacting the purported bidder directly and to impose size limits on the aggregate size of bids that it chooses to accept from any bidder, including network brokers (although the auction agent is under no obligation to reconfirm bids for any reason). If you are requested to reconfirm a bid and fail to do so in a timely manner, the auction agent may deem your bid to have been withdrawn, but alternatively may in its discretion choose to accept any such bid even if it has not been reconfirmed;

•	the auction agent may reject any bid that it determines, in its discretion, has a potentially manipulative, disruptive or other adverse effect on the auction process or the offering; and

•	the auction agent will not provide bidders with any information about the bids of other bidders or auction trends, or with advice regarding bidding strategies, in connection with the auction process.

None of the underwriter, the selling security holder or Associated Banc-Corp have undertaken any efforts to qualify the warrants for sale in any jurisdiction outside the United States. Except to the limited extent that this offering will be open to certain non-U.S. investors under private placement exemptions in certain countries other than the United States, investors located outside the United States should not expect to be eligible to participate in this offering.

Even if a bidder places a bid in the auction, it may not receive an allocation of the warrants in the offering for a number of reasons described below. You should consider all the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in determining whether to submit a bid, the number of warrants you seek to purchase and the price per warrant you are willing to pay.

The following brokers have agreed to be network brokers for purposes of the auction process: Aladdin Capital LLC, BB&T Capital Markets, a Division of Scott & Stringfellow, LLC, Blaylock Robert Van, LLC, BMO Capital Markets Corp., Cabrera Capital Markets, LLC, Cantor Fitzgerald & Co., CastleOak Securities.

L.P., C.L. King & Associates, Inc, D.A. Davidson & Co., FBR Capital Markets & Co., Girard Securities, Inc., Guzman & Company, Jefferies & Company, Inc., Joseph Gunnar & Co. LLC, Lebenthal & Co., LLC., Loop Capital Markets LLC, Height Securities, LLC, M.R. Beal & Company, Maxim Group, LLC, MFR Securities, Inc., Monarch Capital Group LLC, Muriel Siebert & Co., Inc., RBC Capital Markets Corporation, Samuel A. Ramirez & Company, Inc., Sandler O’Neill & Partners, L.P., Sanford C. Bernstein & Co., LLC, Second Market, Inc., SL Hare Capital, Inc., Stifel, Nicolaus & Company, Incorporated, The Williams Capital Group, L.P., Toussaint Capital Partners, LLC, UBS Securities LLC, Wedbush Morgan Securities Inc., WR Hambrecht + Co., LLC and Zions Direct, Inc. The network brokers will not share in any underwriting discounts or fees paid by the selling security holder in connection with the offering of the warrants but may, subject to applicable FINRA and SEC rules and regulations, charge a separate commission to their own customers.

The Auction Process

The following describes how the auction agent will conduct the auction process:

General

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The auction will commence at 8:00 a.m., New York City time, on the date specified by the auction agent in a press release issued prior to the opening of the equity markets on such day, and will end at 6:30 p.m., New York City time, on that same day (the “submission deadline”). Unless you submit your bids through the auction agent, your broker will have an earlier deadline for accepting bids. If a malfunction, technical or mechanical problem, calamity, crisis or other similar event occurs that the auction agent believes may interfere with the auction process, the auction agent may (in consultation with the selling security holder) decide to extend the auction or cancel and reschedule the auction. The auction agent and the network brokers will advise bidders of any such decision to extend or cancel and reschedule the auction using e-mail, telephone or facsimile, and will attempt to make such notification prior to the time the auction is scheduled to close. If the auction process is extended such that it closes at a later time on the same business day, any bids previously submitted will continue to be valid unless amended or cancelled by the bidder, but if the auction is extended such that it closes on the following business day or later, or is cancelled, all bids will be cancelled at the time of such extension or cancellation.

•	During the auction period, bids may be placed at any price (in increments of $0.05) at or above the minimum bid price of $0.50 per warrant.

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The auction agent and the network brokers will contact potential investors with information about the auction process and how to participate and will solicit bids from prospective investors via electronic message, telephone and facsimile. The minimum size of any bid is 100 warrants.

The Bidding Process

•	The auction agent and the network brokers will only accept bids in the auction process at the minimum bid price and above the minimum bid price in increments of $0.05.

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No maximum price or auction price range has been established in connection with the auction process, which means that there is no ceiling on the price per warrant that you or any other bidder can bid in the auction. If you submit a market bid (i.e., a bid that specifies the number of warrants you are willing to purchase without specifying the price you are willing to pay), that bid will be treated as a bid at the highest price received from any bidder in the auction.

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Once the auction begins, you may submit your bids either directly through the auction agent or through any network broker. Bids through the network brokers will be aggregated and submitted to the auction agent as single bids at each price increment by those brokers. Bids will only be accepted if they are made on an unconditional basis (i.e., no “all-or-none” bids will be accepted).

•	In connection with submitting a bid, you will be required to provide the following information:

•	the number of warrants that you are interested in purchasing;

•	the price per warrant you are willing to pay; and

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any additional information that may be required to enable the auction agent and/or network broker to identify you, confirm your eligibility and suitability for participating in this offering, and, if you submit a successful bid, consummate a sale of warrants to you.

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You may submit multiple bids. Canceling one bid does not cancel any other bid. However, as bids are independent, each bid may result in an allocation of warrants. Consequently, the sum of your bid sizes should be no more than the total number of warrants you are willing to purchase. In addition, the auction agent may impose size limits on the aggregate size of bids that it chooses to accept from any bidder (including any network broker), although the auction agent is under no obligation to do so or to reconfirm bids for any reason.

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At any time prior to the submission deadline, you may modify your bids to increase or decrease the number of warrants bid for or the price bid per warrant and may withdraw your bid and reenter the auction. Network brokers, however, will impose earlier submission deadlines than that imposed by the auction agent in order to have sufficient time to aggregate bids received from their respective customers and to transmit the aggregate bid to the auction agent before the auction closes. If you are bidding through a network broker, or another broker that is submitting bids through the auction agent or a network broker, you should be aware of any earlier submission deadlines that may be imposed by your broker.

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Conditions for valid bids, including eligibility standards and account funding requirements, may vary from broker to broker. Some brokers, for example, may require a prospective investor to maintain a minimum account balance or to ensure that its account balance is equal to or in excess of the amount of its bid. No funds will be transferred to the underwriter until the acceptance of the bid and the allocation of warrants.

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A bid received by the auction agent or any network broker involves no obligation or commitment of any kind prior to the submission deadline. Therefore, you will be able to withdraw a bid at any time prior to the submission deadline (or any deadline imposed by a network broker, if you are bidding through a network broker). Following the submission deadline, however, all bids that have not been modified or withdrawn by you prior to the submission deadline will be considered final and irrevocable and may be accepted. The auction agent and the selling security holder will rely on your bid in setting the public offering price and in sending notices of acceptance to successful bidders.

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If you are requested to reconfirm a bid and fail to do so in a timely manner, the auction agent may deem your bid to have been withdrawn. The auction agent may, however, choose to accept your bid even if it has not been reconfirmed.

•	The auction agent may reject any bid that it determines, in its discretion, has a potentially manipulative, disruptive or other adverse effect on the auction process or the offering.

•	The auction agent will not provide bidders with any information about the bids of other bidders or auction trends, or with advice regarding bidding strategies, in connection with the auction process.

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The auction agent or any network broker may require you to deposit funds or securities in your brokerage accounts with value sufficient to cover the aggregate dollar amount of your bids. Bids may be rejected if you do not provide the required funds or securities within the required time. The auction agent or any network broker may, however, decide to accept successful bids regardless of whether you have deposited funds or securities in your brokerage accounts. In any case, if you are a successful bidder, you will be obligated to purchase the warrants allocated to you in the allocation process and will be required to deposit funds in your brokerage accounts prior to settlement, which is expected to occur three or four business days after the notices of acceptance are sent to you.

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We will be allowed (but we are not required) to bid in the auction process. If we decide to bid, we will not receive preferential treatment of any kind and would participate on the same basis as all other bidders, except that we are required to submit any final bid we may enter by 6:00 p.m., New York City time, on the day on which the auction process is conducted. You will not be notified by either the auction agent, the network brokers or the selling security holder whether we have bid in the auction process or, should we elect to participate in the auction process, the terms of any bid or bids we may place. We will be required to submit any bids we make through the auction agent. The submission of issuer bids may cause the clearing price in the auction process to be higher than it would otherwise have been absent such bids.

Pricing and Allocation

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Deutsche Bank Securities will manage the master order book that will aggregate all bids and will include the identity of the bidders (or their brokers, in the case of bids submitted through a network broker). The master order book will not be available for viewing by bidders. Bidders whose bids are accepted will be informed about the result of their bids.

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If valid, irrevocable bids are received for all or more of the warrants being offered, the clearing price will equal the highest price in the auction process at which the quantity of all aggregated bids at or above such price equals 100% or more of the number of warrants being offered.

•	If valid irrevocable bids are received for at least 50% but less than 100% of the warrants being offered, the clearing price will equal the minimum bid price.

•	Unless the selling security holder decides not to sell any warrants or as otherwise described below, all warrants will be sold to bidders at the clearing price.

•	If the number of warrants for which bids are received in the auction is:

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100% or more of the number of warrants offered in this offering as disclosed on the cover of this prospectus supplement (the “Number of Offered Warrants”), then all warrants sold in the offering will be sold at the clearing price (although the selling security holder could, in its discretion, decide to refrain from selling any warrants in the offering after the clearing price has been determined);

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50% or more but less than 100% of the Number of Offered Warrants, then the selling security holder may, but will not be required to, sell, at the clearing price (equal to the minimum bid price) as many warrants as it chooses to sell up to the number of bids received in the auction; provided that if it chooses to sell any warrants in such a case it will sell a number of warrants equal to at least 50% of the Number of Offered Warrants; or

•	less than 50% of the Number of Offered Warrants, then the selling security holder will not sell any warrants in this offering.

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Promptly after the auction agent determines the clearing price, it will communicate that clearing price to the selling security holder. The selling security holder may decide not to sell any warrants after the clearing price is determined. Once the selling security holder confirms its acceptance of the clearing price (and, in the case where bids are received for fewer than 100% of the warrants being offered, the number of warrants to be sold), the auction agent will confirm allocations of warrants to its clients and the network brokers. The underwriter will sell all warrants at the same price per warrant.

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If bids for all the warrants offered in this offering are received, and the selling security holder elects to sell warrants in the offering, allocation of the warrants will be determined by, first, allocating warrants to any bids made above the clearing price, and second, allocating warrants on a pro-rata basis among bids made at the clearing price. The pro-rata allocation percentage for bids made at the clearing price will be determined by dividing the number of warrants to be allocated at the bidding increment equal to the clearing price by the number of warrants represented by bids at that bidding increment. Each bid submitted at the clearing price will be allocated a number of warrants approximately equal to the pro-rata allocation percentage multiplied by the number of warrants represented by its bid, rounded to the nearest whole number of warrants; provided that bids at the clearing price that are pro-rated may be rounded to the nearest 100 warrants. In no case, however, will any rounded amount exceed the original bid size.

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If bids for half or more, but less than all, of the warrants offered in this offering are received, and the selling security holder chooses to sell fewer warrants than the number of warrants for which bids were received, then all bids will experience equal pro-rata allocation. In other words, each bid, not just those at the lowest price increment, will be allocated a number of warrants approximately equal to the pro-rata allocation percentage multiplied by the number of warrants represented by its bid, rounded to the nearest whole number of warrants; provided that bids at the clearing price that are pro-rated may be rounded to the nearest 100 warrants. In no case, however, will any rounded amount exceed the original bid size.

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After the selling security holder confirms its acceptance of the clearing price (and, in the case where bids are received for fewer than 100% of the warrants being offered, the number of warrants to be sold), the auction agent and each network broker that has submitted bids will notify you, in the event your bids have been accepted, by electronic message, telephone, facsimile or otherwise that the auction has closed and that your bids have been accepted (subject in some cases to pro-ration, as described in this prospectus supplement). They may also provide you with a preliminary allocation estimate, which will be subsequently followed by a final allocation and confirmation of sale. In the event your bids are not accepted, you may be notified that your bids have not been accepted. As a result of the varying delivery times involved in sending e-mails over the Internet and other methods of delivery, you may receive notices of acceptance before or after other bidders.

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The clearing price and number of warrants being sold are expected to be announced via press release prior to the opening of the equity markets on the business day following the end of the auction. The price will also be included in the notice of acceptance and the confirmation of sale that will be sent to successful bidders, and will also be included in the final prospectus supplement for the offering.

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Sales to investors bidding directly through the auction agent will be settled via their accounts with Deutsche Bank Securities, while sales through network brokers will be settled through your account with the broker through which your bid was submitted.

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If you submit successful bids, you will be obligated to purchase the warrants allocated to you regardless of whether you are aware that the notice of acceptance of your bid has been sent. Once the underwriter has sent out a notice of acceptance and confirmation of sale, it will not cancel or reject your bid. The auction agent and the selling security holder will rely on your bid in setting the public offering price and in sending notices of acceptance to successful bidders. As a result, you will be responsible for paying for all of the warrants that are finally allocated to you, at the public offering price.

You should carefully review the procedures of, and communications from, the institution through which you bid to purchase warrants.

Auction Process Developments

You should keep in contact with the institution through which your bid has been submitted and monitor your relevant e-mail accounts, telephone and facsimile for notifications related to this offering, which may include:

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Potential Request for Reconfirmation. The auction agent may ask you to reconfirm your bid at its discretion by directly contacting you (or your broker, if you submitted your bid through a broker other than the auction agent), although the auction agent is under no obligation to reconfirm bids for any reason. If you are requested to reconfirm a bid and fail to do so in a timely manner, the auction agent may deem your bid to have been withdrawn. The auction agent may, however, choose to accept your bid even if it has not been reconfirmed.

•	Notice of Additional Information Conveyed by Free Writing Prospectus. Notification that additional information relating to this offering is available in a free writing prospectus.

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Notice of Acceptance. Notification as to whether any of your bids are successful and have been accepted. This notification will include the final clearing price. If your bids have been accepted, you will be informed about the results of the auction process.

Use of Proceeds

The warrants offered by this prospectus supplement are being sold for the account of Treasury. Any proceeds from the sale of these warrants will be received by Treasury for its own account, and we will not receive any proceeds from the sale of any of the warrants offered by this prospectus supplement.

Description of Warrants

The following is a brief description of the terms of the warrants being sold by the selling security holder. This summary does not purport to be complete in all respects. This description is subject to, and qualified in its entirety by reference to, the form of warrant and warrant agreement, copies of which we will file with the SEC.

Common Stock Subject to the Warrants

Each warrant initially represents the right to purchase one share of common stock. The number of shares deliverable upon the exercise of each warrant is subject to the adjustments described below under the heading “—Adjustments to the Warrants.”

Exercise of the Warrants

The initial exercise price applicable to each warrant is $19.77 per share of common stock for which the warrant may be exercised. All or any portion of the warrants may be exercised in whole or in part at any time or from time to time on or before 5:00 p.m., New York City time, on November 21, 2018 by surrender to the warrant agent of the warrant and a completed notice of exercise attached as an annex to the warrant and the payment of the exercise price per share for the shares of common stock for which the warrants are being exercised. The exercise price cannot be paid in cash. The exercise price will be paid by the withholding by us of a number of shares of common stock issuable upon exercise of the warrants equal to the value of the aggregate exercise price of the warrants so exercised, determined by reference to the market price of our common stock on the trading day on which the warrants are exercised and notice is delivered to the warrant agent. If warrants are exercised and the exercise price exceeds the value of the shares issuable upon exercise, no amount will be due and payable by us to the warrantholder. The exercise price applicable to the warrants is subject to adjustment described below under the heading “—Adjustments to the Warrants.” So long as the warrants are in global form, any exercise notice will be delivered to the warrant agent through and in accordance with the procedures of the depository for the warrants.

Upon exercise of warrants, the shares of common stock issuable upon exercise will be issued by our transfer agent for the account of the exercising warrantholder. Shares issued upon exercise of warrants will be issued in the name or names designated by the exercising warrantholder and will be delivered by the transfer agent to the exercising warrantholder (or its nominee or nominees) either via book-entry transfer crediting the account of such warrantholder (or the relevant participant of The Depository Trust Company (“DTC”) for the benefit of such warrantholder) through DTC’s DWAC system, or, if definitive warrants are issued in the limited circumstances described under “—Description of the Warrant Agreement,” otherwise in certificated form by physical delivery to the address specified by such warrantholder in the exercise notice. We will not issue fractional shares upon any exercise of the warrants. Instead, the exercising warrantholder will be entitled to a cash payment equal to the pro-rated per share market price of our common stock on the date of exercise of the warrants for any fractional share that would have otherwise been issuable upon exercise of the warrants. We will at all times reserve the aggregate number of shares of our common stock for which the warrants may be exercised.

Issuance of any shares of common stock deliverable upon the exercise of warrants will be made without charge to the warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of those shares (other than liens or charges created by a warrantholder, income and franchise taxes incurred in connection with the exercise of the warrant or taxes in respect of any transfer occurring contemporaneously therewith).

The warrants and the shares of common stock issuable upon the exercise of the warrants have been approved for listing on NASDAQ under the symbol “ASBCW.”

Rights as a Shareholder

The warrantholders will have no rights or privileges of holders of our common stock, including any voting rights and rights to dividend payments, until (and then only to the extent) the warrants have been exercised.

Adjustments to the Warrants

Pursuant to the terms of the warrants, the number of shares of common stock issuable upon exercise of each warrant, or the warrant shares, and the warrant exercise price will be adjusted upon occurrence of certain events as follows.

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In the case of stock splits, subdivisions, reclassifications or combinations of common stock. If we declare and pay a dividend or make a distribution on our common stock in shares of common stock, subdivide or reclassify the outstanding shares of our common stock into a greater number of shares, or combine or reclassify the outstanding shares of our common stock into a smaller number of shares, the number of warrant shares at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification will be proportionately adjusted so that the holder of a warrant after such date will be entitled to purchase the number of shares of common stock that it would have owned or been entitled to receive in respect of the number of warrant shares had such warrant been exercised immediately prior to such date. The exercise price in effect immediately prior to the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification will be adjusted by multiplying such exercise price by the quotient of (x) the number of warrant shares immediately prior to such adjustment divided by (y) the new number of warrant shares as determined in accordance with the immediately preceding sentence.

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In the case of cash dividends or other distributions. If we fix a record date for making a distribution to all holders of our common stock of securities, evidences of indebtedness, assets, cash, rights or warrants (excluding ordinary cash dividends (as defined below), dividends of our common stock and other dividends or distributions referred to in the preceding bullet point), the exercise price in effect prior to such record date will be reduced immediately thereafter to the price determined by multiplying the exercise price in effect immediately prior to the reduction by the quotient of (x) the market price (as defined below) of our common stock on the last trading day preceding the first date on which our common stock trades regular way on the principal national securities exchange on which our common stock is listed or admitted to trading without the right to receive such distribution, minus the amount of cash and/or the fair market value of the securities, evidences of indebtedness, assets, rights or warrants to be so distributed in respect of one share of our common stock (such subtracted amount and/or fair market value is referred to as the “Per Share Fair Market Value”) divided by (y) such market price on the date specified in clause (x). Any such adjustment will be made successively whenever such a record date is fixed. The number of warrant shares will be increased to the number obtained by multiplying the number of warrant shares deliverable upon exercise of a warrant immediately prior to such adjustment by the quotient of (a) the exercise price in effect immediately prior to the distribution giving rise to this adjustment divided by (b) the new exercise price as determined in accordance with the immediately preceding sentence. In the case of adjustment for a cash dividend that is, or is coincident with, a regular quarterly cash dividend, the Per Share Fair Market Value would be reduced only by the per share amount of the portion of the cash dividend that would constitute an ordinary cash dividend. If, after the declaration of any such record date, the related distribution is not made, the exercise price and the number of warrant shares then in effect will be readjusted, effective as of the date when our board of directors determines not to make such distribution, to the exercise price and the number of warrant shares that would then be in effect if such record date had not been fixed.

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In the case of a pro rata repurchase of common stock. A “pro rata repurchase” is defined as any purchase of shares of our common stock by Associated Banc-Corp or an affiliate of Associated Banc-Corp pursuant to any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act, or Regulation 14E thereunder, or any other offer available to substantially all holders of our common stock. If we effect a pro rata repurchase of our common stock, then the exercise price will be reduced to the price determined by multiplying the exercise price in effect immediately prior to the effective date (as defined below) of such pro rata repurchase by a fraction of which (A) the numerator will be (i) the product of (x) the number of shares of common stock outstanding immediately before such pro rata repurchase and (y) the market price of a share of our common stock on the trading day immediately preceding the first public announcement by us or any of our affiliates of the intent to effect such pro rata repurchase, minus (ii) the aggregate purchase price of the pro rata repurchase, and (B) the denominator will be the product of (i) the number of shares of our common stock outstanding immediately prior to such pro rata repurchase minus the number of shares of our common stock so repurchased and (ii) the market price per share of our common stock on the trading day immediately preceding the first public announcement by us or any of our affiliates of the intent to effect such pro rata repurchase. The number of warrant shares will be increased to the number obtained by multiplying the number of warrant shares immediately prior to such adjustment by the quotient of (x) the exercise price in effect immediately prior to the pro rata repurchase giving rise to this adjustment divided by (y) the new exercise price as determined in accordance with the immediately preceding sentence. For the avoidance of doubt, no increase to the exercise price or decrease in the number of warrant shares deliverable upon exercise of a warrant will be made pursuant to this adjustment provision. The “effective date” of a pro rata repurchase means (a) the date of acceptance of shares for purchase or exchange by us under any tender offer or exchange offer which is a pro rata repurchase or (b) the date of purchase of any pro rata repurchase that is not a tender offer or an exchange offer.

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In the case of a merger, consolidation, statutory share exchange or similar transaction that requires the approval of our shareholders (any such transaction, a “business combination”). In the event of any business combination or reclassification of our common stock (other than a reclassification referenced in the first bullet point above), a warrantholder’s right to receive shares of common stock upon exercise of a warrant will be converted into the right to exercise that warrant to acquire the number of shares of stock or other securities or property (including cash) which our common stock issuable (at the time of such business combination or reclassification) upon exercise of such warrant immediately prior to such business combination or reclassification would have been entitled to receive upon consummation of such business combination or reclassification. In determining the kind and amount of stock, securities or the property receivable upon exercise of a warrant following the consummation of such business combination, if the holders of our common stock have the right to elect the kind or amount of consideration receivable upon consummation of such business combination, then the consideration that a warrantholder will be entitled to receive upon exercise will be deemed to be the types and amounts of consideration received by the majority of all holders of the shares of our common stock that affirmatively make an election (or of all such holders if none make an election). For purposes of determining any amount of warrant shares to be withheld by us as payment of the exercise price from stock, securities or the property that would otherwise be delivered to a warrantholder upon exercise of warrants following any business combination, the amount of such stock, securities or property to be withheld will have a market price equal to the aggregate exercise price as to which such warrants are so exercised, based on the fair market value of such stock, securities or property on the trading day on which such warrants are exercised and notice is delivered to the warrant agent. If any such property is not a security, the market price of such property will be deemed to be its fair market value as determined in good faith by our board of directors in reliance on an opinion of a nationally recognized independent investment banking corporation retained by us for this purpose. If making such determination requires the conversion of any currency other than U.S. dollars into U.S. dollars, such conversion will be done in accordance with customary procedures based on the rate for conversion of such currency into U.S. dollars displayed on the relevant page by Bloomberg L.P. (or any successor or replacement service) on or by 4:00 p.m., New York City time, on such exercise date.

Neither the exercise price nor the number of shares issuable upon exercise of a warrant will be adjusted in the event of a change in the par value of our common stock or a change in our jurisdiction of incorporation. If an adjustment in the exercise price made in accordance with the adjustment provisions above would reduce the exercise price to an amount below the par value of our common stock, then that adjustment will reduce the exercise price to that par value.

The warrant agent will notify the warrantholders of any adjustments. If the warrant agent fails to give such notice, the exercise price and the number of shares issuable upon exercise of the warrants will nevertheless be adjusted.

If more than one adjustment provision applies to a single event, the adjustment provision that produces the largest adjustment with respect to such event will be applied, and no single event will cause an adjustment under more than one adjustment provision so as to result in duplication. All such adjustments will be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. No adjustment in the exercise price or the number of shares issuable upon exercise of a warrant will be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of common stock, but any such amount will be carried forward and an adjustment with respect thereto will be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, will aggregate $0.01 or 1/10th of a share of common stock, or more, or on exercise of a warrant if that occurs earlier.

For purposes of these adjustment provisions:

“ordinary cash dividends” means a regular quarterly cash dividend on shares of our common stock out of surplus or net profits legally available therefor (determined in accordance with generally accepted accounting principles in effect from time to time). Ordinary cash dividends will not include any cash dividends paid subsequent to November 21, 2008 to the extent the aggregate per share dividends paid on the outstanding common stock in any quarter exceed $0.32, as adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

“market price” means, with respect to a particular security, on any given day, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and ask prices regular way, in either case on the principal national securities exchange on which the applicable securities are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the closing bid and ask prices as furnished by two FINRA members selected from time to time by us for that purpose, and will be determined without reference to after hours or extended hours trading. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required under the warrants, the market price will be deemed to be the fair market value per share of such security as determined in good faith by our board of directors in reliance on an opinion of a nationally recognized independent investment banking firm retained by us for this purpose. If any such security is listed or traded on a non-U.S. market, such fair market value will be determined by reference to the closing price of such security as of the end of the most recently ended business day in such market prior to the date of determination. If making any such determination requires the conversion of any currency other than U.S. dollars into U.S. dollars, such conversion will be done in accordance with customary procedures based on the rate for conversion of such currency into U.S. dollars displayed on the relevant page by Bloomberg L.P. (or any successor or replacement service) on or by 4:00 p.m., New York City time, on such exercise date. For the purposes of determining the market price of our common stock on the “trading day” preceding, on or following the occurrence of an event, (i) that trading day will be deemed to commence immediately after the regular scheduled closing time of trading on NASDAQ or, if trading is closed at an earlier time, such earlier time and (ii) that trading day will end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the market price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the market price would be determined by reference to such 4:00 p.m. closing price).

Amendment

Any warrants may be amended and the observance of any material term of such warrants may be waived with the consent of a majority of the holders of such warrants; provided that the consent of each affected warrantholder is necessary for any amendment (i) to increase the exercise price or to decrease the number of shares issuable upon exercise of the warrants (other than pursuant to the terms of the adjustment provisions in the warrant certificate described above), (ii) that would shorten the time period during which the warrants are exercisable or (iii) that would change in a manner adverse to such warrantholder the terms of the adjustment provisions in the warrant certificate described above.

Description of the Warrant Agreement

Under the warrant agreement, Wells Fargo Bank, N.A. is appointed as the warrant agent to act on our behalf in connection with the transfer, exchange, redemption, exercise and cancellation of the warrants and required to maintain a registry recording the names and addresses of all registered holders of warrants. The warrant agent will receive a fee in exchange for performing these duties under the warrant agreement and will be indemnified by us for liabilities not involving gross negligence, willful misconduct or bad faith and arising out of its service as warrant agent.

The warrants will initially be issued in the form of one or more global warrants as specified in the warrant agreement. Each global warrant will be deposited upon issuance with, or on behalf of, DTC, and will be registered in the name of DTC or a nominee of DTC, in each case for credit to the account of a direct or indirect participant in DTC. For a description of book-entry procedures and settlement mechanics generally applicable to securities held through DTC participants, see the section entitled “Book-Entry Issuance” below. Owners of a beneficial interest in any global warrant are entitled to receive a warrant in definitive form not held by a depository or the warrant agent only if (i) DTC is unwilling or unable to continue as depository for the global warrant or ceases to be a “clearing agency” under the Exchange Act (and, in each case, no successor depository is appointed within 90 days), (ii) we, in our sole discretion, notify the warrant agent of our election to issue warrants in definitive form under the warrant agreement or (iii) we have been adjudged bankrupt, consented to the filing of bankruptcy proceedings, or filed a petition, answer or consent seeking to reorganize under federal or state law.

Governing Law

The warrants and the warrant agreement will be governed by New York law.

Book-Entry Issuance

The warrants may be issued as global warrants and deposited with a depositary. The following is a summary of the depositary arrangements applicable to warrants issued in permanent global form and for which DTC will act as depositary (the “global warrants”). The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Each global warrant will be deposited with, or on behalf of, DTC, as depositary, or its nominee and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global warrants will not be exchangeable for certificated warrants.

Only institutions that have accounts with DTC or its nominee (“DTC participants”) or persons that may hold interests through DTC participants may own beneficial interests in a global warrant. DTC will maintain records evidencing ownership of beneficial interests by DTC participants in the global warrants and transfers of those ownership interests. DTC participants will maintain records evidencing ownership of beneficial interests in the global warrants by persons that hold through those DTC participants and transfers of those ownership interests within those DTC participants. DTC has no knowledge of the actual beneficial owners of the warrants. You will not receive written confirmation from DTC of your purchase, but we do expect that you will receive written confirmations providing details of the transaction, as well as periodic statements of your holdings from the DTC participant through which you entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of those securities in certificated form. Those laws may impair your ability to transfer beneficial interests in a global warrant.

DTC has advised us that upon the issuance of a global warrant and the deposit of that global warrant with DTC, DTC will immediately credit, on its book-entry registration and transfer system, the number of warrants represented by that global warrant to the accounts of DTC participants.

We will make any payments on warrants represented by a global warrant to DTC or its nominee, as the case may be, as the registered owner and holder of the global warrant representing those securities. DTC has advised us that upon receipt of any payment on a global warrant, DTC will immediately credit accounts of DTC participants with payments in amounts proportionate to their respective beneficial interests in that warrant, as shown in the records of DTC. Standing instructions and customary practices will govern payments by DTC participants to owners of beneficial interests in a global warrant held through those DTC participants, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” Those payments will be the sole responsibility of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

Neither we nor our agents will have any responsibility or liability for any aspect of the records of DTC, any nominee or any DTC participant relating to, or payments made on account of, beneficial interests in a global warrant or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any DTC participant relating to those beneficial interests.

A global warrant is exchangeable for certificated warrants registered in the name of a person other than DTC or its nominee only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global warrant or DTC ceases to be registered under the Exchange Act;

•	We determine in our discretion that the global warrant will be exchangeable for certificated warrants in registered form; or

•	We are adjudged bankrupt or insolvent, make an assignment for the benefit of our creditors or upon certain similar events.

Any global warrant that is exchangeable as described in the preceding sentence will be exchangeable in whole for certificated warrants in registered form. The registrar will register the certificated warrants in the name or names instructed by DTC. We expect that those instructions may be based upon directions received by DTC from DTC participants with respect to ownership of beneficial interests in the global warrant.

Except as provided above, as an owner of a beneficial interest in a global warrant, you will not be entitled to receive physical delivery of warrants in certificated form and will not be considered a holder of warrants for any purpose. No global warrant will be exchangeable except for another global warrant of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, you must rely on the procedures of DTC and the DTC participant through which you own your interest to exercise any rights of a holder under the global warrant.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global warrant desires to take any action that a holder is entitled to take under the terms of the warrants, DTC would authorize the DTC participants holding the relevant beneficial interests to take that action, and those DTC participants would authorize beneficial owners owning through those DTC participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised us that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act.

Global Clearance and Settlement Procedures

Initial settlement for global securities will be made in immediately available funds. DTC participants will conduct secondary market trading with other DTC participants in the ordinary way in accordance with DTC rules. Thereafter, secondary market trades will settle in immediately available funds using DTC’s same day funds settlement system.

Although DTC has agreed to the procedures described above in order to facilitate transfers of interests in global warrants among DTC participants, they are under no obligation to perform those procedures and those procedures may be discontinued at any time.

Description of Capital Stock

The following description summarizes the terms of our capital stock but does not purport to be complete, and it is qualified in its entirety by reference to the applicable provisions of federal law governing bank holding companies, Wisconsin law and our articles of incorporation and bylaws. You should review these materials for a complete statement of the rights and terms of the common stock and for additional information before you buy any shares of our common stock. See “Where You Can Find More Information.”

General

Under our articles of incorporation, we are authorized to issue 250,750,000 shares of capital stock, which consists of 250,000,000 shares of common stock, par value $0.01 per share, and 750,000 shares of preferred stock, par value $1.00 per share. As of November 22, 2011, there were 174,541,530 shares of common stock issued (including 49,640 shares held in treasury) and 65,000 shares of 8.00% Perpetual Preferred Stock, Series B, liquidation preference $1,000 per share (the “Series B Preferred Stock”) issued and outstanding. Our common stock is listed on NASDAQ under the symbol “ASBC.”

Common Stock

See “Description of Common Stock” on page 37 of the accompanying prospectus for additional information regarding our common stock, as supplemented herein.

Preferred Stock

Our articles of incorporation authorize our board of directors to provide for the issuance of preferred stock in one or more series, without shareholder action. Our board of directors is authorized to fix the designation, powers, preferences and rights, and the qualifications, limitations and restrictions of the shares of each series of preferred stock we issue. For each series of preferred stock, the board is permitted to specify the designation of each series and the number of shares in the series; the rate of dividends payable on the series; the timing of the dividend payments and the date from which dividends accumulate; whether the shares of the series can be redeemed and, if applicable, the terms and conditions for redemption; the liquidation preference and amount for the series; any conversion rights and, if applicable, the terms and conditions for conversion; and the voting rights, if any, for the series.

Series A Preferred Stock. On November 21, 2008, we issued to Treasury 525,000 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, or the Series A Preferred Stock. We repurchased all of the remaining Series A Preferred Stock on September 14, 2011.

Series B Preferred Stock. On September 14, 2011, we completed a public offering and sale of 2,600,000 depositary shares, each representing a 1/40th interest in a share of our Series B Preferred Stock. The Series B Preferred Stock is not convertible into our common stock or any other class or series of our securities and is not subject to any sinking fund or other similar obligation for their repurchase or retirement. Dividends on the Series B Preferred Stock, if declared, will accrue and be payable quarterly at a rate per annum equal to 8.00%. Dividends on the Series B Preferred Stock are currently cumulative, because our current articles of incorporation require that preferred stock dividends be cumulative. However, dividends on the Series B Preferred Stock will automatically become non-cumulative immediately upon the effective date of an amendment to our articles of incorporation permitting the issuance of preferred stock which pays non-cumulative dividends, which is expected to occur in April 2012. Shares of the Series B Preferred Stock have priority over our common stock with regard to the payment of dividends. The Series B Preferred Stock may be redeemed by us at our option (i) either in whole or in part, from time to time, on any dividend payment date on or after the dividend payment date occurring on September 15, 2016, or (ii) in whole but not in part, at any time within 90 days following a “regulatory capital treatment event” (as defined in our articles of incorporation), in each case at a redemption price of $1,000 per share (equivalent to $25 per depositary share), plus any applicable dividends. Under current regulatory rules and regulations, we would need regulatory approval to redeem the Series B Preferred Stock. The Series B Preferred Stock does not have any voting rights other than with respect to certain limited matters, including the right (together with all other holders of preferred stock) to elect two directors if we fail to pay six quarterly dividends, the right to vote on matters that could adversely affect the holders of the Series B Preferred Stock and on certain other matters to the extent required by law.

Selling Security Holder

On November 21, 2008, we issued to Treasury a warrant to purchase 3,983,308 shares of our common stock together with shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, or the Series A Preferred Stock, pursuant to a securities purchase agreement between us and Treasury for such warrant and the Series A Preferred Stock, dated November 21, 2008. This securities purchase agreement is referred to in this prospectus supplement as the Securities Purchase Agreement. Treasury acquired the warrant and shares of the Series A Preferred Stock as part of TARP. TARP was established pursuant to the EESA, which was enacted into law on October 3, 2008 in response to the financial crisis. EESA requires the Secretary of the Treasury to acquire warrants in connection with certain purchases from a financial institution, subject to certain exceptions. We repurchased all of the remaining Series A Preferred Stock on September 14, 2011. We are registering the warrants (and the shares of common stock issuable upon exercise of the warrants) offered by this prospectus supplement and the accompanying prospectus on behalf of Treasury as the selling security holder.

The following description of the selling security holder was provided by Treasury and derived from Treasury’s website. Treasury is the executive agency of the U.S. government responsible for promoting economic prosperity and ensuring the financial security of the United States. Treasury is responsible for a wide range of activities such as advising the President on economic and financial issues, encouraging sustainable economic growth, and fostering improved governance in financial institutions. Treasury operates and maintains systems that are critical to the nation’s financial infrastructure, such as the production of coin and currency, the disbursement of payments to the American public, revenue collection, and the borrowing of funds necessary to run the federal government. Treasury works with other federal agencies, foreign governments, and international financial institutions to encourage global economic growth, raise standards of living, and, to the extent possible, predict and prevent economic and financial crises. Treasury also performs a critical and far-reaching role in enhancing national security by implementing economic sanctions against foreign threats to the U.S., identifying and targeting the financial support networks of national security threats, and improving the safeguards of our financial systems. In addition, under EESA, Treasury was given certain authority and facilities to restore the liquidity and stability of the financial system.

The table below sets forth information with respect to the beneficial ownership of the warrants being offered by this prospectus supplement held as of November 29, 2011 by the selling security holder, the number of warrants being offered hereby, and information with respect to warrants to be beneficially owned by the selling security holder assuming all the warrants offered hereby are sold.

	Warrants Beneficially Owned Prior to this Offering		Warrants Offered in this Offering	Warrants Beneficially Owned after this Offering
Selling Security Holder	Number	Percentage	Number	Number	Percentage
United States Department of the Treasury	3,983,308	100%	3,983,308	0	0%

The warrants currently are exercisable for 3,983,308 shares of common stock, which represent approximately 2.3% of our common stock outstanding as of November 22, 2011 (however, because the warrants must be exercised on a cashless basis, we will withhold from an exercising warrantholder a number of shares with a value equal to the aggregate exercise price as payment for the exercise of the warrants). The actual number of shares that could be issued upon exercise of the warrants will depend upon the market price of our common stock at the time of exercise and other factors, including the adjustment provisions described above under “Description of Warrants—Adjustments to the Warrants,” and cannot be determined at this time. Other than the warrants, Treasury does not own any of our equity securities.

Our operations are regulated by various U.S. governmental authorities, including in certain respects by the selling security holder. Under the Securities Purchase Agreement, we have agreed to pay certain expenses and indemnify Treasury for certain liabilities in connection with this offering, including any liabilities under the

Securities Act. Purchasers of the warrants will have no rights under the Securities Purchase Agreement. As an agency of the United States, Treasury is likely immune from suit on claims by purchasers of warrants in connection with this offering. See “Risk Factors—Risks Related to the Warrants—The Selling Security Holder is a Federal Agency and Your Ability to Bring a Claim Against the Selling Security Holder Under the Federal Securities Laws May Be Limited” above.

Governmental Immunity

The doctrine of sovereign immunity, as limited by the Federal Tort Claims Act, provides that claims may not be brought against the United States of America or any agency or instrumentality thereof unless specifically permitted by act of Congress. The Federal Tort Claims Act bars claims for fraud or misrepresentation. The courts have held, in cases involving federal agencies and instrumentalities, that the United States may assert its sovereign immunity to claims brought under the federal securities laws. Thus, any attempt to assert a claim against Treasury alleging a violation of the federal securities laws, including the Securities Act and the Exchange Act, resulting from an alleged material misstatement in or material omission from this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus are a part, or any other act or omission in connection with the offering to which this prospectus supplement and the accompanying prospectus relate, likely would be barred. In addition, Treasury has advised us that Treasury and its members, officers, agents, and employees are exempt from liability for any violation or alleged violation of the anti-fraud provisions of Section 10(b) of the Exchange Act by virtue of Section 3(c) thereof. Accordingly, any attempt to assert such a claim against the members, officers, agents or employees of Treasury for a violation of the Securities Act or the Exchange Act resulting from an alleged material misstatement in or material omission from this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus are a part or resulting from any other act or omission in connection with the offering of the warrants or the shares of common stock issuable upon the exercise thereof likely would be barred.

Material United States Federal Income Tax Considerations

The following is a summary of the material U.S. federal income tax consequences relevant to acquiring and owning the warrants and any common stock received upon the exercise of the warrants. This summary applies only to holders that acquire warrants in this offering and hold the warrants (and any common stock received upon the exercise of warrants) as a capital asset.

For purposes of this summary, a “U.S. holder” means a beneficial owner of warrants (or common stock acquired upon the exercise of warrants) that is (i) an individual citizen or resident of the United States as determined for U.S. federal income tax purposes, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) it has a valid election in effect under applicable United States Treasury regulations to be treated as a U.S. person.

For purposes of this summary, a “non-U.S. holder” means a beneficial owner of warrants (or common stock acquired upon the exercise of warrants) that is not a U.S. holder and not a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, or be subject to differing interpretations, so as to result in U.S. federal income tax consequences different from those summarized below. This summary does not represent a detailed description of the U.S. federal income tax consequences to you in light of your particular circumstances. In addition, it does not address the U.S. federal income tax consequences to you if you are subject to special treatment under the U.S. federal income tax laws (including if you are a bank or other financial institution, insurance company, broker or dealer in securities, trader in securities that elects to use a mark-to-market method of accounting, tax-exempt organization, foreign government or agency, U.S. expatriate, “controlled foreign corporation,” “passive foreign investment company,” U.S. holder whose functional currency for tax purposes is not the U.S. dollar or a person who holds the warrants or our common stock in a straddle or as part of a hedging or conversion transaction). This summary does not address any taxes other than U.S. federal income tax. We cannot assure you that a change in law will not alter significantly the tax consequences that we describe in this summary.

If an entity classified as a partnership for U.S. federal income tax purposes holds warrants (or common stock received upon the exercise of warrants), the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding warrants or our common stock, or a partner in such a partnership, you should consult your tax advisors.

If you are considering the purchase of warrants, you should consult your own tax advisors concerning the particular U.S. federal tax consequences to you of the ownership and disposition of warrants and any common stock received upon the exercise of warrants, as well as the consequences to you arising under the laws of any other taxing jurisdiction, including any state, local or foreign tax consequences.

U.S. Holders

Sale of a Warrant

In general, if you are a U.S. holder of a warrant, you will recognize gain or loss upon the sale of the warrant in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in the warrant. Your initial tax basis in a warrant will be the price you paid for it. Gain or loss attributable to the sale of a warrant will generally be capital gain or loss. Capital gain of a noncorporate U.S. holder is generally eligible for reduced rates of taxation where the U.S. holder has a holding period greater than one year. The deductibility of capital losses is subject to limitation.

Exercise of the Warrants

The tax consequences of the exercise of a warrant that requires a cashless exercise are not clear. Exercise of the warrants may be treated as a tax-free non-recognition event (except with respect to any cash received in lieu of a fractional share) for U.S. federal income tax purposes, either because (i) the warrants are treated as options to acquire a variable number of shares of our common stock on exercise with no exercise price, or (ii) the exchange of warrants for stock is treated as a recapitalization. In either case, a U.S. holder’s tax basis in the common stock received will equal the U.S. holder’s adjusted tax basis in the warrants, less any basis attributable to any fractional share. Your receipt of cash in lieu of a fractional share of common stock will generally be treated as if you received the fractional share and then received such cash in redemption of the share. If the characterization described in clause (i) above applies, the holding period of common stock received upon the exercise of a warrant should commence on the day after the warrant is exercised, or possibly on the date of exercise. Alternatively, if the exercise of warrants is treated as a recapitalization, the holding period of common stock received upon the exercise of a warrant will include the U.S. holder’s holding period for the warrant.

It is also possible that exercise of the warrants could be treated as a taxable exchange in which gain or loss will be recognized. The amount of gain or loss recognized on such exchange and its character as short-term or long-term will depend on the characterization of that exchange. If a U.S. holder is treated as selling a portion of the warrants or underlying shares of our common stock for cash that is used to pay the exercise price for the warrants, the amount of gain or loss will be the difference between that exercise price and such U.S. holder’s adjusted tax basis attributable to the warrants or shares of our common stock deemed to have been sold. If the U.S. holder is treated as selling warrants, such U.S. holder will have long-term capital gain or loss if it has held the warrants for more than one year. If the U.S. holder is treated as selling underlying shares of our common stock, such U.S. holder will have short-term capital gain or loss. In either case, a U.S. holder of a warrant will also recognize gain or loss in respect of the cash received in lieu of any fractional share of our common stock otherwise issuable upon exercise in an amount equal to the difference between the amount of cash received and the portion of such U.S. holder’s tax basis attributable to such fractional share. The deductibility of capital losses is subject to limitations. If a U.S. holder is treated as selling a portion of the warrants or underlying shares of our common stock for cash that is used to pay the exercise price for the warrants, such U.S. holder will have a tax basis in the shares of our common stock received equal to the aggregate basis in the warrants plus the amount of gain recognized on such deemed exchange, and a holding period beginning on the day after the date of the exchange, or possibly on the day of the exchange.

Alternatively, if the U.S. holder is treated as exchanging, in a taxable exchange, the warrants for shares of our common stock received on exercise, the amount of gain or loss will be the difference between (1) the fair market value of our common stock and cash in lieu of any fractional share received on exercise and (2) the holder’s adjusted tax basis in the warrants. In that case, the U.S. holder will have long-term capital gain or loss with respect to the exchange if it has held the warrants for more than one year and such U.S. holder will have a tax basis in the shares of our common stock received equal to their fair market value and a holding period beginning on the day after the date of the exchange.

Due to the absence of authority on the U.S. federal income tax treatment of the exercise of warrants that require net share settlement, there can be no assurance as to which, if any, of the alternative tax consequences and holding periods described above will be adopted by the IRS or a court. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of the exercise of the warrants.

Expiration of the Warrants

Upon the expiration of the warrants, a U.S. holder will recognize a loss equal to the adjusted tax basis of the warrants. Such loss will generally be a capital loss and will be a long-term capital loss if the warrant has been held for more than one year on the date of expiration.

Adjustments under the Warrants

Pursuant to the terms of the warrants, the exercise price at which the common stock may be purchased and/or the number of shares of common stock that may be purchased on exercise is subject to adjustment from time to time upon the occurrence of certain events. To the extent an adjustment, or failure to adjust, the number of shares of our common stock underlying the warrants and/or the exercise price of the warrants results in an increase in the proportionate interest of a holder in our assets or our earnings and profits, such holder will be treated as having received a distribution of property. Any such distribution will be taxable in accordance with the rules described under “Distributions on Common Stock” below. In the event such a deemed distribution is taxable, a U.S. holder’s basis in its warrants will be increased by an amount equal to the taxable distribution.

Distributions on Common Stock

In general, distributions with respect to our common stock will constitute dividends to the extent made out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a non-taxable return of capital to the extent of your tax basis in our common stock and thereafter as capital gain from the sale or exchange of such common stock. Dividends received by a corporate U.S. holder will be eligible for the dividends-received deduction if the corporate U.S. holder meets certain holding period and other applicable requirements. Dividends received by a non-corporate U.S. holder in tax years beginning before January 1, 2013 will qualify for taxation at special rates if the non-corporate U.S. holder meets certain holding period and other applicable requirements.

Sale of Common Stock

Upon the sale or other disposition of our common stock, you will generally recognize capital gain or loss equal to the difference between the amount realized and your adjusted tax basis in our common stock. Such capital gain or loss will generally be long-term if your holding period in respect of such common stock is more than one year. Long-term capital gain recognized by a non-corporate U.S. holder is eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Additional Tax on Net Investment Income

For taxable years beginning after December 31, 2012, a U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s tax return filing status). A U.S. holder’s net investment income will generally include any income or gain recognized by the holder with respect to the warrants or our common stock, unless such income or gain is derived in the ordinary course of the conduct of the holder’s trade or business (other than a trade or business that consists of certain passive or trading activities).

Information Reporting and Backup Withholding

If you are a U.S. holder of warrants or our common stock, any dividend payments by us to you and proceeds of the sale or other disposition by you of warrants or our common stock will generally be subject to information reporting, unless you provide proof of an applicable exemption. In addition, such payments generally will be subject to U.S. federal backup withholding tax unless you furnish a correct taxpayer identification number, certified under penalties of perjury, as well as certain other information, or otherwise establish an exemption. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against a holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Sale or Exercise of Warrants; Sale of Common Stock

If you are a non-U.S. holder, you will not be subject to United States federal income tax on any gain recognized on the sale or other disposition of warrants or common stock or upon the exercise of warrants unless:

•

the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis,

•	you are an individual, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions are met, or

•

we are or have been a United States real property holding corporation for federal income tax purposes and you held, directly or indirectly, at any time during the five-year period ending on the date of sale or other disposition or exercise, more than 5% of our common stock and you are not eligible for any treaty exemption.

If you are a corporate non-U.S. holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at 30% or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. We have not been, are not and do not anticipate becoming a United States real property holding corporation for U.S. federal income tax purposes.

Adjustments under the Warrants

Pursuant to the terms of the warrants, the exercise price at which the common stock may be purchased and/or the number of shares of common stock that may be purchased on exercise is subject to adjustment from time to time upon the occurrence of certain events. To the extent an adjustment, or failure to adjust, the number of shares of our common stock underlying the warrants and/or the exercise price of the warrants results in an increase in the proportionate interest of a holder in our assets or our earnings and profits, such holder will be treated as having received a distribution of property. Any such distribution will be taxable in accordance with the rules described under “Distributions on Common Stock” below. To the extent such a distribution is subject to U.S. federal withholding tax, the tax may be set off against shares of our common stock to be delivered upon exercise of the warrants.

Distributions on Common Stock

Distributions paid to a non-U.S. holder of our common stock (to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes) generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by a non-U.S. holder within the United States and, where an income tax treaty applies, are attributable to a U.S. permanent establishment of the non-U.S. holder, are not subject to this withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable individual or corporate rates. Certain certification and disclosure requirements must be complied with in order for effectively connected dividends to be exempt from this withholding tax. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder who is entitled to and wishes to claim the benefits of an applicable treaty rate (and avoid backup withholding as discussed below) for dividends, generally will be required to (i) complete IRS Form W-8BEN (or an acceptable substitute form) and make certain certifications, under penalty of perjury, to establish its status as a non-U.S. person and its entitlement to treaty benefits or (ii) if the common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are entities rather than individuals.

A non-U.S. holder that is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid on our common stock (or deemed paid with respect to warrants) to such holder and the tax withheld (if any) with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty. In addition, dividends paid to a non-U.S. holder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of warrants or common stock within the United States or conducted through certain U.S. related financial intermediaries is subject to information reporting and, depending upon the circumstances, backup withholding unless the non-U.S. holder certifies under penalties of perjury that it is not a United States person (and the payor does not have actual knowledge or reason to know that the holder is a United States person) or the holder otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. Payments subject to withholding tax will not also be subject to backup withholding tax.

Future Withholding Tax on Certain Dividends and Sales Proceeds

Under legislation enacted in 2010, dividend payments, and the payment of gross proceeds of a disposition of warrants or our common stock, to a “foreign financial institution” (as specially defined for this purpose) generally will be subject to U.S. federal withholding tax of 30%, unless the institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of the institution (including certain equity and debt holders of the institution, as well as certain account holders that are foreign entities with U.S. owners). The legislation generally also provides for a U.S. federal withholding tax of 30% on dividends and the gross proceeds of a disposition of warrants or our common stock paid to a foreign entity that is not a foreign financial institution, unless the entity provides the withholding agent either with (i) a certification identifying the substantial U.S. owners of the entity, which generally include any U.S. person who directly or indirectly owns more than 10 percent of the entity (or more than zero percent in the case of some entities), or (ii) a certification that the entity does not have any substantial U.S. owners. The withholding taxes described above will apply to dividend payments made after December 31, 2013 and payments of gross proceeds made after December 31, 2014. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of any taxes withheld under this legislation. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of these rules on their investment in our warrants and/or common stock.

Employee Retirement Income Security Act

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the warrants. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax under the Code or penalties or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S or other laws (“Similar Laws”).

An investment in the warrants or the acquisition of our common stock upon the exercise of the warrants by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which Associated Banc-Corp or any of its affiliates is or becomes a party in interest or disqualified person may result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, unless such investment or exercise is made pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the investment in the warrants or the acquisition of our common stock upon exercise of the warrants. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of the securities offered hereby, provided that neither Associated Banc-Corp nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing and/or exercising the warrants on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase under Similar Laws, as applicable. Purchasers of the warrants have exclusive responsibility for ensuring that their purchase, holding and exercise of the warrants or the common stock do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any warrants or common stock to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset

Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

Representation

Any purchaser of the warrants or of common stock pursuant to the exercise of the warrants (or of any interest in the warrants or common stock acquired pursuant to the exercise of the warrants) represents by its purchase of the warrants or the common stock that either (1) it is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and it is not purchasing the warrants or the common stock on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase and holding of the warrants and the common stock will not constitute a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or under any applicable Similar Laws.

Underwriting

Subject to the terms and conditions of the underwriting agreement, the underwriter named below has agreed to purchase from the selling security holder the following number of warrants:

Underwriter	Number of Warrants
Deutsche Bank Securities Inc.	3,983,308

The underwriting agreement provides that the obligations of the underwriter to purchase the warrants offered hereby are subject to certain conditions precedent and that the underwriter will purchase all of the warrants the selling security holder determines to sell, if any are purchased. The number of warrants that the selling security holder may determine to sell will depend, in part, upon the success of the auction process. See “Auction Process—The Auction Process—Pricing and Allocation.”

The underwriter plans to offer the warrants for sale pursuant to the auction process described above under “Auction Process.” Warrants sold by the underwriter to the public will be sold at the clearing price determined through that auction process. During the auction period, bids may be placed at any price (in increments of $0.05) at or above the minimum bid price of $0.50 per warrant. The offering of the warrants by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part. As described under “Auction Process,” the selling security holder may decide not to sell any warrants in the auction process, regardless of the clearing price set in the auction process.

The underwriting discounts and commissions are the greater of (i) $150,000 and (ii) the sum of (1) 1.4% of the public offering price per warrant with respect to the first $200,000,000 of gross proceeds of the offering of the warrants plus (2) 0.9% of the public offering price per warrant with respect to gross proceeds of the offering of the warrants in excess of $200,000,000. The selling security holder has agreed to pay the underwriter the following discounts and commissions if all of the offered warrants are sold:

Per Warrant	$

Total	$

We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $            .

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriter may be required to make in respect of any of these liabilities.

Each of our executive officers and directors has agreed, subject to certain specified exceptions, not to offer, sell, contract to sell or otherwise dispose of, or enter into any transaction that is designed to, or could be expected to, result in the disposition of any warrants or shares of our common stock or other securities convertible into or exchangeable or exercisable for shares of our common stock or derivatives of our warrants or our common stock owned by these persons prior to this offering or common stock issuable upon exercise of options or warrants held by these persons during the period from the date of this prospectus supplement continuing through the date 45 days after the date of this prospectus supplement, except with the prior written consent of the underwriter. Any such consent may be given at any time without public notice. We have entered into a similar agreement with the underwriter with respect to the period from the date of this prospectus supplement continuing through the date 45 days after the date of this prospectus supplement, which can only be waived with the prior written consent of the underwriter, except that without such consent we may, among other things, (i) issue common stock or securities convertible into or exchangeable for common stock in connection the exercise of options, warrants and securities outstanding on the date hereof, (ii) sell or distribute equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or S-8 (or any successor form), (iii) sell shares of our common stock in respect of tax withholding due on the securities described in (ii), (iv) grant and issue shares of equity securities and/or options or other rights in respect thereof pursuant to stock-based compensation or incentive plans, (v) issue common stock in connection with dividend reinvestment plans or employee stock purchase plans and (vi) issue common stock in connection with any court order or decree. The Securities Purchase Agreement with Treasury contains similar but more restrictive lock-up provisions. There are no agreements between either the underwriter or the selling security holder and us or any of our stockholders or affiliates releasing us or them from these lock-up agreements prior to the expiration of the 45-day period.

The warrants have no established trading market. The warrants have been approved for listing on NASDAQ under the symbol “ASBCW.” The underwriter may make a market in the warrants after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the warrants or that an active public market for the warrants will develop.

In connection with the offering and any subsequent market-making activities, the underwriter may purchase and sell warrants or common stock in the open market. These transactions may include stabilizing transactions, which consist of various bids for or purchases of shares of common stock made by the underwriter in the open market prior to the completion of the offering, or other purchases. In addition, the underwriter may engage in short sales and purchases to cover positions created by short sales in connection with any market-making activities. Short sales would involve the sale by the underwriter of a greater number of securities than they then hold, and must be closed out by purchasing those securities in the open market. Stabilizing transactions and purchases to cover a short position, as well as other purchases by the underwriter for its own account, may have the effect of preventing or retarding a decline in the market price of the warrants or the common stock, and may stabilize, maintain or otherwise affect the market price of the warrants or the common stock. As a result, the price of the warrants or the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on NASDAQ, in the over-the-counter market or otherwise.

The underwriter and its affiliates have, from time to time, provided, and may in the future provide, various investment banking and financial advisory services to us and to the selling security holder, for which it received or will receive customary fees and expenses. Deutsche Bank Securities has agreed to provide various services to Treasury in connection with sales of the warrants of certain financial institutions (as defined in the EESA) in connection with offerings of those warrants to be conducted as public auctions, pursuant to which Deutsche Bank Securities is entitled to an administrative fee of $250,000 and a minimum commitment fee of up to $10 million for services performed during the two-year commitment period (subject to reduction by the amount of any underwriting compensation received by Deutsche Bank Securities in connection with completed auctions). The commitment fee (as so reduced) generally is payable only at the end of that two-year period.

Selling Restrictions

The underwriter has represented and agreed that it has not and will not offer, sell or deliver the warrants, directly or indirectly, or distribute this prospectus supplement or the accompanying base prospectus or any other offering material relating to the warrants, in any jurisdiction except under circumstances that will result in compliance with applicable laws and regulations and that will not impose any obligations on us except as set forth in the underwriting agreement.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of warrants and shares of our common stock described in this prospectus supplement may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the warrants and shares of our common stock that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of warrants may be made to the public in that relevant member state at any time:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Manager or Managers nominated by the Issuer for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive.

For purposes of this provision, the expression an “offer of the warrants to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the warrants to be offered so as to enable an investor to decide to purchase or subscribe the warrants, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each relevant member state and the expression 2010 PD Amending Directive means Directive 2010/73/EU.

This EEA selling restriction is in addition to any other selling restrictions set out in this Prospectus Supplement.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and is only directed at, persons in the United Kingdom that (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). The warrants and shares of our common stock are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such warrants and shares of our common stock will be engaged in only with, relevant persons.

Notice to Prospective Investors in Hong Kong

The warrants may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the warrants may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to warrants which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

No securities registration statement (“SRS”) has been filed under Article 4, Paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (“FIEL”) in relation to the warrants. The warrants are being offered in a private placement to “qualified institutional investors” (tekikaku-kikan-toshika) under Article 10 of the Cabinet Office Ordinance concerning Definitions provided in Article 2 of the FIEL (the Ministry of Finance Ordinance No. 14, as amended) (“QIIs”), under Article 2, Paragraph 3, Item 2 i of the FIEL. Any QII acquiring the warrants in this offer may not transfer or resell those warrants except to other OIIs.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the warrants may not be circulated or distributed, nor may the warrants be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the warrants are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

then shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the warrants pursuant to an offer made under Section 275 of the SFA except:

•

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

United Arab Emirates

This prospectus supplement and the accompanying prospectus have not been approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE. The offer of the warrants does not constitute a public offer of securities in the UAE in accordance with relevant laws of the UAE, in particular, the Commercial Companies Law, Federal law No. 8 of 1984 (as amended). The warrants may not be offered to the public in the UAE. The warrants may only be offered and issued to a limited number of investors in the UAE who qualify as sophisticated investors under the relevant laws and regulations of the UAE. The underwriter represents and warrants that the warrants will not be offered, sold, transferred or delivered to the public in the UAE.

Notice to Prospective Investors in the Dubai International Financial Centre

This statement relates to an “exempt offer” in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This statement is intended for distribution only to persons of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this prospectus supplement nor taken steps to verify the information set out in it, and has no responsibility for it. The warrants to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the warrants offered should conduct their own due diligence on the warrants. If you do not understand the contents of this prospectus supplement you should consult an authorized financial adviser. For the avoidance of doubt, the warrants are not interests in a “fund” or “collective investment scheme” within the meaning of either the Collective Investment Law (DIFC Law No. 1 of 2006) or the Collective Investment Rules Module of the Dubai Financial Services Authority Rulebook.

Validity of the Warrants

The validity of the warrants offered hereby will be passed upon for us by Kristi A. Hayek, Esq., Senior Vice President and Acting General Counsel of Associated Banc-Corp, and Katten Muchin Rosenman LLP, Chicago, Illinois, and for the underwriter by Sullivan & Cromwell LLP, New York, New York. Katten Muchin Rosenman LLP and Sullivan & Cromwell LLP will rely upon the opinion of Ms. Hayek as to matters of Wisconsin law. Ms. Hayek will rely upon the opinion of Katten Muchin Rosenman LLP as to matters of New York law. Ms. Hayek owns shares of our common stock and holds options to purchase additional shares of our common stock. Certain legal matters in connection with the offering will be passed upon for the underwriter by Cleary Gottlieb Steen & Hamilton LLP.

Experts

The consolidated financial statements of Associated Banc-Corp as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010, which are included in our Annual Report on Form 10-K, have been incorporated by reference in this prospectus supplement and in the registration statement in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

Associated Banc-Corp

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants Units

ASBC Capital II

ASBC Capital III

Capital Securities

Fully And Unconditionally Guaranteed

By Associated Banc-Corp

Associated Banc-Corp, ASBC Capital II, ASBC Capital III or the selling security holders of Associated Banc-Corp may offer from time to time to sell, in one or more series, the securities described in this prospectus. The registration statement that contains this prospectus also registers the resale of shares of preferred stock of Associated Banc-Corp, warrants of Associated Banc-Corp and shares of common stock of Associated Banc-Corp to be issued upon the exercise of the warrants, which have been sold to the United States Department of the Treasury pursuant to the Capital Purchase Program under the Troubled Asset Relief Program.

These securities may be offered or sold to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continued or delayed basis.

The principal executive offices of Associated Banc-Corp, ASBC Capital II and ASBC Capital III are located at 1200 Hansen Road, Green Bay, Wisconsin 54304, and the telephone number is (920) 491-7000.

We or our selling security holders will provide the specific terms of these securities, and the manner in which they are being offered, in supplements to this prospectus. These securities cannot be sold unless this prospectus is accompanied by a prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

The shares of the common stock of Associated Banc-Corp are listed on the Nasdaq Global Select Market under the symbol “ASBC.” On December 16, 2008, the closing price of Associated Banc-Corp’s common stock was $20.00 per share.

Purchasers of securities should read and consider the information set forth in “Risk Factors” on page 3 of this prospectus and in the accompanying prospectus supplement, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE SECURITIES WILL BE EQUITY SECURITIES IN OR UNSECURED OBLIGATIONS OF ASSOCIATED BANC-CORP, ASBC CAPITAL II OR ASBC CAPITAL III AND WILL NOT BE SAVINGS ACCOUNTS OR DEPOSITS IN OUR SUBSIDIARY BANK, WILL NOT BE GUARANTEED BY OUR SUBSIDIARY BANK AND, UNLESS SPECIFIED IN A PROSPECTUS SUPPLEMENT, WILL NOT BE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

This prospectus is dated December 17, 2008.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we and the trusts filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we and the trusts may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we and the trusts may offer. Each time we sell securities, we or the trusts will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in the prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and the applicable prospectus supplement together with the additional information provided under the heading “Where You Can Find More Information.”

You should rely only on the information incorporated by reference or provided in this prospectus. We and the trusts have not authorized anyone to provide you with different information. We and the trusts are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into other securities that are described in this prospectus or will be described in a prospectus supplement or may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. These securities may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.

The registration statement that contains this prospectus also registers the resale of shares of our preferred stock, our warrants and our shares of common stock to be issued upon the exercise of our warrants, which have been sold to the United States Department of the Treasury pursuant to the Capital Purchase Program under the Troubled Asset Relief Program.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. You can find the registration statement at the SEC’s website or at the SEC office mentioned under the heading “Where You Can Find More Information.”

Unless the context otherwise indicates, the terms “us,” “we” and the “Company” refer to Associated Banc-Corp. Unless the context otherwise indicates, the term “trusts” refers to ASBC Capital II and ASBC Capital III.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any such reports, statements or other information at the SEC’s public reference room at the following location:

Public Reference Room

100 F Street, N.E., Room 1580

Washington, D.C. 20549

1-800-732-0330

You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates.

Our SEC filings are also available to the public from commercial document retrieval services and at the world wide web site maintained by the SEC at http://www.sec.gov.

Separate financial statements of the trusts have not been provided as they would not be material to holders of the capital securities because the trusts have no operations.

This prospectus is a part of a Registration Statement on Form S-3. This prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. For further information about us and the securities, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information by referring you to another document filed separately with the SEC. The information that we incorporate by reference is deemed to be a part of this prospectus, except for any information that is superseded by information that is included directly in this prospectus. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. The documents contain important information about us and our financial condition.

Our SEC Filings
(File Nos. 0-5519 and 001-31343)	Period or Filing Date
Annual Report on Form 10-K	Year ended December 31, 2007
Quarterly Reports on Form 10-Q	Quarter ended March 31, 2008, Quarter ended June 30, 2008, and Quarter ended September 30, 2008
Current Reports on Form 8-K	Filed on January 23, 2008, April 23, 2008, April 24, 2008, September 9, 2008, October 23, 2008, October 28, 2008, November 6, 2008 and November 21, 2008

We also incorporate by reference additional documents that we will file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after the date of this document. Those documents include periodic reports such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Documents which we incorporate by reference are available from us without charge, excluding all exhibits, unless we have specifically incorporated by reference an exhibit in this prospectus. You may also obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

Associated Banc-Corp

Attention: Corporate Secretary

1200 Hansen Road

Green Bay, Wisconsin 54304

(920) 491-7000

RISK FACTORS

Investing in the securities involves risk. Please see the “Risk Factors” section in our most recent Annual Report on Form 10-K, along with any disclosure related to the risk factors contained in our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, as updated by our future filings with the SEC. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus. The risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, our financial results and the value of the securities. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents that are incorporated by reference herein may contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and our actual results may differ materially from the expectations we describe in our forward-looking statements.

Before you invest in our securities, you should be aware that the occurrence of the events discussed under the caption “Risk Factors” in our 2007 Annual Report on Form 10-K, discussed in the disclosure related to the risk factors contained in our subsequent Quarterly Reports on Form 10-Q, and discussed elsewhere in this prospectus and in the information incorporated by reference herein, could have a material and adverse effect on our business, results of operations and financial condition. These factors, many of which are beyond our control, include the following:

•	operating, legal and regulatory risks;

•	economic, political, and competitive forces affecting our banking, securities, asset management, insurance, and credit services businesses;

•	integration risks related to acquisitions;

•	impact on our net interest income from changes in monetary policy and general economic conditions; and

•	the risk that our analyses of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful.

The forward-looking statements contained or incorporated by reference in this prospectus relate only to circumstances as of the date on which the statements are made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ASSOCIATED BANC-CORP

General

We are a bank holding company registered pursuant to the Bank Holding Company Act of 1956, as amended. We were incorporated in Wisconsin in 1964 and were inactive until 1969 when we received permission from the Board of Governors of the Federal Reserve System(“Federal Reserve Board”) to acquire three banks. At September 30, 2008, we owned one nationally chartered commercial bank headquartered in Wisconsin, serving local communities predominantly within our three-state footprint (Wisconsin, Illinois and Minnesota) and, measured by total assets held at September 30, 2008, we were the second-largest commercial bank holding company headquartered in Wisconsin. At September 30, 2008, we owned one nationally chartered trust company headquartered in Wisconsin, serving clients throughout our three-state footprint. At September 30, 2008, we also owned 28 limited-purpose banking and nonbanking subsidiaries located in Arizona, California, Illinois, Minnesota, Nevada, Vermont and Wisconsin that are closely related or incidental to the business of banking.

We provide our subsidiaries with leadership, as well as financial and managerial assistance in areas such as corporate development, auditing, marketing, legal/compliance, human resources management, risk management, facilities management, security, purchasing, credit administration, asset and liability management and other treasury-related activities, budgeting, accounting and other finance support.

Responsibility for the management of the subsidiaries remains with their respective boards of directors and officers. Services rendered to the subsidiaries by us are intended to assist the management of these subsidiaries to expand the scope of services offered by them. At September 30, 2008, our bank subsidiary, Associated Bank, National Association, provided services through approximately 300 locations in approximately 160 communities.

Services

Through our banking subsidiary and various nonbanking subsidiaries, we provide a broad array of banking and nonbanking products and services to individuals and businesses in the communities we serve. We organize our business into two reportable segments: Banking and Wealth Management. Our banking and wealth management activities are conducted predominantly in Wisconsin, Minnesota and Illinois, and are primarily delivered through branch facilities in this tri-state area, as well as supplemented through loan production offices, supermarket branches, a customer service call center and 24-hour phone-banking services, an interstate Automated Teller Machine (ATM) network, and internet banking services. The banking segment represented approximately 90%, 90%, 90% and 91% of total revenues for the nine months ended September 30, 2008 and the years ended December 31, 2007, 2006 and 2005, respectively. Our profitability is significantly dependent on the net interest income, noninterest income, the level of the provision for loan losses, noninterest expense, and related income taxes of our banking segment.

Banking consists of lending and deposit gathering (as well as other banking-related products and services) to businesses, governments and consumers, and the support to deliver, fund and manage those banking services. We offer a variety of loan and deposit products to retail customers, including but not limited to: home equity loans and lines of credit, residential mortgage loans and mortgage refinancing, education loans, personal and installment loans, checking, savings, money market deposit accounts, IRA accounts, certificates of deposit and safe deposit boxes. As part of our management of originating and servicing residential mortgage loans, nearly all of our long-term, fixed-rate residential real estate mortgage loans are sold in the secondary market with servicing rights retained. Loans, deposits and related banking services to businesses (including small and larger businesses, governments/municipalities, metro or niche markets, and companies with specialized lending needs such as floor plan lending or asset-based lending) primarily include, but are not limited to: business checking and other business deposit products, business loans, lines of credit, commercial real estate financing, construction loans, letters of credit, revolving credit arrangements, and to a lesser degree business credit cards and equipment and machinery leases. To further support business customers and correspondent financial institutions, we provide safe deposit and night depository services, cash management, and international banking, as well as check clearing, safekeeping, and other banking-based services.

The wealth management segment provides products and a variety of fiduciary, investment management, advisory and corporate agency services to assist customers in building, investing or protecting their wealth. Customers include individuals, corporations, small businesses, charitable trusts, endowments, foundations and institutional investors. The wealth management segment represented approximately 10%, 10%, 10% and 9% of total revenues for the nine months ended September 30, 2008 and the years ended December 31, 2007, 2006 and 2005, respectively. The wealth management segment is comprised of a full range of personal and business insurance products and services (including life, property, casualty, credit and mortgage insurance, fixed annuities, and employee group benefits consulting and administration); full-service investment brokerage, variable annuities, and discount and on-line brokerage; and trust/asset management, investment management, administration of pension, profit-sharing and other employee benefit plans, personal trusts, and estate planning.

We are not dependent upon a single or a few customers, the loss of which would have a material adverse effect on us. No material portion of our business is seasonal.

Our principal executive office is located at 1200 Hansen Road, Green Bay, Wisconsin 54304. Our phone number is (920) 491-7000.

CERTAIN REGULATORY CONSIDERATIONS

General

As a bank holding company under the Bank Holding Company Act, we and our business activities are subject to the supervision, examination and regulation of the Federal Reserve Board.

For a discussion of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries, and specific information relevant to us, please refer to our Annual Report on Form 10-K for the year ended December 31, 2007, which is incorporated by reference in this prospectus, and any subsequent reports we file with the SEC that are so incorporated. This regulatory framework is intended primarily for the protection of depositors and other clients of banking subsidiaries, the Deposit Insurance Fund of the Federal Deposit Insurance Corporation (“FDIC”) and the banking system as a whole, not for the protection of investors.

We are a member of the Federal Reserve System. Our subsidiary bank, Associated Bank, National Association, is subject to regulation by the Office of the Comptroller of the Currency, and its deposits are insured by the FDIC.

Restrictions on Payment of Dividends

We are a legal entity separate and distinct from our subsidiaries. Substantially all of our operations are conducted through our banking subsidiary. As a result, our ability to meet our obligations and pay dividends on our common stock will depend primarily on the ability of this subsidiary to pay dividends in amounts sufficient to service these obligations. Provisions of federal banking laws restrict the amount of dividends that our banking subsidiary may pay to us. Under applicable federal laws, no dividends may be paid in an amount greater than the net or undivided profits then on hand, subject to other applicable provisions of law. In addition, prior approval from our federal banking regulator is required if dividends declared by our banking subsidiary in any calendar year will exceed the subsidiary’s net profits for that year, combined with its retained net profits for the preceding two years. Our ability to pay dividends may be further restricted as a result of statutes applicable to the particular banking organization or regulatory policies and guidelines relating to dividend payments and capital adequacy. For example, we may not pay a dividend in an amount greater than our undivided profits without regulatory and shareholder approval.

We are also prohibited under federal law from paying any dividend that would cause us to become undercapitalized. In addition, the federal regulatory agencies are authorized to prohibit a bank or bank holding company from engaging in an unsafe or unsound banking practice. The payment of dividends could, depending on the financial condition of a particular banking organization, be deemed to constitute an unsafe or unsound practice.

We are also subject to certain restrictions on the payment of dividends on our common stock pursuant to our participation in the Capital Purchase Program under the Troubled Asset Relief Program.

The payment of dividends by each of our nonbank subsidiaries is limited by the laws of the jurisdiction in which each is incorporated. Particular subsidiaries may also be subject to regulatory limitations on the payment of dividends or regulations that have the effect of limiting dividend payments.

The Federal Reserve Board has issued a policy statement with regard to the payment of cash dividends by bank holding companies. The policy statement provides that, as a matter of prudent banking, a bank holding company should not maintain a rate of cash dividends unless its net income available to common stockholders has been sufficient to fully fund the dividends, and the prospective rate of earnings retention appears to be consistent with the holding company’s capital needs, asset quality, and overall financial condition. Accordingly, a bank holding company should not pay cash dividends that exceed its net income or can only be funded in ways that weaken the bank holding company’s financial health, such as by borrowing.

ABOUT THE TRUSTS

We created a number of trusts under Delaware law under separate trust agreements established for each trust. A trust is a fiduciary relationship where one person, known as the property trustee, holds some property for the benefit of another person, in this case, the purchasers of the securities. For the securities being sold, each of the trustees and we will enter into amended and restated trust agreements that will be substantially in the form filed as an exhibit to this registration statement, which will state the terms and conditions for each trust to issue and sell the specific capital securities and common securities.

The trusts exist solely to:

•	issue and sell capital securities and common securities;

•	use the gross proceeds from the sale of the capital securities and common securities to purchase a corresponding series of our junior subordinated debt securities;

•	maintain their status as grantor trusts for federal income tax purposes; and

•	engage in other activities that are necessary or incidental to these purposes.

We will purchase all of the common securities of each trust. The common securities will represent an aggregate liquidation amount equal to at least 3% of each trust’s total capitalization. The capital securities will represent the remaining 97% of each trust’s total capitalization. The common securities will have terms substantially identical to, and will normally rank equal in priority of payment with, the capital securities. If we default on the corresponding junior subordinated debt securities, then distributions on the common securities will be subordinate to the preferred securities in priority of payment.

For each trust, as the direct or indirect holder of the common securities, we have appointed four trustees to conduct each trust’s business and affairs. The two administrative trustees will be individuals who are our employees. The third trustee, as property trustee, will hold title to the junior subordinated debt securities for the benefit of the holders of the capital securities and will have the power to exercise all the rights and powers of a registered holder of the junior subordinated debt securities. The fourth trustee, as Delaware trustee, maintains its principal place of business in Delaware and meets the requirements of Delaware law for Delaware statutory trusts. As holder of the common securities we (except in some circumstances) have the power to:

•	appoint the trustees;

•	replace or remove the trustees; and

•	increase or decrease the number of trustees.

This means that if you are dissatisfied with a trustee you will not be able to remove the trustee without our consent, other than following the occurrence of an event of default. Similarly, if we are dissatisfied with a trustee we can remove the trustee (subject to the terms of the applicable trust agreement) even if you are satisfied with the trustee.

The capital securities will be fully and unconditionally guaranteed by us as described under “Description of the Guarantees.”

The principal executive office of each trust is c/o Associated Banc-Corp, 1200 Hansen Road, Green Bay, Wisconsin 54304, and its telephone number is (920) 491-7000.

USE OF PROCEEDS

Unless we indicate a different use in an accompanying prospectus supplement and subject to restrictions pursuant to the Capital Purchase Program under the Troubled Asset Relief Program, the net proceeds from our sale of the offered securities will be added to our general corporate funds and may be used for:

•	debt reduction or debt refinancing;

•	investments in or advances to subsidiaries;

•	acquisitions of bank and nonbank subsidiaries;

•	repurchase of shares of our common stock or other securities; and

•	other general corporate purposes.

Each trust will use all of the proceeds from the sale of the capital securities to purchase our junior subordinated debt securities.

Unless otherwise specified in the applicable prospectus supplement and subject to restrictions pursuant to the Capital Purchase Program under the Troubled Asset Relief Program, we intend to use the net proceeds we receive from the sale of our junior subordinated debt securities for general corporate purposes.

Until the net proceeds have been used, they may be temporarily invested in securities or held in deposits of our subsidiary bank.

The registration statement that contains this prospectus also registers the resale of shares of our preferred stock, our warrants and shares of our common stock to be issued upon the exercise of our warrants, which have been sold to the United States Department of the Treasury pursuant to the Capital Purchase Program under the Troubled Asset Relief Program. We will not receive any proceeds from the sale of such preferred stock, warrants and shares of common stock to be issued upon the exercise of the warrants offered for sale in this prospectus by a selling security holder, other than the exercise price of the warrants.

The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our ratio of consolidated earnings to fixed charges for the nine months ended September 30, 2008 and 2007 and each of our last five years:

Nine Months Ended September 30,		Year Ended December 31,
2008	2007	2007	2006	2005	2004	2003
1.59x	1.68x	1.66x	1.73x	2.10x	2.70x	2.47x

For the purpose of computing the above ratio, “earnings” consists of income before income taxes and fixed charges. “Fixed charges” includes all interest expense on debt and deposits (including the amortization of premiums and discounts) and the portion of rents representative of the interest factor.

DESCRIPTION OF SENIOR AND SUBORDINATED DEBT SECURITIES

General

We have described below certain general terms that may apply to the debt securities issued pursuant to this prospectus. We will describe the particular terms of any such debt securities we offer to you in the prospectus supplement relating to those debt securities.

We will issue the senior debt securities under a senior indenture between us and The Bank of New York Mellon Trust Company, N.A., as trustee, and we will issue the subordinated debt securities under a subordinated indenture between us and The Bank of New York Mellon Trust Company, N.A., as trustee. The following summary of certain provisions of the indentures for the senior debt securities and the subordinated debt securities is not complete. You should refer to the indentures, copies of which are filed as exhibits to the registration statement of which this prospectus is a part.

Neither of the indentures limits the amount of senior and subordinated debt securities that we may issue. We also have the right to “reopen” a previous issue of a series of debt securities by issuing additional debt securities of such series. The senior debt securities will be unsecured and will have the same rank as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinated and junior to all “senior indebtedness” (as defined below under “Subordinated Debt Securities —Subordination”). In addition, under certain circumstances relating to our dissolution, winding-up, liquidation or reorganization, the subordinated debt securities will be junior to all “other financial obligations” (as defined below under “Subordinated Debt Securities — Subordination”).

We are a bank holding company that conducts substantially all of our operations through subsidiaries. As a result, claims of the holders of the debt securities will be subordinated in right of payment to claims of creditors of our subsidiaries, except to the extent that Associated Banc-Corp may be recognized, and receive payment, as a creditor of those subsidiaries. Claims of our subsidiaries’ creditors, other than Associated Banc-Corp, include substantial amounts of long-term debt, deposit liabilities, federal funds purchased, securities sold under repurchase agreements, commercial paper and other short-term borrowings.

We may issue the debt securities in one or more separate series of senior debt securities and/or subordinated debt securities. We will specify in the prospectus supplement relating to a particular series of debt securities being offered the particular amounts, prices, and terms of those debt securities. These terms may include:

•	the title and type of the senior and subordinated debt securities;

•	any limit on the aggregate principal amount or aggregate initial offering price of the senior and subordinated debt securities;

•	the purchase price of the senior and subordinated debt securities;

•	the dates on which the principal of the senior and subordinated debt securities will be payable;

•	the interest rates of the senior and subordinated debt securities, or the method for determining those rates, and the interest payment dates for the senior and subordinated debt securities;

•	the places where payments may be made on the senior and subordinated debt securities;

•	any mandatory or optional redemption provisions applicable to the senior and subordinated debt securities;

•	any sinking fund or similar provisions applicable to the senior and subordinated debt securities;

•	the authorized denominations of the senior and subordinated debt securities, if other than $1,000 and integral multiples of $1,000;

•

if denominated in a currency other than U.S. dollars, the currency or currencies, including the euro or other composite currencies, in which payments on the senior and subordinated debt securities will be payable (which currencies may be different for principal, premium, and interest payments);

•	any conversion or exchange provisions applicable to the senior and subordinated debt securities;

•	any defaults and events of default applicable to the senior and subordinated debt securities (if not described in this prospectus);

•

whether the senior and subordinated debt securities will be issuable only in global form, which is known as a global security, and, if so, the name of the depositary for the global security and the circumstances under which the global security may be registered for transfer or exchange in the name of the person other than the depositary; and

•	any other specific terms of the senior and subordinated debt securities.

As described in an applicable prospectus supplement, we may issue senior debt securities which are guaranteed under the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program (“TLGP”). The details of the TLGP are provided in the FDIC’s regulations, 12 CFR Part 370, and on the FDIC’s website, www.fdic.gov/tlgp, which internet address is included as an inactive textual reference only. The information on the FDIC’s website shall not be deemed to be incorporated by reference in this prospectus. The expiration date of the FDIC’s guarantee is the earlier of the maturity date of the specified senior debt securities and June 30, 2012.

Where appropriate, the applicable prospectus supplement will describe the U.S. federal income tax considerations relevant to the debt securities.

Some of the debt securities may be issued as original issue discount securities. Original issue discount securities bear no interest or bear interest at below-market rates and will be sold at a discount below their stated principal amount. Any applicable prospectus supplement will also contain any special U.S. federal income tax or other information relating to original issue discount securities.

Persons considering the purchase, ownership, or disposition of original issue discount debt securities or other kinds of debt securities, including debt securities linked to an index or payable in currencies other than U.S. dollars, should consult their own tax advisors concerning the U.S. federal income tax consequences to them from the purchase, ownership, or disposition of those securities in light of their particular situations, as well as any consequences arising under the laws of any other taxing jurisdiction.

Unless otherwise specified in the applicable prospectus supplement, we will issue the senior and subordinated debt securities only in fully registered form without coupons. You will not be required to pay a service charge for any transfer or exchange of senior and subordinated debt securities, but we may require payment of any taxes or other governmental charges.

Unless otherwise specified in the applicable prospectus supplement, we will pay principal, premium, if any, and interest, if any, on the senior and subordinated debt securities at the corporate trust office of the trustee. You may also make transfers or exchanges of senior and subordinated debt securities at that location. We also have the right to pay interest on any senior and subordinated debt securities by check mailed to the registered holders of such debt securities at their registered addresses. In connection with any payment on debt securities, we may require the holder to certify information to Associated Banc-Corp. In the absence of that certification, we may rely on any legal presumption to enable us to determine our responsibilities, if any, to deduct or withhold taxes, assessments, or governmental charges from the payment.

Neither of the indentures limits our ability to enter into a highly leveraged transaction or provides you with any special protection in the event of such a transaction. In addition, neither of the indentures provides special protection in the event of a sudden and dramatic decline in our credit quality resulting from a takeover, recapitalization, or similar restructuring of Associated Banc-Corp.

The senior and subordinated debt securities may be offered together with warrants to purchase additional senior and subordinated debt securities, warrants to purchase shares of common stock or warrants to purchase shares of preferred stock. We may also issue debt securities exchangeable for or convertible into other series of our senior and subordinated debt securities. The applicable prospectus supplement will describe the specific terms of any of those warrants or exchangeable or convertible securities. It will also describe the specific terms of the debt securities issuable upon the exercise, exchange, or conversion of those securities. See “Description of Warrants” below.

Senior Debt Securities

The senior debt securities will be direct, unsecured general obligations of Associated Banc-Corp, will constitute senior indebtedness of Associated Banc-Corp, and will have the same rank as our other senior indebtedness. For a definition of “senior indebtedness,” see “Subordinated Debt Securities — Subordination” below.

Limitation on Disposition of Stock of Principal Subsidiary Bank. The senior indenture contains a covenant by us that, so long as any of the senior debt securities are outstanding, neither we nor any of our wholly-owned subsidiaries will dispose of any shares of voting stock of our principal subsidiary bank, or any securities convertible into, or options, warrants, or rights to purchase, shares of voting stock of our principal subsidiary bank, except to Associated Banc-Corp or another of our wholly-owned subsidiaries. In addition, the covenant provides that neither we nor any of our wholly-owned subsidiaries will permit our principal subsidiary bank to issue any shares of its voting stock (other than directors’ qualifying shares), or securities convertible into, or options, warrants, or rights to purchase, shares of its voting stock.

The above covenant is subject to our rights in connection with a consolidation or merger of Associated Banc-Corp with or into another person or a sale of our assets. The covenant also will not apply if:

(1) (a) the disposition in question is made for fair market value, as determined by the board of directors of Associated Banc-Corp; and (b) after giving effect to the disposition, we and any one or more of our wholly-owned subsidiaries will collectively own at least 80% of the issued and outstanding voting stock of the principal subsidiary bank in question or any successor to that principal subsidiary bank, free and clear of any security interest; or

(2) the disposition in question is made in compliance with an order or direction of a court or regulatory authority of competent jurisdiction.

The above covenant also does not restrict our principal bank subsidiary from being consolidated with or merged into another domestic banking corporation, if after the merger or consolidation, (A) Associated Banc-Corp, or its successor, and any one or more of our wholly-owned subsidiaries own at least 80% of the voting stock of the resulting bank, and (B) no event of default, and no event which, after notice or lapse of time or both, would become an event of default under the senior indenture shall have happened and be continuing.

The senior indenture defines the term “principal subsidiary bank” to mean any of our subsidiaries which is a commercial bank and which has total assets equal to 30 percent or more of the total consolidated assets of Associated Banc-Corp as of the date of our most recent audited consolidated financial statements. At present, Associated Bank, National Association is our sole subsidiary bank which constitutes a principal subsidiary bank under this definition. As used above, “voting stock” means a class of stock having general voting power under ordinary circumstances irrespective of the happening of a contingency. The above covenant would not prevent our principal subsidiary bank from engaging in a sale of assets to the extent otherwise permitted by the senior indenture.

Events of Default. The senior indenture defines an event of default with respect to any series of senior debt securities as any one of the following events:

(1) default in the payment of interest on any senior debt security of that series and the continuance of that default for 30 days;

(2) default in the payment of principal of, or premium, if any, on, any senior debt security of that series at maturity;

(3) default in the deposit of any sinking fund payment applicable to any senior debt security of that series and the continuance of that default for 5 days;

(4) failure by us for 60 days after notice to perform any of the other covenants or warranties in the senior indenture applicable to that series;

(5) specified events of bankruptcy, insolvency, or reorganization of Associated Banc-Corp; and

(6) any other event of default specified with respect to senior debt securities of that series.

If any event of default with respect to senior debt securities of any series occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding senior debt securities of that series may declare the principal amount (or, if the senior debt securities of that series are original issue discount senior debt securities, a specified portion of the principal amount) of all senior debt securities of that series to be due and payable immediately. No such declaration is required upon specified events of bankruptcy, insolvency or reorganization. Subject to certain conditions, the holders of a majority in principal amount of the outstanding senior debt securities of that series may annul the declaration.

We will describe in the applicable prospectus supplement any particular provisions relating to the acceleration of the maturity of a portion of the principal amount of original issue discount senior debt securities upon an event of default.

Subject to the duty to act with the required standard of care during a default, the trustee is not obligated to exercise any of its rights or powers under the senior indenture at the request or direction of any of the holders of senior debt securities, unless the holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee. The senior indenture provides that the holders of a majority in principal amount of outstanding senior debt securities of any series may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee for that series, or exercising any trust or other power conferred on the trustee. However, the trustee may decline to act if the direction is contrary to law or the senior indenture.

The senior indenture includes a covenant requiring us to file annually with the trustee a certificate of no default or specifying any default that exists.

Defeasance and Covenant Defeasance. The senior indenture contains a provision that, if made applicable to any series of senior debt securities, permits us to elect:

•	defeasance, which would discharge us from all of our obligations (subject to limited exceptions) with respect to any senior debt securities of that series then outstanding, and/or

•	covenant defeasance, which would release us from our obligations under specified covenants and the consequences of the occurrence of an event of default resulting from a breach of these covenants.

To make either of the above elections, we must deposit in trust with the trustee money and/or U.S. government obligations (as defined below) or, with respect to senior debt securities denominated in a foreign currency, foreign government obligations (as defined below) which, through the payment of principal and interest in accordance with their terms, will provide sufficient money, without reinvestment, to repay in full those senior debt securities.

As used in the senior indenture, “U.S. government obligations” are:

•

direct obligations of the U.S. or of an agency or instrumentality of the U.S., in either case that is guaranteed as a full faith and credit obligation of the U.S. and that is not redeemable by the issuer; and

•	certain depositary receipts with respect to an obligation referred to in clause immediately above.

As used in the senior indenture, “foreign government obligations” are direct obligations of a foreign government or governments or of an agency or instrumentality of such foreign government or governments, in either case that is guaranteed as a full faith and credit obligation of such foreign government or governments and that is not redeemable by the issuer.

As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel that the holders of the senior debt securities will not recognize income, gain, or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if defeasance or covenant defeasance had not occurred. That opinion, in the case of defeasance, but not covenant defeasance, must refer to and be based upon a ruling received by us from the Internal Revenue Service or published as a revenue ruling or upon a change in applicable federal income tax law.

If we exercise our covenant defeasance option with respect to a particular series of senior debt securities, then even if there were a default under the related covenant, payment of those senior debt securities could not be accelerated. We may exercise our defeasance option with respect to a particular series of senior debt securities even if we previously had exercised our covenant defeasance option. If we exercise our defeasance option, payment of those senior debt securities may not be accelerated because of any event of default. If we exercise our covenant defeasance option and an acceleration were to occur, the realizable value at the acceleration date of the money and U.S. government obligations in the defeasance trust could be less than the principal and interest then due on those senior debt securities. This is because the required deposit of money and/or U.S. government obligations in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.

Modification and Waiver. The senior indenture provides that we, together with the trustee, may enter into supplemental indentures without the consent of the holders of senior debt securities to:

•	evidence the assumption by another person of our obligations;

•	add covenants for the benefit of the holders of all or any series of senior debt securities;

•	add any additional events of default;

•	add to or change the senior indenture to permit or facilitate the issuance of debt securities in bearer form;

•

add to, change or eliminate a provision of the senior indenture if such addition, change or elimination does not apply to a senior debt security created prior to the execution of such supplemental indenture or modify the rights of a holder of any senior debt security with such provision;

•	secure any senior debt security;

•	establish the form or terms of senior debt securities of any series;

•	evidence the acceptance of appointment by a successor trustee; or

•

cure any ambiguity or correct any inconsistency in the senior indenture or make other changes, provided that any such action does not adversely affect the interests of the holders of senior debt securities of any affected series in any material respect.

Other amendments and modifications of the senior indenture may be made with the consent of the holders of not less than a majority of the aggregate principal amount of each series of the outstanding senior debt securities affected by the amendment or modification. No modification or amendment may, however, without the consent of the holder of each outstanding senior debt security affected:

•	change the stated maturity of the principal of or any installment of principal or interest, if any, on any such senior debt security;

•	reduce the principal amount of (or premium, if any) or the interest rate, if any, on any such senior debt security or the principal amount due upon acceleration of an original issue discount security;

•	change the place or currency of payment of principal of (or premium, if any) or the interest, if any, on such senior debt security;

•	impair the right to sue for the enforcement of any such payment on or with respect to any such senior debt security.

•	reduce the percentage of holders of senior debt securities necessary to modify or amend the senior indenture; or

•	modify the foregoing requirements or reduce the percentage of outstanding securities necessary to waive compliance with certain provisions of the senior indenture or for waiver of certain defaults.

The holders of at least a majority of the aggregate principal amount of the outstanding securities of any series may, on behalf of all holders of that series, waive our required compliance with certain restrictive provisions of the senior indenture and may waive any past default under the senior indenture, except a default in the payment of principal, premium, or interest or in the performance of certain covenants.

Consolidation, Merger, and Sale of Assets. We may, without the consent of the holders of any senior debt securities, consolidate or merge with any other person or transfer or lease all or substantially all of our assets to another person or permit another corporation to merge into Associated Banc-Corp, as long as:

•	the successor is a person organized under U.S. law;

•	the successor, if not us, assumes our obligations on the senior debt securities and under the senior indenture;

•	after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•	other specified conditions are met.

Subordinated Debt Securities

The subordinated debt securities will be direct, unsecured general obligations of Associated Banc-Corp. The subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness — and, in certain circumstances described below relating to our dissolution, winding-up, liquidation, or reorganization — to all other financial obligations. The subordinated indenture does not limit the amount of debt, including senior indebtedness, or other financial obligations we may incur.

Unless otherwise specified in the applicable prospectus supplement, the maturity of the subordinated debt securities will be subject to acceleration only upon our bankruptcy or reorganization. See “— Events of Default” below.

The holders of subordinated debt securities of a series that are specified to be convertible into our common stock or other securities will be entitled as specified in the applicable prospectus supplement to convert those convertible subordinated debt securities into common stock or such other securities, at the conversion price, at the times, and on the terms set forth in the prospectus supplement.

If so specified in the applicable prospectus supplement, the holders of subordinated debt securities of any series may be obligated at maturity, or at any earlier time specified in the prospectus supplement, to exchange that series of subordinated debt securities for capital securities. “Capital securities” may consist of our common stock, perpetual preferred stock, or other capital securities of Associated Banc-Corp acceptable to the Federal Reserve Board, which is our primary federal banking regulator. The terms of any such exchange and of the capital securities that will be issued upon the exchange will be described in the applicable prospectus supplement. Whenever subordinated debt securities are exchangeable for capital securities, we will be obligated to deliver capital securities with a market value equal to the principal amount of those subordinated debt securities. In addition, we will unconditionally undertake, at our expense, to sell the capital securities in a secondary offering on behalf of any holders who elect to receive cash for the capital securities.

Subordination. The subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness and, under certain circumstances described below, to all other financial obligations.

As used in this prospectus, “senior indebtedness” means the principal of, premium, if any, and interest on all indebtedness for money borrowed by us, whether or not the senior indebtedness was outstanding on the date that the subordinated indenture became effective or was created, assumed, or incurred after that date (including all indebtedness for money borrowed by another person that we guarantee). Senior indebtedness, however, does not include indebtedness that is stated in its terms not to be superior to or to have the same rank as the subordinated debt securities.

The subordinated indenture defines “other financial obligations” to mean all indebtedness of Associated Banc-Corp for claims in respect of derivative products, such as interest and foreign exchange rate contracts, commodity contracts, and similar arrangements, except obligations that constitute senior indebtedness and except obligations that are expressly stated in their terms to have the same rank as, or not to rank senior to, the subordinated debt securities.

If the maturity of any subordinated debt securities is accelerated, the holders of all senior indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon before the holders of subordinated debt securities will be entitled to receive any payment upon the principal of (or premium, if any) or interest, if any, on the subordinated securities.

No payments on account of principal (or premium, if any) or interest, if any, in respect of the subordinated debt securities may be made if there shall have occurred and be continuing:

•	a default in the payment of principal of (or premium, if any) or interest on senior indebtedness;

•	an event of default with respect to any senior indebtedness resulting in the acceleration of the maturity thereof; or

•	if any judicial proceeding shall be pending with respect to any such default.

In addition, upon our dissolution, winding-up, liquidation, or reorganization:

•

we must pay to the holders of senior indebtedness the full amounts of principal of, premium, if any, and interest, if any, on the senior indebtedness before any payment or distribution is made on the subordinated debt securities, and

•

if, after we have made those payments on the senior indebtedness, amounts are available for payment on the subordinated debt securities and creditors who hold other financial obligations have not received their full payments, then we will first use amounts available for payment on the subordinated debt securities to pay in full all other financial obligations before we may make any payment on the subordinated debt securities.

No Limitation on Disposition of Voting Stock of Principal Subsidiary Bank. The subordinated indenture does not contain a covenant prohibiting us from selling or otherwise disposing of any shares of voting stock of our subsidiary bank, or securities convertible into, or options, warrants, or rights to purchase shares of, voting stock of our subsidiary bank. The subordinated indenture also does not prohibit our subsidiary bank from issuing any shares of their voting stock or securities convertible into, or options, warrants, or rights to purchase shares of, their voting stock.

Events of Default. An event of default under the subordinated indenture with respect to subordinated debt securities of any series occurs upon certain events in bankruptcy, insolvency or reorganization involving us and any other event of default regarding that series of debt securities. If an event of default in connection with any outstanding series of subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount due and payable immediately. Subject to certain conditions, the declaration of acceleration may be rescinded and annulled by the holders of a majority of the principal amount of subordinated debt securities of that series.

In addition, the subordinated indenture also provides for defaults, which are not events of default and do not entitle the holders to accelerate the principal of the subordinated debt securities. The following are defaults under the subordinated indenture with respect to subordinated debt securities of a series:

•	our failure to pay principal of, or any premium on, any debt security of that series when the payment is due;

•	our failure to pay any interest on any debt security of that series when the interest payment is due, and continuance of this default for 30 days;

•

our default in the performance, or breach, of any of our covenants or warranties in the indenture, other than a covenant or warranty included in the indenture solely for the benefit of a different series of subordinated debt securities, which has continued for 90 days after we have been given written notice of the default as provided in the indenture;

•	any event of default under the subordinated indenture; and

•	any other default regarding that series of debt securities.

If there is a default in payment of principal or interest (not cured within 30 days) in connection with any outstanding series of subordinated debt securities and upon demand of the trustee, we will be required to pay the whole principal amount (and premium, if any) and interest, if any, then due and payable on the subordinated debt securities of that series to the trustee for the benefit of the holders of the outstanding subordinated debt securities of that series.

Defeasance and Covenant Defeasance. The subordinated indenture contains a provision that, if made applicable to any series of subordinated debt securities, permits us to elect defeasance and/or covenant defeasance under the same terms described above in “Senior Debt Securities — Defeasance and Covenant Defeasance.”

Modification and Waiver. The subordinated indenture contains provisions providing for the amendment or modification of the subordinated indenture and waiver of compliance with certain provisions or past defaults under the same terms described above in “Senior Debt Securities — Modification and Waiver”. Additionally, no modification or amendment to the subordinated indenture may, without the consent of the holder of each outstanding subordinated debt security affected:

•	modify the subordination provisions of the subordinated debt securities of any series in a manner adverse to the holders of the subordinated debt securities; or

•	adversely affect the right to convert any subordinated debt security.

Consolidation, Merger, and Sale of Assets. We may, without the consent of the holders of any subordinated debt securities, consolidate or merge with any other person or transfer or lease all or substantially all of our assets to another person or permit another corporation to merge into Associated Banc-Corp under the same terms described above in “Senior Debt Securities — Consolidation, Merger, and Sale of Assets.”

Information Concerning the Trustee

Associated Banc-Corp and some of our subsidiaries maintain deposits and conduct other banking transactions with the trustee under each of the senior indenture and the subordinated indenture in the ordinary course of business.

Governing Law

The senior indenture, the subordinated indenture, the senior debt securities, and the subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

General

We have described below certain general terms and provisions of the junior subordinated debt securities issued pursuant to this prospectus. The applicable prospectus supplement will describe the specific terms of the series of the junior subordinated debt securities offered under that prospectus supplement and any general terms outlined in this section that will not apply to those junior subordinated debt securities.

The junior subordinated indenture will be qualified under the Trust Indenture Act. A form of the junior subordinated indenture is filed as an exhibit to the registration statement relating to this prospectus.

This section summarizes the material terms and provisions of the junior subordinated indenture. Because this is a summary, it does not contain all of the details found in the full text of the junior subordinated indenture and the junior subordinated debt securities. If you would like additional information, you should read the form of junior subordinated indenture and the form of junior subordinated securities.

We can issue the junior subordinated debt securities in one or more series.

Unless otherwise described in the applicable prospectus supplement regarding any offered junior subordinated debt securities, the junior subordinated debt securities will rank equally with all other series of junior subordinated debt securities, will be unsecured and will be subordinate and junior in priority of payment to all of our senior and subordinated debt securities as described below under “Subordination.”

The indenture does not limit the amount of junior subordinated debt securities which we may issue, nor does it limit our issuance of any other secured or unsecured debt securities.

We can issue the junior subordinated debt securities under a supplemental indenture or an officers’ certificate, in either case as authorized by a board resolution.

The applicable prospectus supplement will describe the following terms of the junior subordinated debt securities:

•	the title;

•	any limit on the aggregate principal amount that may be issued;

•	the date(s) on which the principal is payable or the method of determining that date;

•

the interest rate, if any, the interest payment dates, any rights we may have to defer or extend an interest payment date, and the regular record date for any interest payment or the method by which any of the foregoing will be determined;

•

the place(s) where payments shall be payable and where the junior subordinated debt securities can be presented for registration of transfer or exchange, and the place(s) where notices and demands to or on us can be made;

•

any period(s) within which or date(s) on which, price(s) at which and the terms and conditions on which the junior subordinated debt securities can be redeemed, in whole or in part, at our option or at the option of a holder of the junior subordinated debt securities;

•	our or any holder’s obligation or right, if any, to redeem, purchase or repay the junior subordinated debt securities and other related terms and provisions;

•	the denominations in which any junior subordinated debt securities will be issued;

•	if other than in U.S. dollars, the currency in which the principal, premium and interest, if any, that the junior subordinated debt securities will be payable or denominated;

•	any additions, modifications or deletions in the events of default or covenants specified in the indenture;

•	the portion of the principal amount that will be payable at declaration of acceleration of the maturity;

•

any additions or changes to the indenture as will be necessary to facilitate the issuance of a series of junior subordinated debt securities in bearer form, registrable or not registrable for the principal, and with or without interest coupons;

•	the index or indices used to determine the amount of payments of principal and premium, if any, on any junior subordinated debt securities and how these amounts will be determined;

•	the terms and conditions under which temporary global securities are exchanged for definitive junior subordinated debt securities of the same series;

•	whether the junior subordinated debt securities will be issued in global form and, in that case, the terms and the depositary for these global securities;

•	the paying agent;

•	the terms and conditions of any right to convert or exchange any junior subordinated debt securities into any of our other securities or property;

•	the form of trust agreement and guarantee agreement;

•

the relative degree, if any, to which the junior subordinated debt securities shall be senior or subordinated to other junior subordinated debt securities or any of our other indebtedness in right of payment; and

•	any other terms of the junior subordinated debt securities consistent with the provisions of the indenture.

Junior subordinated debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Some U.S. federal income tax consequences and special considerations applicable to any such junior subordinated debt securities will be described in the applicable prospectus supplement.

The applicable prospectus supplement will describe the restrictions, elections, some U.S. federal income tax consequences, and specific terms and other information related to the junior subordinated debt securities if the purchase price, principal, premium, or interest of any of the junior subordinated debt securities is payable or denominated in one or more foreign currencies or currency units.

If any index is used to determine the amount of payments of principal, premium, or interest on any series of junior subordinated debt securities, special U.S. federal income tax, accounting and other considerations applicable to the junior subordinated debt securities will be described in the applicable prospectus supplement.

Option to Extend Interest Payment Dates

If provided in the applicable prospectus supplement and if the junior subordinated debt securities are not in default, we will have the right at any time and from time to time during the term of any series of junior subordinated debt securities to defer payment of interest for a number of consecutive interest payment periods as specified in the applicable prospectus supplement (an “Extension Period”).

Redemption

Some U.S. federal income tax consequences and considerations applicable to any junior subordinated debt securities that permit Extension Periods will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, junior subordinated debt securities will not be subject to any sinking fund.

Unless the applicable prospectus supplement indicates otherwise, we may, at our option and subject to the receipt of prior approval by the Federal Reserve Board if then required under applicable capital guidelines or policies, redeem the junior subordinated debt securities of any series:

•	on or after the date as specified in the applicable prospectus supplement, in whole at any time or in part from time to time;

•

in whole (but not in part), upon the occurrence of a Tax Event, an Investment Company Event or a Regulatory Capital Event, at any time within 90 days of the occurrence of such Tax Event, Investment Company Event or Regulatory Capital Event; or

•	as is otherwise specified in the applicable prospectus supplement.

If the junior subordinated debt securities of any series are redeemable only on or after a specified date or by the satisfaction of additional conditions, the applicable prospectus supplement will specify the date or describe these conditions.

Junior subordinated debt securities will be redeemable in the denominations specified in the prospectus supplement. Unless the applicable prospectus supplement indicates otherwise, junior subordinated debt securities will be redeemed at the redemption price.

A Tax Event means that either we or a trust will have received an opinion of counsel (which may be our counsel but not an employee and which must be reasonably acceptable to the property trustee) experienced in tax matters stating that, as a result of any:

•	amendment to, or change (including any announced prospective change) in, the laws (or any regulations under those laws) of the U.S. or any political subdivision or taxing authority affecting taxation;

•	interpretation or application of the laws or regulations enumerated in the preceding bullet point, by any court, governmental agency or regulatory authority;

•	there is more than an insubstantial risk that:

•	a trust is, or will be within 90 days of the date of the opinion of counsel, subject to U.S. federal income tax on interest received on the junior subordinated debt securities;

•

interest payable by us to the trusts on the junior subordinated debt securities is not, or will not be within 90 days of the date of the opinion of counsel, deductible, in whole or in part, for U.S. federal income tax purposes; or

•	a trust is, or will be within 90 days of the date of the opinion of counsel, subject to more than a minimal amount of other taxes, duties, assessments or other governmental charges.

An Investment Company Event means the receipt by us and a trust of an opinion of counsel (which may be our counsel or counsel of an affiliate but not an employee and which must be reasonably acceptable to the property trustee) experienced in matters relating to investment companies to the effect that, as a result of any:

•	change in law or regulation; or

•	change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority,

there is more than an insubstantial risk that the trust is or will be considered an investment company that is required to be registered under the Investment Company Act, which change becomes effective on or after the original issuance of the capital securities.

A Regulatory Capital Event means the reasonable determination by us that, as a result of any:

•	amendment to, or change (including any prospective change) in, the laws or any applicable regulation of the U.S. and any political subdivision; or

•

official or administrative pronouncement or action or judicial decision interpreting or applying the laws or regulations, which amendment is effective or announced on or after the date of issuance of the capital securities, there is more than an insubstantial risk that we will not be able to treat the capital securities (or any substantial portion of such capital securities) as Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve Board, in effect and applicable to us.

Notice of any redemption will be mailed at least 30 days and not more than 60 days before the redemption date to each holder of redeemable junior subordinated debt securities, at its registered address. Unless we default in the payment of the redemption price, on or after the redemption date, interest will cease to accrue on the junior subordinated debt securities or portions called for redemption.

If the junior subordinated debt securities are redeemed only in part, they will be redeemed pro rata or by lot or by any other method selected by the trustee.

Restrictions on Some Payments

We agreed in the indenture that we will not, and will not permit any of our subsidiaries to:

•	declare or pay any dividends or distributions, or redeem, purchase, acquire, or make a liquidation payment on any of our capital stock;

•

make any payment of principal of interest or premium, if any, on or repay, repurchase or redeem any of our debt securities (including other junior subordinated debt securities) that rank equally with or junior in interest to the junior subordinated debt securities; or

•

make any guarantee payments on any guarantee of debt securities of any of our subsidiaries (including under other guarantees) if the guarantee ranks equally with or junior in interest to the junior subordinated debt securities, except in some circumstances;

other than:

•	dividends or distributions payable in our common stock;

•

any declaration of a dividend in connection with the implementation of a rights plan or the issuance of stock under any such plan or the redemption or repurchase of any such rights pursuant to any such plan;

•	payments under our guarantee related to the capital securities issued by the trust holding securities of that series; and

•	purchases of our common stock related to the issuance of common stock or rights under any of our benefit plans for our directors, officers or employees.

These restrictions apply only if:

•

we have actual knowledge of an event that, with the giving of notice or the lapse of time, or both, would constitute an event of default under the indenture and we have not taken reasonable steps to cure the event of default;

•

the junior subordinated debt securities are held by a trust that is the issuer of a series of related capital securities and we are in default on our payment obligations under the guarantee relating to those related capital securities; or

•

we have given notice of our selection of an Extension Period on the junior subordinated debt securities of a series and we have not rescinded the notice, or Extension Period, or any extension relating to the junior subordinated debt securities shall be continuing.

Modification of Indenture

We may and the trustee may change the indenture without your consent for specified purposes, including:

•

to fix any ambiguity, defect or inconsistency, provided that the change does not materially adversely affect the interest of any holder of any series of junior subordinated debt securities or the interest of a holder of any related series of capital securities so long as they remain outstanding; and

•	to qualify or maintain the qualification of the indenture under the Trust Indenture Act.

In addition, under the indenture, we may and the trustee may modify the indenture to affect the rights of the holders of the series of the junior subordinated debt securities, with the consent of the holders of a majority in principal amount of the outstanding series of junior subordinated debt securities that are affected. However, we cannot and the trustee cannot take the following actions without the consent of each holder of the outstanding junior subordinated debt securities affected:

•

change the maturity date of any series of junior subordinated debt securities (except as otherwise specified in the applicable prospectus supplement), or reduce the principal amount, rate of interest, or extend the time of payment of interest;

•	reduce the percentage in principal amount of junior subordinated debt securities of any series, necessary to modify the indenture;

•	modify some provisions of the indenture relating to modification or waiver, except to increase the required percentage; or

•

modify the provisions of the indenture relating to the subordination of the junior subordinated debt securities of any series in a manner adverse to the holders, provided that as long as any of the related capital securities are outstanding, no modification will be made that adversely affects the holders of those capital securities in any material respect. Also the indenture cannot be terminated, and a waiver of any event of default or compliance with any covenant under the indenture cannot be effective, without the prior consent of the holders of a majority of the liquidation amount of the related capital securities unless and until the principal of the corresponding junior subordinated debt securities and all accrued and unpaid interest have been paid in full and some other conditions are satisfied.

In addition, we may and the trustee may execute any supplemental indenture to create any new series of junior subordinated debt securities, without the consent of any holders.

Events of Default

The following are events of defaults under the indenture:

•

failure to pay interest, when due under the terms of the series of junior subordinated debt securities, and that failure continues for 30 days and the time for payment has not been extended or deferred;

•	failure to pay any principal of or premium on the series of junior subordinated debt securities when due, whether at maturity, redemption by declaration or otherwise;

•

failure to observe or perform in any material respect, any other covenant contained in the indenture, and that failure continues for 60 days after we receive written notice from the trustee or holders of at least 25% in principal amount of the outstanding series of junior subordinated debt securities; or

•	some events of bankruptcy, insolvency or reorganization.

Remedies

The holders of a majority in aggregate outstanding principal amount of any series of junior subordinated debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee. If an event of default under the indenture of any series occurs and is continuing, the junior subordinated trustee or the holders of at least 25% in aggregate principal amount of the outstanding junior subordinated debt securities can declare the unpaid principal and accrued interest, if any, to the date of acceleration on all the outstanding junior subordinated debt securities of that series to be due and payable immediately. If the trustee or holders of the corresponding junior subordinated debt securities fail to make this declaration, the holders of at least 25% in aggregate liquidation amount of the related capital securities will have that right.

The holders of a majority in aggregate outstanding principal of the series of junior subordinated debt securities can rescind a declaration of acceleration and waive the default if the default (other than the non-payment of principal which has become due solely by acceleration) has been cured and a sum sufficient to pay all principal and interest due (other than by acceleration) has been deposited with the trustee. If the holders of the corresponding junior subordinated debt securities fail to rescind a declaration and waive the default, the holders of a majority in aggregate liquidation amount of the related capital securities will have that right.

The holders of a majority in aggregate outstanding principal amount of the junior subordinated debt securities of any affected series may, on behalf of holders of all of the junior subordinated debt securities, waive any past default, except:

•

a default in the payment of principal or interest (unless the default has been cured or a sum sufficient to pay all matured installments of principal and interest has been deposited with the trustee); or

•	a default in a covenant or provision of the indenture which cannot be modified or amended without the consent of the holders of each outstanding junior subordinated debt securities.

If the holders of the corresponding junior subordinated debt securities fail to rescind a declaration and waive the default, the holders of a majority in liquidation amount of the related capital securities will have that right.

We are required to file annually, with the trustee, a certificate stating whether or not we are in compliance with all the conditions and covenants applicable to us under the junior subordinated indenture.

If an event of default occurs and is continuing on a series of corresponding junior subordinated debt securities, the property trustee will have the right to declare the principal of, and the interest on, the corresponding junior subordinated debt securities, and any amounts payable under the indenture, to be immediately due and payable, and to enforce its other rights as a creditor for these corresponding junior subordinated debt securities.

Enforcement of Some Rights by Holders of Capital Securities

If an event of default under the indenture has occurred and is continuing, and this event is attributable to our failure to pay interest or principal on the related junior subordinated debt securities when due, you may institute a legal proceeding directly against us to enforce the payment of the principal of or interest on those subordinated debt securities having a principal amount equal to the liquidation amount of your related capital securities. We cannot amend the indenture to remove the right to bring a direct action without the written consent of holders of all capital securities. If the right to bring a direct action is removed, the applicable trust may become subject to reporting obligations under the Exchange Act.

You would not be able to exercise directly any remedy other than those stated in the preceding paragraph which are available to the holders of the junior subordinated debt securities unless the property trustee fails to enforce its rights under the junior subordinated debt securities. See “Description of Capital Securities — Trust Enforcement Event.”

Consolidation, Merger, Sale of Assets and Other Transactions

The indenture states that we cannot consolidate with or merge into any other person or convey, transfer or lease our properties and assets substantially as an entirety to any person, and no person will consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:

•	the successor is organized under the laws of the U.S. or any state or the District of Columbia, and expressly assumes all of our obligations under the indenture;

•	immediately after the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing;

•	this transaction is permitted under the related trust agreement and the related guarantee and does not give rise to any breach or violation of the related trust agreement or the related guarantee; and

•	some other conditions prescribed in the indenture are met.

The general provisions of the indenture do not afford protection to the holders of the junior subordinated debt securities in the event of a highly leveraged or other transaction involving us that may adversely affect the holders.

Satisfaction and Discharge

The indenture provides that when all junior subordinated debt securities not previously delivered to the trustee for cancellation:

•	have become due and payable, or will become due and payable within one year;

•	we deposit with the trustee money sufficient to pay and discharge the entire indebtedness on the junior subordinated debt securities;

•	we deliver to the trustee officers’ certificates and opinions of counsel; and

•	we comply with some other requirements under the indenture,

then the indenture will cease to be of further effect and we will be considered to have satisfied and discharged the indenture.

Defeasance

Junior subordinated debt securities of a series may be defeased at any time in accordance with their terms and as set forth in the indenture and described briefly below, unless the terms of the series provide otherwise. Any defeasance may terminate all of our obligations (with limited exceptions) with respect to a series of junior subordinated debt securities and the indenture (“legal defeasance”), or it may terminate only our obligations under any restrictive covenants which may be applicable to a particular series (“covenant defeasance”).

We may exercise our legal defeasance option even though we have also exercised our covenant defeasance option. If we exercise the legal defeasance option with respect to a series of junior subordinated debt securities, that series may not be accelerated because of an event of default. If we exercise the covenant defeasance option, that series of junior subordinated debt securities may not be accelerated by reference to any restrictive covenants which may be applicable to that particular series.

To exercise either defeasance option as to a series of junior subordinated debt securities, we must:

•	irrevocably deposit in trust (the “defeasance trust”) with the trustee or another trustee money or U.S. government obligations;

•

deliver a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. government obligations, without reinvestment, plus any deposited money without investment, will provide cash at the times and in the amounts necessary to pay the principal and interest when due on all debt securities of the series upon maturity or redemption, as the case may be; and

•

comply with certain other conditions. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders for federal income tax purposes.

U.S. government obligations are direct obligations of (a) the U.S. or (b) an agency or instrumentality of the U.S., the payment of which is unconditionally guaranteed by the U.S., and which, in either case (a) or (b), have the full faith and credit of the United States of America pledged for payment and which are not callable at the issuer’s option. It also includes certificates representing an ownership interest in such obligations.

Subordination

The indenture provides that any junior subordinated debt securities will be subordinate and junior in right of payment to all senior and subordinated debt securities.

Upon any payment or distribution of assets to creditors upon our liquidation, dissolution, winding up, reorganization, whether voluntary or involuntary, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings, the holders of senior and subordinated debt securities will first be entitled to receive payment in full of the principal, premium, or interest due before the holders of junior subordinated debt securities will be entitled to receive any payment or distribution.

In the event of the acceleration of the maturity of any junior subordinated debt securities, the holders of all senior and subordinated debt securities outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due on the senior and subordinated debt securities (including any amounts due upon acceleration) before the holders of junior subordinated debt securities.

No payment, by or on our behalf, of principal, premium, if any, or interest, on the junior subordinated debt securities shall be made if at the time of the payment, there exists:

•	a default in any payment on any senior and subordinated debt securities, or any other default under which the maturity of any senior and subordinated debt securities has been accelerated; and

•	any judicial proceeding relating to the defaults which shall be pending.

We are a holding company and most of our operating assets are owned by our subsidiaries. We rely primarily on dividends from our subsidiaries to meet our obligations to pay the principal of and interest on our outstanding debt obligations and corporate expenses. We are a legal entity separate and distinct from our banking and nonbanking affiliates. Our principal sources of income are dividends, interest and fees from our banking and nonbanking affiliates. Our banking subsidiary is subject to some restrictions imposed by federal law on any extensions of credit to, and some other transactions with, us and some other affiliates, and on investments in stock or other securities. These restrictions prevent us and our other affiliates from borrowing from our banking subsidiary unless the loans are secured by various types of collateral. Further, these secured loans, other transactions and investments by our banking subsidiary are generally limited in amount for us and each of our other affiliates to 10% of our banking subsidiary’s capital and surplus, and as to us and all of our other affiliates to an aggregate of 20% of our banking subsidiary’s capital and surplus. In addition, payment of dividends by our banking subsidiary to us are subject to ongoing review by banking regulators and to various statutory limitations and in some circumstances requires approval by banking regulatory authorities. Because we are a holding company, our right to participate in any distribution of assets of any subsidiary upon the liquidation or reorganization or otherwise of our subsidiary is subject to the prior claims of creditors of the subsidiary, unless we can be recognized as a creditor of that subsidiary. Accordingly, the junior subordinated debt securities will be effectively subordinated to all existing and future liabilities of our banking subsidiary, and holders of junior subordinated debt securities should look only to our assets for payments on the junior subordinated debt securities.

The indenture places no limitation on the amount of senior and subordinated debt securities that we may incur. We expect to incur from time to time additional indebtedness constituting senior and subordinated debt securities.

The indenture provides that these subordination provisions, as they relate to any particular issue of junior subordinated debt securities, may be changed before the issuance. The applicable prospectus supplement will describe any of these changes.

Denominations, Registration and Transfer

Unless the applicable prospectus supplement specifies otherwise, we will issue the junior subordinated debt securities in registered form only, without coupons and, in the denominations specified in the prospectus supplement. Holders can exchange junior subordinated debt securities of any series for other junior subordinated debt securities:

•	of the same issue and series;

•	in any authorized denominations;

•	in a like principal amount;

•	of the same date of issuance and maturity; and

•	bearing the same interest rate.

Subject to the terms of the indenture and the limitations applicable to global securities stated in the applicable prospectus supplement, junior subordinated debt securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer duly endorsed, or a satisfactory written instrument of transfer, duly executed) at the office of the security registrar or at the office of any transfer agent designated by us for that purpose.

Unless otherwise provided in the applicable prospectus supplement, no service charge will be made for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. We have appointed the trustee as security registrar for the junior subordinated debt securities. Any transfer agent (in addition to the security registrar) initially designated by us for any junior subordinated debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the junior subordinated debt securities of each series.

If the junior subordinated debt securities of any series are to be redeemed, neither the trustee nor us will be required to:

•

issue, register the transfer of, or exchange any junior subordinated debt securities of any series during a period beginning on the business day that is 15 days before the day of mailing of notice of redemption of any junior subordinated debt securities that is selected for redemption and ending at the close of business on the day of mailing of the relevant notice; or

•	transfer or exchange any junior subordinated debt securities selected for redemption, except the unredeemed portion of any junior subordinated debt securities being redeemed in part.

Global Junior Subordinated Debt Securities

We may issue, in whole or in part, the junior subordinated debt securities of a series in the form of one or more global junior subordinated debt securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to those series. The specific terms of the depositary arrangements for a series of junior subordinated debt securities will be described in the applicable prospectus supplement. See “Global Securities.”

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of principal of and any premium and interest on junior subordinated debt securities will be made at the office of the trustee or at the office of the paying agent(s) designated by us, from time to time, in the applicable prospectus supplement. However, we may make interest payment by:

•	check mailed to the address of the person entitled to it at the address appearing in the securities register (except in the case of global junior subordinated debt securities); or

•	transfer to an account maintained by the person entitled to it as specified in the securities register, so long as we receive proper transfer instructions by the regular record date.

Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on junior subordinated debt securities on any interest payment date will be made to the person in whose name the junior subordinated debt securities are registered at the close of business on the regular record date relating to the interest payment date, except in the case of defaulted interest.

We may at any time designate additional paying agents or cancel the designation of any paying agent. We will at all times be required to maintain a paying agent in each place of payment for each series of junior subordinated debt securities.

Any money deposited with the trustee or any paying agent, or held by us in trust, for the payment of the principal of and any premium or interest on any junior subordinated debt securities that remains unclaimed for two years after the principal, any premium or interest has become due and payable will, at our request, be repaid to us and the holder of the junior subordinated debt securities can then only look to us for payment.

Information About the Trustee

The Trust Indenture Act describes the duties and responsibilities of the trustee. Subject to the provisions under the Trust Indenture Act, the trustee has no obligation to exercise any of the powers vested in it by the indenture, at the request of any holder of junior subordinated debt securities, unless the holder offers reasonable indemnity against the costs, expenses and liabilities that are incurred. The trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if it reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Corresponding Junior Subordinated Debt Securities

The corresponding junior subordinated debt securities are issued in one or more series of junior subordinated debt securities under the indenture with terms corresponding to the terms of a series of related capital securities. Concurrently with the issuance of each trust’s capital securities, the trust will invest the proceeds and the consideration paid by us for the related common securities in a series of corresponding junior subordinated debt securities. Each series of corresponding junior subordinated debt securities will be in the principal amount equal to the aggregate stated liquidation amount of the related capital securities and the common securities of the trust and will rank equally with all other series of junior subordinated debt securities. As a holder of the related capital securities for a series of corresponding junior subordinated debt securities, you will have rights in connection with modifications to the indenture or at the occurrence of events of default under the indenture described under “ — Modification of Indenture” and “ — Events of Default,” unless provided otherwise in the applicable prospectus supplement for these related capital securities.

Unless otherwise specified in the applicable prospectus supplement, if a Tax Event relating to a trust of related capital securities occurs and is continuing, we have the option, and subject to prior approval by the Federal Reserve Board (if required at the time under applicable capital guidelines or policies), to redeem the corresponding junior subordinated debt securities at any time within 90 days of the occurrence of the Tax Event, in whole but not in part, at the redemption price.

As long as the applicable trust is the holder of all outstanding series of corresponding junior subordinated debt securities, the trust will use the proceeds of the redemption to redeem the corresponding capital securities and common securities in accordance with their terms. We may not redeem a series of corresponding junior subordinated debt securities in part, unless all accrued and unpaid interest has been paid in full on all outstanding corresponding junior subordinated debt securities of the applicable series.

We will covenant in the indenture that if and as long as:

•	the trust of the related series of capital securities and common securities is the holder of all the corresponding junior subordinated debt securities;

•	a Tax Event related to the trust has occurred and is continuing; and

•	we have elected, and have not revoked our election, to pay Additional Sums for the capital securities and common securities; we will pay to the trust the Additional Sums.

Additional Sums refers to the additional amounts required to be paid so that the amount of distributions due and payable by a trust on outstanding capital securities and common securities shall not be reduced because of any additional taxes, duties and other governmental charges to which a trustee is subject because of a Tax Event.

We will also covenant, as to each series of corresponding junior subordinated debt securities:

•

to maintain directly or indirectly 100% ownership of the common securities of the trust to which corresponding junior subordinated debt securities have been issued, provided that some successors which are permitted under the indenture, may succeed to our ownership of the common securities;

•	not to voluntarily terminate, wind-up or liquidate any trust, except:

•	with prior approval of the Federal Reserve Board if then so required under applicable capital guidelines or policies of the Federal Reserve Board; and

•

in connection with a distribution of corresponding junior subordinated debt securities to the holders of the capital securities in liquidation of a trust, or in connection with some mergers, consolidations or amalgamations permitted by the related trust agreement; and

•

to use our reasonable efforts, consistent with the terms and provisions of the related trust agreement, to cause the trust to remain classified as a grantor trust and not as an association taxable as a corporation for U.S. federal income tax purposes.

DESCRIPTION OF CAPITAL SECURITIES

General

We have described below certain general terms and provisions of the capital securities issued pursuant to this prospectus. The applicable prospectus supplement will describe the specific terms of the series of the capital securities offered under that prospectus supplement and any general terms outlined in this section that will not apply to those capital securities.

The capital securities will be issued under the trust agreement. The trust agreement will be qualified as an indenture under the Trust Indenture Act. The forms of trust agreement and capital securities have been filed as an exhibit to the registration statement.

The capital securities will have the terms described in the applicable trust agreement or made part of the trust agreement by the Trust Indenture Act or the Delaware Statutory Trust Act. The terms of the capital securities will mirror the terms of the junior subordinated debt securities held by each trust.

This section summarizes the material terms and provisions of the trust agreement and the capital securities. Because this is only a summary, it does not contain all of the details found in the full text of the trust agreement and the capital securities. If you would like additional information you should read the form of trust agreement and the form of capital securities.

The trust agreement of each trust authorizes the administrative trustees to issue on behalf of each trust one series of capital securities and one series of common securities containing the terms described in the applicable prospectus supplement. The proceeds from the sale of the capital securities and common securities will be used by each trust to purchase a series of junior subordinated debt securities from us. The junior subordinated debt securities will be held in trust by the property trustee for your benefit and the benefit of the holder of the common securities.

Under the guarantee, we will agree to make payments of distributions and payments on redemption or liquidation of the capital securities, to the extent that the related trust holds funds available for this purpose and has not made such payments. See “Description of the Guarantees.”

The assets of each trust available for distribution to you will be limited to payments received from us under the corresponding junior subordinated debt securities. If we fail to make a payment on the corresponding junior subordinated debt securities, the property trustee will not have sufficient funds to make related payments, including distributions, on the capital securities.

Each guarantee, when taken together with our obligations under the corresponding junior subordinated debt securities and the indenture and the applicable trust agreement, will provide a full and unconditional guarantee of amounts due on the capital securities issued by each trust. See “Relationship Among the Capital Securities, the Corresponding Junior Subordinated Debt Securities and the Guarantees.”

Each trust will redeem an amount of capital securities equal to the amount of any corresponding junior subordinated debt securities redeemed.

Specific terms relating to the capital securities will be described in the applicable prospectus supplement, including:

•	the name of the capital securities and the liquidation amount of each capital security;

•	the dollar amount and number of capital securities issued;

•	the annual distribution rate(s) (or method of determining this rate(s)), the payment date(s) and the record dates used to determine the holders who are to receive distributions;

•	the date from which distributions shall be cumulative;

•	the optional redemption provisions, if any, including the prices, time periods and other terms and conditions for which the capital securities shall be purchased or redeemed, in whole or in part;

•	the terms and conditions, if any, under which the junior subordinated debt securities are distributed to you by the trusts;

•	any securities exchange on which the capital securities are listed;

•

whether the capital securities are to be issued in book-entry form and represented by one or more global certificates, and if so, the depositary for the global certificates and the specific terms of the depositary arrangements; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of the capital securities.

The applicable prospectus supplement will also describe some U.S. federal income tax considerations applicable to any offering of capital securities.

Redemption or Exchange

Redemption. If any corresponding junior subordinated debt securities are repaid or redeemed in whole or in part, whether at maturity or upon earlier redemption, the property trustee will use the proceeds from this repayment or redemption to redeem capital securities and common securities having a liquidation amount equal to that portion of the principal amount of corresponding junior subordinated debt securities to be contemporaneously redeemed. The property trustee will give you at least 30 days notice, but not more than 60 days notice, before the date of redemption. The capital securities and (unless there is a default under the junior subordinated debt securities) the common securities will be redeemed at the redemption price upon the concurrent redemption of the corresponding junior subordinated debt securities. See “Description of the Junior Subordinated Debt Securities — Redemption.”

If less than all of any series of corresponding junior subordinated debt securities are to be repaid or redeemed on a date of redemption, then the proceeds from the repayment or redemption shall be allocated, pro rata, to the redemption of the related capital securities and the common securities.

Unless the applicable prospectus supplement indicates otherwise, we may, at our option and subject to the receipt of prior approval by the Federal Reserve Board if then required under applicable capital guidelines and policies, redeem any series of corresponding junior subordinated debt securities:

•	on or after the date as specified in the applicable prospectus supplement, in whole at any time or in part from time to time;

•

in whole (but not in part), upon the occurrence of a Tax Event, an Investment Company Event or a Regulatory Capital Event, at any time within 90 days of the occurrence of such Tax Event, Investment Company Event or Regulatory Capital Event; or

•	as is otherwise specified in the applicable prospectus supplement.

Tax Event, Investment Company Event Or Regulatory Capital Event Redemption. If a Tax Event, Investment Company Event or Regulatory Capital Event relating to a series of capital securities and common securities shall occur and be continuing, we may redeem the corresponding junior subordinated debt securities in whole, but not in part. This will cause a mandatory redemption of all of the related capital securities and common securities at the redemption price within 90 days following the occurrence of the Tax Event, Investment Company Event or Regulatory Capital Event.

If a Tax Event relating to a series of capital securities and common securities occurs and is continuing and we elect not to redeem the corresponding junior subordinated debt securities or to terminate the related trust and cause the corresponding junior subordinated debt securities to be distributed to holders of the capital securities and common securities as described above, those capital securities and common securities will remain outstanding and Additional Sums may be payable on the corresponding junior subordinated debt securities.

Distribution Of Corresponding Junior Subordinated Debt Securities. We may under certain circumstances dissolve any trust and, after satisfaction of the liabilities of creditors of the trust as provided by applicable law, cause the corresponding junior subordinated debt securities relating to the capital securities and common securities issued by the trust to be distributed to you and the holders of the common securities in liquidation of the trust. See “— Liquidation Distribution Upon Dissolution.”

Once the liquidation date is fixed for any distribution of corresponding junior subordinated debt securities for any series of capital securities:

•	the series of capital securities will no longer be deemed to be outstanding;

•

the depositary for the series of capital securities, or its nominee, will receive a registered global certificate or certificates representing the corresponding junior subordinated debt securities to be delivered upon the distribution; and

•

certificates representing the series of capital securities not held by the depositary or its nominee will be deemed to represent the corresponding junior subordinated debt securities. Those certificates will bear accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on the series of capital securities until the certificates are presented to the administrative trustees of the applicable trust or their agent for transfer or reissuance.

We cannot assure you of the market prices for the capital securities or the corresponding junior subordinated debt securities. Accordingly, the capital securities that you may purchase, or the corresponding junior subordinated debt securities that you may receive on dissolution and liquidation of a trust, may trade at a discount of the price that you paid for the capital securities.

Redemption Procedures

Capital securities redeemed on date of redemption shall be:

•	redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debt securities; and

•	payable on each date of redemption only to the extent that the related trust has funds on hand available for the payment of the redemption price.

If notice of redemption is given, then, by 12:00 noon, New York City time, on the date of redemption, to the extent funds are available, the property trustee will deposit irrevocably with the depositary funds sufficient to pay the applicable redemption price and will give the depositary irrevocable instructions and authority to pay the redemption price to you. See “Global Securities.” If the capital securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the capital securities, funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to you when you surrender your certificates evidencing the capital securities.

Distributions payable on or before the date of redemption for any capital securities called for redemption shall be payable to the holders on the relevant record dates for the related distribution dates.

If notice of redemption is given and funds deposited as required, all of your rights will cease, except your right to receive the redemption price, and the capital securities will cease to be outstanding.

If a date of redemption is not a business day, then payment of the redemption price payable on the date of redemption will be made on the next succeeding day which is a business day (and without any interest or other payment for any delay). However, if the business day falls in the next calendar year, then payment will be made on the immediately preceding business day.

If payment of the redemption price of the capital securities called for redemption is improperly withheld or refused and not paid either by the trust or by us under the guarantee, then distributions on the capital securities will continue to accrue at the then applicable rate from the date of redemption to the date that the redemption price is actually paid. In this case the actual payment date will be the date of redemption for purposes of calculating the redemption price.

Subject to applicable law (including, without limitation, federal securities law), our subsidiaries or us may at any time and from time to time purchase outstanding capital securities by tender offer, in the open market or by private agreement.

Payment of the redemption price on the capital securities and any distribution of corresponding junior subordinated debt securities to holders of capital securities shall be payable to the holders on the relevant record date as they appear on the register of capital securities. The record date shall be one business day before the relevant date of redemption or liquidation date as applicable. However, if the capital securities are not in book-entry form, the relevant record date for the capital securities shall be at least 15 days before the date of redemption or liquidation date.

If less than all of the capital securities and common securities issued by a trust are to be redeemed on a redemption date, then the aggregate liquidation amount of the capital securities and common securities to be redeemed shall be allocated pro rata to the capital securities and the common securities based upon the relative liquidation amounts of such classes. The property trustee will select the capital securities to be redeemed on a pro rata basis, by a method deemed fair and appropriate by it. The property trustee will promptly notify the registrar in writing of the capital securities selected for redemption and, in the case of any capital securities selected for partial redemption, the liquidation amount to be redeemed.

We will give you notice of any redemption at least 30 days but not more than 60 days before the date of redemption at your registered address. Unless we default in the payment of the redemption price on the corresponding junior subordinated debt securities, on and after the date of redemption, interest will cease to accrue on the junior subordinated debt securities or portions of the junior subordinated debt securities (and distributions will cease to accrue on the related capital securities or portions of the capital securities) called for redemption.

Subordination of Common Securities

Payment of distributions on, and the redemption price of, each trust’s capital securities and common securities, will be made pro rata based on the liquidation amount of the capital securities and common securities. However, if an event of default under the indenture shall have occurred and is continuing, no payment may be made on any of the trust’s common securities, unless all unpaid amounts on each of the trust’s outstanding capital securities shall have been made or provided for in full.

If an event of default under the indenture has occurred and is continuing, we, as holder of the trust’s common securities, will be deemed to have waived any right to act on the event of default under the applicable trust agreement until the effect of all events of default relating to the capital securities have been cured, waived or otherwise eliminated. Until the events of default under the applicable trust agreement relating to the capital securities have been so cured, waived or otherwise eliminated, the property trustee will act solely on your behalf and not on our behalf as holder of the trust’s common securities, and only you and the other holders of capital securities will have the right to direct the property trustee to act on your behalf.

Liquidation Distribution Upon Dissolution

Each trust agreement states that each trust shall be dissolved on the first to occur of:

•	we and the trustees consent to a dissolution at any time prior to the initial issuance of capital securities;

•	our bankruptcy, dissolution or liquidation;

•

the distribution of junior subordinated debt securities having a principal amount equal to the liquidation amount of the related capital securities and common securities directly to the holders of the capital securities and common securities. For this distribution, we must give at least 30 days written notice to the trustees;

•	the redemption of all of the capital securities and common securities of a trust; and

•	a court order for the dissolution of a trust is entered.

Upon a dissolution, following payment of any amounts owed to our general creditors, you would be entitled to receive a liquidation distribution from the trust assets.

If dissolution of a trust occurs as described in the first, second and fourth bullets above, the applicable trustee shall liquidate the trust as quickly as possible. After paying all amounts owed to creditors, the trustee will distribute to the holders of the capital securities and the common securities either:

•	junior subordinated debt securities having a principal amount equal to the liquidation amount of the related capital securities and common securities; or

•

if the distribution of the junior subordinated debt securities is determined by the property trustee not to be practical, cash assets equal to the aggregate liquidation amount per capital security and common security specified in an accompanying prospectus supplement, plus accumulated and unpaid distributions from that date to the date of payment.

If a trust cannot pay the full amount due on its capital securities and common securities because insufficient assets are available for payment, then the amounts payable by the trust on its capital securities and common securities shall be paid pro rata. However, if an event of default under the indenture has occurred and is continuing, the total amounts due on the capital securities shall be paid before any distribution on the common securities.

Trust Enforcement Event

An event of default under the indenture constitutes an event of default under the amended and restated trust agreement. We refer to such an event as a “Trust Enforcement Event.” For more information on events of default under the indenture, see “Description of the Junior Subordinated Debt Securities — Events of Default.” Upon the occurrence and continuance of a Trust Enforcement Event, the property trustee, as the sole holder of the junior subordinated debt securities, will have the right under the indenture to declare the principal amount of the junior subordinated debt securities due and payable. The amended and restated trust agreement does not provide for any other events of default.

If the property trustee fails to enforce its rights under the junior subordinated debt securities after a holder of capital securities has made a written request, that holder of capital securities may, to the extent permitted by applicable law, institute a legal proceeding against us to enforce the property trustee’s rights under the junior subordinated debt securities and the indenture without first instituting legal proceedings against the property trustee or any other person. In addition, if a Trust Enforcement Event is due to our failure to pay interest or principal on the junior subordinated debt securities when due, then the registered holder of capital securities may institute a direct action on or after the due date directly against us for enforcement of payment to that holder of the principal of or interest on the junior subordinated debt securities having a principal amount equal to the total liquidation amount of that holder’s related capital securities. In connection with such a direct action, we will have the right under the indenture to set off any payment made to that holder by us. The holders of capital securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debt securities.

Pursuant to the amended and restated trust agreement, the holder of the common securities will be deemed to have waived any Trust Enforcement Event regarding the common securities until all Trust Enforcement Events regarding the capital securities have been cured, waived or otherwise eliminated. Until all Trust Enforcement Events regarding the capital securities have been so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the capital securities and only the holders of the capital securities will have the right to direct the enforcement actions of the property trustee.

Removal of Trustees

Unless an event of default under a trust agreement has occurred and is continuing, we can remove and replace any trustee at any time. If an event of default under a trust agreement has occurred and is continuing, the property trustee and the Delaware trustee may be removed or replaced by the holders of at least a majority in liquidation amount of the outstanding capital securities. We are the only one that have the right to remove or replace the administrative trustees. No resignation or removal of any of the trustees and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee as described in the applicable trust agreement.

Co-Trustees and Separate Property Trustee

Unless an event of default under a trust agreement has occurred and is continuing, we, as the holder of the common securities, and the administrative trustees shall have the power:

•

to appoint one or more persons approved by the property trustee either to act as co-trustee, jointly with the property trustee, of all or any part of the trust property, or to act as a separate trustee of any trust property, in either case with the powers as provided in the instrument of appointment; and

•	to vest in the person(s) any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable trust agreement.

If an event of default under a trust agreement has occurred and is continuing, only the property trustee may appoint a co-trustee or separate property trustee.

Merger or Consolidation of Trustees

If any of the trustees merge, convert, or consolidate with or into another entity or sells its trust operations to another entity, the new entity shall be the successor of the trustee under each trust agreement, provided that the corporation or other entity shall be qualified and eligible to be a trustee.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

A trust may not merge with or into, consolidate, amalgamate, or be replaced by or transfer or lease all or substantially all of its properties and assets to any other entity (a merger event), except as described below or as described in “Liquidation Distribution Upon Dissolution”. A trust may, at our request, with the consent of the administrative trustees and without your consent, merge with or into, consolidate, amalgamate or be replaced by another trust provided that:

•	the successor entity either:

•	expressly assumes all of the obligations of the trust relating to the capital securities; or

•

substitutes for the capital securities other securities with terms substantially the same as to the capital securities (successor securities) so long as the successor securities have the same rank as the capital securities for distributions and payments upon liquidation, redemption and otherwise;

•	we expressly appoint a trustee of the successor entity who has the same powers and duties as the property trustee of the trust as it relates to the junior subordinated debt securities;

•	the successor securities are listed or will be listed on the same national securities exchange or other organization that the capital securities are listed on;

•	the merger event does not cause the capital securities or successor securities to be downgraded by any national statistical rating organization;

•	the merger event does not adversely affect the rights, preferences and privileges of the holders of the capital securities or successor securities in any material way;

•	the successor entity has a purpose substantially similar to that of the trust;

•	before the merger event, we have received an opinion of counsel stating that:

•	the merger event does not adversely affect the rights of the holders of the capital securities or any successor securities in any material way; and

•

following the merger event, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (“Investment Company Act”); and

•	we own all of the common securities of the successor entity and guarantee the successor entity’s obligations under the successor securities in the same manner provided by the related guarantee.

The trusts and any successor entity must always be classified as grantor trusts for U.S. federal income tax purposes unless all of the holders of the capital securities approve otherwise.

Voting Rights; Amendment of Each Trust Agreement

You have no voting rights except as discussed under “— Mergers, Consolidations, Amalgamations or Replacements of the Trust” and “Description of the Guarantees — Amendments and Assignment,” and as otherwise required by law and the applicable trust agreement. We may amend each trust agreement without your consent:

•	to fix any ambiguity or inconsistency;

•	to add any additional covenants, restrictions or obligations on the Company;

•	to conform the indenture to certain security law changes; or

•

to modify, eliminate or add provisions to the applicable trust agreement as shall be necessary to ensure that each trust shall at all times be classified as a grantor trust for U.S. federal income tax purposes.

The administrative trustees and we may amend each trust agreement for any other reason as long as the holders of at least a majority in aggregate liquidation amount of the capital securities agree, and the trustees receive an opinion of counsel which states that the amendment will not affect the applicable trust’s status as a grantor trust for U.S. federal income tax purposes, or its exemption from regulation as an investment company under the Investment Company Act, except to:

•	change the amount and/or timing or otherwise adversely affect the method of payment of any distribution or liquidation amount on the capital securities or common securities; or

•	restrict your right or the right of the common security holder to institute suit for enforcement of any distribution or liquidation amount on the capital securities or common securities.

The changes described in the two bullet points above require the approval of each holder of the capital securities affected.

So long as the corresponding junior subordinated debt securities of a trust are held by the property trustee of that trust, the trustees shall not:

•

direct the time, method and place of conducting any proceeding for any remedy available to the trustee or executing any trust or power conferred on the trustee relating to the corresponding junior subordinated debt securities;

•	waive any past default under Section 5.13 of the indenture;

•	cancel an acceleration of the principal of the corresponding junior subordinated debt securities; or

•

agree to any change in the indenture or the corresponding junior subordinated debt securities, where the trustees’ approval is required, without obtaining the prior approval of the holders of at least a majority in the aggregate liquidation amount of all outstanding related capital securities. However, if the indenture requires the consent of each holder of corresponding junior subordinated debt securities that is affected, then the property trustee must get approval of all holders of capital securities.

The trustees cannot change anything previously approved by you without your approval to make the change. The property trustee shall notify you of any notice of default relating to the corresponding junior subordinated debt securities.

In addition, before taking any of the actions described above, we must obtain an opinion of counsel experienced in these matters, addressed to the applicable trustee or trustees, stating that the trust will continue to be classified as a grantor trust for U.S. federal income tax purposes.

As described in each trust agreement, the property trustee may hold a meeting so that you may vote on a change or request that you approve the change by written consent.

Your vote or consent is not required for the trust to redeem and cancel its capital securities under the trust agreement.

If your vote is taken or a consent is obtained, any capital securities that are owned by us, the trustees or any affiliate of either of us shall, for purposes of the vote or consent, be treated as if they were not outstanding.

Global Capital Securities

The capital securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. The specific terms of the depositary arrangements for a series of capital securities will be described in the applicable prospectus supplement. See “Global Securities.”

Payment and Paying Agents

Payments regarding the capital securities will be made to a depositary, which will credit the relevant accounts at the depositary on the applicable distribution dates or, if any trusts capital securities are not held by a depositary, the payments will be made by check mailed to the address of the holder entitled to it at the address listed in the register.

Unless otherwise specified in the applicable prospectus supplement, the paying agent will initially be the property trustee. The paying agent will be permitted to resign as paying agent with 30 days’ written notice to the property trustee and to us. If the property trustee is no longer the paying agent, the administrative trustees will appoint a successor (which shall be a bank or trust company acceptable to the administrative trustees and to us) to act as paying agent.

Registrar and Transfer Agent

Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the capital securities.

Registration of transfers of capital securities will be effected without charge by or on behalf of each trust, after payment of any tax or other governmental charges that are imposed in connection with any transfer or exchange. No transfers of capital securities called for redemption will be registered.

Information About the Property Trustee

The property trustee will perform only those duties that are specifically stated in each trust agreement. If an event of default arises under a trust agreement, the property trustee must use the same degree of care and skill in the exercise of its duties as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. The property trustee is under no obligation to exercise any of the rights or powers given to it by the applicable trust agreement at your request unless it is offered security or indemnity satisfactory to the property trustee against the costs, expenses and liabilities that it might incur by complying with such request.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of and to operate the trusts in the manner that:

•	no trust will be deemed to be an investment company required to be registered under the Investment Company Act or to fail to be classified as a grantor trust for U.S. federal income tax purposes; and

•	the corresponding junior subordinated debt securities will be treated as our indebtedness for U.S. federal income tax purposes.

In this connection, the administrative trustees and us are authorized to take any action, consistent with applicable law or the certificate of trust of each trust or each trust agreement, that we each determine in our discretion to be necessary or desirable for these purposes.

You have no preemptive or similar rights. A trust may not borrow money, issue debt or mortgages, or pledge any of its assets.

DESCRIPTION OF THE GUARANTEES

General

We will execute a guarantee for your benefit at the same time that a trust issues the capital securities. The guarantee trustee will hold the guarantee for your benefit. The guarantee will be qualified as an indenture under the Trust Indenture Act. The form of guarantee has been filed as an exhibit to the registration statement.

This section summarizes the material terms and provisions of the guarantees. Because this is only a summary, it does not contain all of the details found in the full text of the guarantees. If you would like additional information you should read the form of guarantee agreement.

We will irrevocably agree to pay to you in full the following payments (guarantee payments), to the extent not paid by a trust, as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert other than the defense of payment:

•	any accumulated and unpaid distributions required to be paid on the capital securities, to the extent that the trust has applicable funds available to make the payment;

•

the redemption price and all accrued and unpaid distributions to the date of redemption on the capital securities called for redemption, to the extent that the trust has funds available to make the payment; or

•

in the event of a voluntary or involuntary dissolution, winding up or liquidation of the trust (other than in connection with a distribution of corresponding junior subordinated debt securities to you or the redemption of all the related capital securities), the lesser of:

•

the aggregate of the liquidation amount specified in the applicable prospectus supplement for each capital security plus all accrued and unpaid distributions on the capital securities to the date of payment; and

•	the amount of assets of the trust remaining available for distribution to you.

We can satisfy our obligation to make a guarantee payment by direct payment to you of the required amounts or by causing the trust to pay those amounts to the holders.

Each guarantee will be an irrevocable guarantee on a subordinated basis of the related trust’s obligations under the capital securities, but will apply only to the extent that the related trust has funds sufficient to make the payments, and is not a guarantee of collection.

No single document executed by us that is related to the issuance of the capital securities will provide for our full, irrevocable and unconditional guarantee of the capital securities. It is only the combined operation of the applicable guarantee, the applicable trust agreement, the indenture and the expense agreement that has the effect of providing a full, irrevocable and unconditional guarantee of the trust’s obligations under its capital securities.

Status of Guarantees

Each guarantee will constitute an unsecured obligation of ours and will rank subordinate and junior in right of payment to all of our senior and subordinated debt securities.

Each guarantee will rank equally with all other guarantees issued by us. The guarantee will constitute a guarantee of payment and not of collection (in other words you may sue us, or seek other remedies, to enforce your rights under the guarantee without first suing any other person or entity). Each guarantee will be held for your benefit. Each guarantee will not be discharged except by payment of the guarantee payments in full to the extent not previously paid by the trust or upon distribution to you of the corresponding series of junior subordinated debt securities. None of the guarantees places a limitation on the amount of additional senior and subordinated debt that we may incur. We expect to incur from time to time additional indebtedness constituting senior and subordinated debt.

Amendments and Assignment

Except regarding any changes which do not adversely affect your rights in any material respect (in which case your consent will not be required), the guarantee may only be amended with the prior approval of the holders of at least a majority in aggregate liquidation amount of the outstanding capital securities. A description of the manner in which approval may be obtained is described under “Description of the Capital Securities — Voting Rights; Amendment of Each Trust Agreement.” All guarantees and agreements contained in each guarantee will be binding on our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the related capital securities then outstanding.

Events of Default

An event of default under each guarantee occurs if we fail to make any of our required payments or perform our obligations under the guarantee. The holders of at least a majority in aggregate liquidation amount of the related capital securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee relating to the guarantee or to direct the exercise of any trust or power given to the guarantee trustee under the guarantee.

You may institute a legal proceeding directly against us to enforce your rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

As guarantor, we are required to file annually with the guarantee trustee a certificate stating whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantee.

Information About the Guarantee Trustee

The guarantee trustee, other than during the occurrence and continuance of an event of default by us in the performance of any guarantee, will only perform the duties that are specifically described in the guarantee. After an event of default on any guarantee, the guarantee trustee will exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of its powers as described in the guarantee at your request unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur.

Termination of Capital Securities Guarantees

Each guarantee will terminate once the related capital securities are paid in full or upon distribution of the corresponding series of junior subordinated debt securities to you. Each guarantee will continue to be effective or will be reinstated if at any time you are required to restore payment of any sums paid under the capital securities or the guarantee.

RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE CORRESPONDING JUNIOR SUBORDINATED DEBT SECURITIES AND THE GUARANTEES

Full and Unconditional Guarantee

Payments of distributions and other amounts due on the capital securities (to the extent the trust has funds available for the payments) will be irrevocably guaranteed by us to the extent described under “Description of the Guarantees.” No single document executed by us in connection with the issuance of the capital securities will provide for our full, irrevocable and unconditional guarantee of the capital securities. It is only the combined operation of our obligations under the related guarantee, the related trust agreement, the corresponding series of junior subordinated debt securities, the indenture and the expense agreement that has the effect of providing a full, irrevocable and unconditional guarantee of the trust’s obligations under the related series of capital securities.

If we do not make payments on any series of corresponding junior subordinated debt securities, the related trust will not pay distributions or other amounts on the related capital securities. The guarantee does not cover payments of distributions when the related trust does not have sufficient funds to pay such distributions. If that occurs, your remedy is to sue us, or seek other remedies, to enforce your rights without first instituting a legal proceeding against the guarantee trustee.

Sufficiency of Payments

As long as we make payments of interest and other payments when due on each series of corresponding junior subordinated debt securities, the payments will be sufficient to cover the payment of distributions and other payments due on the related capital securities, primarily because:

•

the aggregate principal amount of each series of corresponding junior subordinated debt securities will be equal to the sum of the aggregate liquidation amount of the related capital securities and common securities;

•

the interest rate and interest and other payment dates on each series of corresponding junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the related capital securities;

•	we shall pay for any and all costs, expenses and liabilities of a trust except the trust’s obligations to holders of its capital securities under the capital securities; and

•	each trust agreement provides that the trust will not engage in any activity that is inconsistent with the limited purposes of the trust.

We have the right to set-off any payment we are otherwise required to make under the indenture with and to the extent we have made, or are concurrently on the date of the payment making, a payment under the related guarantee.

Enforcement Rights of Holders of Capital Securities

You may institute a legal proceeding directly against us to enforce your rights under the related guarantee without first instituting a legal proceeding against the guarantee trustee, the related trust or any other person or entity.

A default or event of default under any of our senior and subordinated debt securities would not constitute a default or event of default under the trust agreements. However, in the event of payment defaults under, or acceleration of, any of our senior and subordinated debt securities, the subordination provisions of the indenture provide that no payments will be made regarding the corresponding junior subordinated debt securities until the senior and subordinated debt securities have been paid in full or any payment default on it has been cured or waived. Failure to make required payments on any series of corresponding junior subordinated debt securities would constitute an event of default under the trust agreements.

Limited Purpose of Trusts

Each trust’s capital securities evidence a beneficial interest in the respective trust, and each trust exists for the sole purpose of issuing its capital securities and common securities and investing the proceeds in corresponding junior subordinated debt securities. A principal difference between the rights of a holder of a capital security and a holder of a corresponding junior subordinated debt security is that a holder of a corresponding junior subordinated debt security is entitled to receive from us the principal amount of and interest accrued on corresponding junior subordinated debt securities held, while a holder of capital securities is entitled to receive distributions from the trust (or from us under the applicable guarantee) if and to the extent the trust has funds available for the payment of distributions.

Rights Upon Dissolution

In the event of any voluntary or involuntary dissolution winding up or liquidation of any trust involving a liquidation of the corresponding junior subordinated debt securities held by a trust, you will be entitled to receive, out of assets held by that trust, the liquidation distribution in cash. See “Description of Capital Securities — Liquidation Distribution Upon Dissolution.” In the event of our voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the corresponding junior subordinated debt securities, would be a subordinated creditor of ours, subordinated in right of payment to all senior debt, but entitled to receive payment in full of principal, premium, if any, and interest, before any of our common stockholders receive payments or distributions. Since we are the guarantor under each guarantee and have agreed to pay for all costs, expenses and liabilities of each trust (other than the trust’s obligations to you), your position and the position of a holder of the corresponding junior subordinated debt securities relative to other creditors and to our stockholders in the event of our liquidation or bankruptcy are expected to be substantially the same.

DESCRIPTION OF COMMON STOCK

We have one class of common stock, the Associated Banc-Corp common stock. Of the 250,000,000 shares of our common stock with a par value of $0.01 per share authorized, 127,760,410 shares were outstanding as of November 30, 2008, exclusive of shares held in treasury.

The following summary is not complete. You should refer to the applicable provision of our Amended and Restated Articles of Incorporation, as amended, and to the Wisconsin Business Corporation Law for a complete statement of the terms and rights of our common stock.

Dividend Rights

Holders of our common stock are entitled to receive dividends when, as, and if declared by our board of directors out of our assets legally available for payment, subject to the rights of holders of our preferred stock. No share of our common stock is entitled to any preferential treatment with respect to dividends.

We have sold 525,000 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Senior Preferred Stock”), to the United States Department of the Treasury pursuant to the Capital Purchase Plan under the Troubled Asset Relief Program. While any Senior Preferred Stock is outstanding, we may pay dividends on our common stock, provided that all accrued and unpaid dividends for all past dividend periods on the Senior Preferred Stock are fully paid. Prior to the third anniversary of the United States Department of the Treasury’s purchase of the Senior Preferred Stock, unless the Senior Preferred Stock has been redeemed or the United States Department of the Treasury has transferred all of the Senior Preferred Stock to third parties, the consent of the United States Department of the Treasury will be required for us to increase our common stock dividend from its current quarterly amount of $0.32 per share.

Furthermore, under our Amended and Restated Articles of Incorporation, as amended, our ability to declare or pay dividends will be subject to restrictions in the event that we fail to declare and pay (or set aside for payment) full dividends on the Senior Preferred Stock.

Voting Rights

Each holder of our common stock will be entitled at each stockholders meeting, with regard to each matter to be voted on, to cast one vote, in person or by proxy, for each share of our common stock registered in his or her name on our stock transfer books. Subject to the rights, if any, of the holders of any series of preferred stock under their respective certificates of designations and applicable law, all voting rights are vested in the holders of shares of our common stock. Voting rights are not cumulative, which means that holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors, and the holders of the remaining shares will not be able to elect any directors.

Rights Upon Liquidation

Subject to the rights of holders of any of our preferred stock which may be issued from time to time, in the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of our common stock will be entitled to receive all of our assets remaining for distribution to our stockholders, on a pro rata basis.

Miscellaneous

Shares of our common stock are not convertible into shares of any other class of capital stock. Shares of our common stock are not and will not be entitled to any preemptive or subscription rights. The issued and outstanding shares of our common stock are fully paid and nonassessable. The transfer agent, registrar, and dividend disbursement agent for our common stock shall be named in the applicable prospectus supplement.

DESCRIPTION OF PREFERRED STOCK

Under our Amended and Restated Articles of Incorporation, as amended, our board of directors is authorized, without further stockholder action, to issue up to 750,000 shares of preferred stock, $1.00 par value per share, in one or more series, and to determine the voting powers and the designations, preferences, and relative, participating, optional, or other special rights, and the qualifications, limitations, or restrictions of each series. As of November 30, 2008, 525,000 shares of our Senior Preferred Stock was issued and outstanding. We may amend our Amended and Restated Articles of Incorporation, as amended, to increase the number of authorized shares of preferred stock in a manner permitted by our Amended and Restated Articles of Incorporation and the Wisconsin Business Corporation Law.

Under regulations adopted by the Federal Reserve Board, if the holders of any series of our preferred stock become entitled to vote for the election of directors because dividends on that series are in arrears, that series may then be deemed a “class of voting securities.” In such a case, a holder of 25% or more of the series, or a holder of 5% or more if that holder would also be considered to exercise a “controlling influence” over Associated Banc-Corp, may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act of 1956. In addition, (1) any other bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire or retain 5% or more of that series, and (2) any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 10% or more of that series.

We will describe the particular terms of any series of preferred stock being offered in the prospectus supplement relating to that series of preferred stock. Those terms may include:

•	the number of shares being offered;

•	the title and liquidation preference per share;

•	the purchase price;

•	the dividend rate or method for determining that rate;

•	the dates on which dividends will be paid;

•	whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to accumulate;

•	any applicable redemption or sinking fund provisions;

•	any applicable conversion provisions;

•	whether we have elected to offer depositary shares with respect to that series of preferred stock; and

•	any additional dividend, liquidation, redemption, sinking fund, and other rights and restrictions applicable to that series of preferred stock.

If the terms of any series of preferred stock being offered differ from the terms set forth below, we will also disclose those terms in the prospectus supplement relating to that series of preferred stock. The following summary is not complete. You should also refer to our Amended and Restated Articles of Incorporation, as amended, and to our Articles of Amendment relating to the series of the preferred stock being offered for the complete terms of that series of preferred stock. Our Amended and Restated Articles of Incorporation was filed as an exhibit to our Quarterly Report on Form 10-Q filed on May 8, 2006. Our Amendment to the Amended and Restated Articles of Incorporation in connection with the designation of our Senior Preferred Stock was filed as an exhibit to our Current Report on Form 8-K filed on November 21, 2008. We will file the certificate of designations with the SEC promptly after the offering of the applicable series of preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the applicable prospectus supplement, in the event we liquidate, dissolve, or wind up our business, each series of preferred stock being offered will have the same rank as to dividends and distributions as each other series of preferred stock we may offer in the future by use of this prospectus and will rank senior as to dividends and distributions to all classes of common stock. The preferred stock will have no preemptive rights.

Dividend Rights

If you purchase preferred stock being offered by use of this prospectus and an applicable prospectus supplement, you will be entitled to receive, when, as, and if declared by our board of directors, cash dividends at the rates and on the dates set forth in the prospectus supplement. Dividend rates may be fixed or variable or both. Different series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. We will pay each dividend to the holders of record as they appear on our stock books (or, if applicable, the records of the depositary referred to below under “Depositary Shares”) on record dates determined by the board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as specified in the prospectus supplement. If our board of directors fails to declare a dividend on any series of preferred stock for which dividends are noncumulative, then your right to receive that dividend will be lost, and we will have no obligation to pay the dividend for that dividend period, whether or not we declare dividends for any future dividend period.

We may not declare or pay any dividend on any series of preferred stock, unless, for the dividend period commencing after the immediately preceding dividend payment date, we have previously declared and paid or we contemporaneously declare and pay full dividends, including cumulative dividends still owing, if any, on any other series of preferred stock that ranks equally with or senior to that series of preferred stock. If we do not pay the dividends on those equally and senior ranking series in full, we may only declare dividends pro rata, so that the amount of dividends declared per share on that series of preferred stock and on each other equally or senior ranking series of preferred stock will bear to each other the same ratio that accrued dividends per share on that series of preferred stock and those other series bear to each other. In addition, generally, unless we have paid full dividends, including cumulative dividends still owing, if any, on all outstanding shares of any series of preferred stock, we may not declare or pay dividends on our common stock, and generally we may not redeem or purchase any common stock. We will not pay interest or any sum of money in lieu of interest on any dividend payment or payments that may be in arrears on any series of preferred stock being offered.

For each dividend period of preferred stock being offered by use of this prospectus and an applicable prospectus supplement, we will compute the amount of dividends payable by annualizing the applicable dividend rate and dividing by the number of dividend periods in a year, except that the amount of dividends payable for the initial dividend period or any period shorter than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period less than a full month, the actual number of days elapsed in the period.

Rights upon Liquidation

In the event that we liquidate, dissolve, or wind-up our affairs, either voluntarily or involuntarily, you will be entitled to receive liquidating distributions in the amount set forth in the applicable prospectus supplement, plus accrued and unpaid dividends, if any, before we make any distribution of assets to the holders of our common stock. If we fail to pay in full all amounts payable with respect to preferred stock being offered by us and any stock having the same rank as that series of preferred stock, the holders of the preferred stock and of that other stock will share in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After the holders of each series of preferred stock and any stock having the same rank as the preferred stock are paid in full, they will have no right or claim to any of our remaining assets. For any series of preferred stock being offered by this prospectus and an applicable prospectus supplement, neither the sale of all or substantially all of our property or business nor a merger or consolidation by us with any other corporation will be considered a dissolution, liquidation, or winding-up of our business or affairs.

Redemption

The applicable prospectus supplement will indicate whether the series of preferred stock being offered is subject to redemption, in whole or in part, whether at our option or mandatorily and whether or not pursuant to a sinking fund. The redemption provisions that may apply to a series of preferred stock being offered, including the redemption dates, the redemption prices for that series, and whether those redemption prices will be paid in cash, stock, or a combination of cash and stock, will be set forth in the prospectus supplement. If the redemption price is to be paid only from the proceeds of the sale of our capital stock, the terms of the series of preferred stock may also provide that, if our capital stock is not sold or if the amount of cash received is insufficient to pay in full the redemption price then due, the series of preferred stock will automatically be converted into shares of the applicable capital stock pursuant to conversion provisions specified in the prospectus supplement.

If we are redeeming fewer than all the outstanding shares of any series of preferred stock being offered, whether by mandatory or optional redemption, the board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method the board of directors determines to be equitable. From and after the redemption date, dividends will cease to accrue on the shares of preferred stock called for redemption, and all rights of the holders of those shares, except the right to receive the redemption price, will cease.

In the event that we fail to pay full dividends, including accrued but unpaid dividends, if any, on any series of preferred stock being offered, we may not redeem that series in part, and we may not purchase or acquire any shares of that series of preferred stock, except by an offer made on the same terms to all holders of that series of preferred stock.

Conversion Rights

The applicable prospectus supplement will state the terms, if any, on which shares of a series of preferred stock being offered are convertible into shares of our common stock or another series of our preferred stock. As described under “Redemption” above, under certain circumstances, preferred stock may be mandatorily convertible into our common stock or another series of our preferred stock.

Voting Rights

Except as indicated below or in the prospectus supplement, or except as expressly required by applicable law, the holders of the preferred stock being offered will not be entitled to vote. Except as indicated in the applicable prospectus supplement, in the event we offer full shares of any series of preferred stock, each share will be entitled to one vote on matters on which holders of that series of preferred stock are entitled to vote.

As more fully described below under “Description of Depositary Shares,” however, if we use this prospectus to offer depositary shares representing a fraction of a share of a series of preferred stock, each depositary share, in effect, will be entitled to that fraction of a vote, rather than a full vote. Because each full share of any series of preferred stock being offered will be entitled to one vote, the voting power of that series will depend on the number of shares in that series, and not on the aggregate liquidation preference or initial offering price of the shares of that series of preferred stock.

Fixed Rate Cumulative Perpetual Preferred Stock

As of November 30, 2008, we have 525,000 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, issued and outstanding. The shares of the Senior Preferred Stock were sold to the United States Department of the Treasury pursuant to the Capital Purchase Program under the Troubled Asset Relief Program. The following is a brief description of the terms of the Senior Preferred Stock that may be resold by the United States Department of the Treasury under this registration statement. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our Amended and Restated Articles of Incorporation, as amended, including the Articles of Amendment with respect to the designation of the Senior Preferred Stock, copies of which are incorporated by reference to the registration statement of which this prospectus is a part and are also available upon request from us.

Dividends Payable on Shares of Senior Preferred Stock. The Senior Preferred Stock provides for cumulative compounding dividends quarterly in arrears of 5% per year until the fifth anniversary of the issuance of the Senior Preferred Stock, and 9% thereafter. The dividend payment dates will be February 15, May 15, August 15 and November 15 beginning with the first dividend payment date to occur at least 20 calendar days after the issuance of the Senior Preferred Stock. The Senior Preferred Stock was issued to the United States Department of the Treasury on November 21, 2008. Accordingly, the first dividend payment date will be February 15, 2009.

Dividends payable during any dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable with respect to the Senior Preferred Stock are payable to holders of record of shares of Senior Preferred Stock on the date that is 15 calendar days immediately preceding the applicable dividend payment date or such other record date as the board of directors or any duly authorized Committee of the board determines, so long as such record date is not more than 60 nor less than 10 days prior to the applicable dividend payment date.

If we determine not to pay any dividend or to pay a partial dividend with respect to the Senior Preferred Stock, we are required to provide written notice to the holders of shares of Senior Preferred Stock prior to the applicable dividend payment date.

We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Board of Governors of the Federal Reserve System, or the Federal Reserve Board, is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. In addition, we are subject to provisions of the Wisconsin Business Corporation Law relating to the payment of dividends.

Priority of Dividends. With respect to the payment of dividends and the amounts to be paid upon liquidation, the Senior Preferred Stock will rank:

•	senior to our common stock and all other equity securities designated as ranking junior to the Senior Preferred Stock; and

•

at least equally with all other equity securities designated as ranking on a parity with the Senior Preferred Stock with respect to the payment of dividends and distribution of assets upon any liquidation, dissolution or winding-up of the Company.

So long as any shares of Senior Preferred Stock remain outstanding, unless all accrued and unpaid dividends for all prior dividend periods have been paid or are contemporaneously declared and paid in full, no dividend whatsoever shall be paid or declared on our common stock or other junior stock, other than a dividend payable solely in shares of our common stock. We also may not purchase, redeem or otherwise acquire for consideration any shares of our common stock, or as applicable, any other class or series of Company stock ranking junior to the Senior Preferred Stock, which we refer to as “junior stock,” unless we have paid in full all accrued dividends on the Senior Preferred Stock for all prior dividend periods, other than:

•

purchases, redemptions or other acquisitions of our common stock or other junior stock in connection with the administration of our employee benefit plans in the ordinary course of business pursuant to a publicly announced repurchase plan up to the increase in diluted shares outstanding resulting from the grant, vesting or exercise of equity-based compensation;

•

purchases or other acquisitions by broker-dealer subsidiaries solely for the purpose of market-making, stabilization or customer facilitation transactions in junior stock, as applicable, any class or series of Company stock that does not expressly rank junior or senior to the Senior Preferred Stock, which we refer to as “parity stock,” in the ordinary course of its business;

•	purchases or other acquisitions by broker-dealer subsidiaries of for resale pursuant to an offering by us of our stock that is underwritten by the related broker-dealer subsidiary;

•	any dividends or distributions of rights or junior stock in connection with any shareholders’ rights plan or repurchases of rights pursuant to any shareholders’ rights plan;

•	acquisition of record ownership of junior stock or parity stock for the beneficial ownership of any other person who is not us or our subsidiary, including as trustee or custodian; and

•

the exchange or conversion of junior stock for or into other junior stock or of parity stock for or into other parity stock or junior stock but only to the extent that such acquisition is required pursuant to binding contractual agreements entered into before November 21, 2008 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for common stock.

If we repurchase shares of Senior Preferred Stock from a holder other than the United States Department of the Treasury, we must offer to repurchase a ratable portion of the Senior Preferred Stock then held by the United States Department of the Treasury. On any dividend payment date for which full dividends are not paid, or declared and funds set aside therefor, on the Senior Preferred Stock and any other parity stock, all dividends paid or declared for payment on that dividend payment date (or, with respect to parity stock with a different dividend payment date, on the applicable dividend date therefor falling within the dividend period and related to the dividend payment date for the Senior Preferred Stock), with respect to the Senior Preferred Stock and any other parity stock shall be declared ratably among the holders of any such shares who have the right to receive dividends, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the dividend period.

Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of the board) may be declared and paid on our common stock and any other stock ranking equally with or junior to the Senior Preferred Stock from time to time out of any funds legally available for such payment, and the Senior Preferred Stock will not be entitled to participate in any such dividend. However, prior to the earlier of November 21, 2011 and the date on which the Senior Preferred Stock has been redeemed in full or transferred by the United States Department of the Treasury, we must obtain the consent of the United States Department of the Treasury to declare or pay dividends on our common stock in an amount greater than $0.32 per share, which was the amount of the quarterly cash dividend per share declared immediately prior to our approval to participate in the Capital Purchase Program under the Troubled Asset Relief Program.

Redemption. The Senior Preferred Stock may not be redeemed prior to November 22, 2011 unless we have received aggregate gross proceeds from one or more Qualified Equity Offerings (as defined below) of at least $131,250,000, which equals 25% of the aggregate liquidation amount of the Senior Preferred Stock on the date of issuance. In such a case, we may redeem the Senior Preferred Stock, subject to the approval of the Federal Reserve Board, in whole or in part, upon notice as described below, up to a maximum amount equal to the aggregate net cash proceeds received by us from such qualified equity offerings. A “Qualified Equity Offering” is a sale and issuance for cash by us, to persons other than us or our subsidiaries after November 21, 2008, of shares of perpetual preferred stock, common stock or a combination thereof, that in each case qualify as tier 1 capital of the Company at the time of issuance under the applicable risk-based capital guidelines of the Federal Reserve Board. Qualified Equity Offerings do not include issuances made in connection with acquisitions, issuances of trust preferred securities and issuances of common stock and/or perpetual preferred stock made pursuant to agreements or arrangements entered into, or pursuant to financing plans that were publicly announced, on or prior to October 13, 2008.

After November 22, 2011, the Senior Preferred Stock may be redeemed at any time, subject to the approval of the Federal Reserve Board, in whole or in part, subject to notice as described below.

In any redemption, the redemption price is an amount equal to the per share liquidation amount plus accrued and unpaid dividends to but excluding the date of redemption.

The Senior Preferred Stock will not be subject to any mandatory redemption, sinking fund or similar provisions. Holders of shares of Senior Preferred Stock have no right to require the redemption or repurchase of the Senior Preferred Stock.

If fewer than all of the outstanding shares of Senior Preferred Stock are to be redeemed, the shares to be redeemed will be selected either pro rata from the holders of record of shares of Senior Preferred Stock in proportion to the number of shares held by those holders or in such other manner as our board of directors or a committee thereof may determine to be fair and equitable.

We will mail notice of any redemption of Senior Preferred Stock by first class mail, postage prepaid, addressed to the holders of record of the shares of Senior Preferred Stock to be redeemed at their respective last addresses appearing on our books. This mailing will be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed or otherwise given as described in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives the notice, and failure duly to give the notice by mail or otherwise, or any defect in the notice or in the mailing or provision of the notice, to any holder of Senior Preferred Stock designated for redemption will not affect the redemption of any other Senior Preferred Stock. Each notice of redemption will set forth the applicable redemption date, the redemption price, the place where shares of Senior Preferred Stock are to be redeemed, and the number of shares of Senior Preferred Stock to be redeemed (and, if less than all shares of Senior Preferred Stock held by the applicable holder, the number of shares to be redeemed from the holder).

Shares of Senior Preferred Stock that are redeemed, repurchased or otherwise acquired by us will revert to authorized but unissued shares of our preferred stock.

Liquidation Rights. In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of Senior Preferred Stock will be entitled to receive an amount per share, referred to as the total liquidation amount, equal to the fixed liquidation preference of $1,000 per share, plus any accrued and unpaid dividends, whether or not declared, to the date of payment. Holders of the Senior Preferred Stock will be entitled to receive the total liquidation amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other shares ranking, as to that distribution, junior to the Senior Preferred Stock.

If our assets are not sufficient to pay the total liquidation amount in full to all holders of Senior Preferred Stock and all holders of any shares of outstanding parity stock, the amounts paid to the holders of Senior Preferred Stock and other shares of parity stock will be paid pro rata in accordance with the respective total liquidation amount for those holders. If the total liquidation amount per share of Senior Preferred Stock has been paid in full to all holders of Senior Preferred Stock and other shares of parity stock, the holders of our common stock or any other shares ranking, as to such distribution, junior to the Senior Preferred Stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding-up of our affairs.

Voting Rights. Except as indicated below or otherwise required by law, the holders of Senior Preferred Stock will not have any voting rights.

Election of Two Directors upon Non-Payment of Dividends. If the dividends on the Senior Preferred Stock have not been paid for an aggregate of six quarterly dividend periods or more (whether or not consecutive), the authorized number of directors then constituting our board of directors will be increased by two. Holders of Senior Preferred Stock, together with the holders of any outstanding parity stock with like voting rights, referred to as voting parity stock, voting as a single class, will be entitled to elect the two additional members of our board of directors, referred to as the preferred stock directors, at the next annual meeting (or at a special meeting called for the purpose of electing the preferred stock directors prior to the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends for all past dividend periods have been paid in full. The election of any preferred stock director is subject to the qualification that the election would not cause us to violate the corporate governance requirement of the Nasdaq Global Select Market (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors.

Upon the termination of the right of the holders of Senior Preferred Stock and voting parity stock to vote for preferred stock directors, as described above, the preferred stock directors will immediately cease to be qualified as directors, their term of office will terminate immediately and the number of our authorized directors will be reduced by two. The holders of a majority of shares of Senior Preferred Stock and voting parity stock, voting as a class, may remove any preferred stock director, with or without cause, and the holders of a majority of the shares Senior Preferred Stock and voting parity stock, voting as a class, may fill any vacancy created by the removal of a preferred stock director. If the office of a preferred stock director becomes vacant for any other reason, the remaining preferred stock director may choose a successor to fill such vacancy for the remainder of the unexpired term.

Other Voting Rights. So long as any shares of Senior Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by our Amended and Restated Articles of Incorporation, as amended, the vote or consent of the holders of at least 66 2/3% of the shares of Senior Preferred Stock at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

•

any amendment or alteration of our Amended and Restated Articles of Incorporation, as amended, to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock ranking senior to the Senior Preferred Stock with respect to payment of dividends and/or distribution of assets on any liquidation, dissolution or winding up of the Company;

•

any amendment, alteration or repeal of any provision of our Amended and Restated Articles of Incorporation, as amended, so as to adversely affect the rights, preferences, privileges or voting powers of the Senior Preferred Stock; or

•

any consummation of a binding share exchange or reclassification involving the Senior Preferred Stock or of a merger or consolidation of the Company with another entity, unless the shares of Senior Preferred Stock remain outstanding following any such transaction or, if we are not the surviving entity, are converted into or exchanged for preference securities and such remaining outstanding shares of Senior Preferred Stock or preference securities have rights, references, privileges and voting powers that are not materially less favorable than the rights, preferences, privileges or voting powers of the Senior Preferred Stock, taken as a whole.

The foregoing voting provisions will not apply if, at or prior to the time when the vote or consent would otherwise be required, all outstanding shares of Senior Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of Senior Preferred Stock to effect the redemption.

DESCRIPTION OF DEPOSITARY SHARES

This section describes the general terms and provisions of the depositary shares. The prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement. The specific terms may differ from the general description of terms described below.

The following summary of the deposit agreement, the depositary shares, and the depositary receipts is not complete. We will file the forms of the deposit agreement and depositary receipts with the SEC promptly after the offering of the depositary shares. You should read the forms of deposit agreement and depositary receipt relating to a series of preferred stock for additional information before you buy any depositary shares that represent preferred stock of that series.

General

We may offer fractional interests in preferred stock, rather than full shares of preferred stock. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of at least $50 million, which we refer to in this prospectus as the depositary. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion, exchange, and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

Unless we specify otherwise in the applicable prospectus supplement, you will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.

When appropriate, the applicable prospectus supplement will describe the U.S. federal income tax considerations relevant to the depositary shares.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received with respect to the preferred stock to the record holders of depositary shares representing the shares of preferred stock. These distributions will be in proportion to the number of depositary shares owned by the holders on the relevant record date. The depositary will not distribute amounts less than one cent. The depositary will distribute any balance with the next sum received for distribution to record holders of depositary shares.

If there is a distribution other than in cash, the depositary will distribute property to the holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.

The deposit agreement will also contain provisions relating to how any subscription or similar rights offered by us to holders of the preferred stock will be made available to the holders of depositary shares.

Conversion and Exchange

If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Redemption of Depositary Shares

If the series of the preferred stock underlying the depositary shares is subject to redemption, all or a part of the depositary shares will be redeemed from the redemption proceeds of that series of the preferred stock held by the depositary. The depositary will mail notice of redemption between 30 to 60 days prior to the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depositary’s records. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption. Payments will be made when holders surrender their depositary receipts to the depositary.

Voting Preferred Stock

When the depositary receives notice of any meeting at which the holders of the preferred stock may vote, the depositary will mail information about the meeting contained in the notice, and any accompanying proxy materials, to the record holders of the depositary shares relating to the preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary with regard to how the preferred stock underlying the holder’s depositary shares should be voted.

The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions received. We will agree to take all action requested by and deemed necessary by the depositary to enable the depositary to vote the preferred stock in that manner. The depositary will not vote any preferred stock for which it does not receive specific instructions from the holders of the depositary shares relating to such preferred stock, unless otherwise indicated in the applicable prospectus supplement.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary at any time. Any amendment that materially and adversely alters the rights of the existing holders of depositary shares, however, will be effective only if approved by the record holders of at least a majority of the depositary shares then outstanding. A deposit agreement may be terminated by us or the depositary only if:

•	all outstanding depositary shares relating to the deposit agreement have been redeemed or reacquired by us;

•	all preferred stock of the relevant series has been withdrawn; or

•

there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution, or winding-up of our business and the distribution has been distributed to the holders of the related depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility under the deposit agreement.

Miscellaneous

We will forward to the depositary, for distribution to the holders of depositary shares, all reports and communications that we must furnish to the holders of the preferred stock.

If the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement, neither the depositary nor we will be liable. Our obligations and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of duties set forth in the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished to us and/or the depositary. We and the depositary may rely upon documents believed to be genuine, written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Resignations or removals will take effect when a successor depositary is appointed and it accepts the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the U.S., and it must have a combined capital and surplus of at least $50 million.

DESCRIPTION OF WARRANTS

This section describes the general terms and provisions of the warrants. The prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement, and any general terms outlined in this section that will not apply to those warrants.

We may issue warrants for the purchase of debt securities, preferred stock, depositary shares, or common stock. Warrants may be issued alone or together with securities offered by any prospectus supplement and may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not act as an agent or trustee for any holders of warrants.

In this section, we have summarized the material terms and provisions of the warrant agreements and warrants. We have also filed the forms of warrant agreements and the certificates representing the warrants as exhibits to the registration statement of which this prospectus is a part. You should read the applicable forms of warrant agreement and warrant certificate for additional information before you buy any warrants.

General

If warrants for the purchase of debt securities are offered, the applicable prospectus supplement will describe the terms of those warrants, including the following, if applicable:

•	the offering price;

•	the currencies in which the warrants are being offered;

•	the designation, aggregate principal amount, currencies, denominations, and terms of the series of the debt securities that can be purchased if a holder exercises the warrants;

•

the designation and terms of any series of debt securities, preferred stock, depositary shares, or other securities with which the warrants are being offered and the number of warrants offered with each debt security, share of preferred stock, depositary share, or other security;

•	the date on and after which the holder of the warrants can transfer them separately from the related securities;

•

the principal amount of the series of debt securities that can be purchased if a holder exercises the warrant and the price at which and currencies in which the principal amount may be purchased upon exercise;

•	the date on which the right to exercise the warrants begins and the date on which the right expires;

•	whether the warrants will be in registered or bearer form;

•	U.S. federal income tax consequences; and

•	any other terms of the warrants.

If warrants for the purchase of preferred stock, depositary shares or common stock are offered, the applicable prospectus supplement will describe the terms of those warrants, including the following where applicable:

•	the offering price;

•

the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock or depositary shares, the designation, total number, and terms of the series of preferred stock that can be purchased upon exercise or that are underlying the depositary shares that can be purchased upon exercise;

•

the designation and terms of the series of debt securities, preferred stock, depositary shares, or other securities with which the warrants are being offered and the number of warrants being offered with each debt security, share of preferred stock, depositary share, or other security;

•	the date on and after which the holder of the warrants can transfer them separately from the related securities;

•

the number of shares of preferred stock, depositary shares, or shares of common stock that can be purchased if a holder exercises the warrant and the price at which the preferred stock, depositary shares, or common stock may be purchased upon each exercise;

•	the date on which the right to exercise the warrants begins and the date on which the right expires;

•	U.S. federal income tax consequences; and

•	any other terms of the warrants.

Unless we state otherwise in the applicable prospectus supplement, the warrants will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer, and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

Until any warrants to purchase debt securities are exercised, the holder of such warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any right to receive payments of principal, premium, or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase preferred stock, depositary shares, common stock, or other securities are exercised, holders of such warrants will not have any rights of holders of the underlying preferred stock, depositary shares, common stock, or other securities, including any right to receive dividends or to exercise any voting rights.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the principal amount of debt securities or number of shares of preferred stock, depositary shares, or shares of common stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates, or a later date if we extend the time for exercise, unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

•	delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

•

delivering the warrant certificate representing the warrants to the warrant agent, or other office indicated in the applicable prospectus supplement, within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price. After you have completed those procedures, we will, as soon as practicable, issue and deliver to you the debt securities, preferred stock, depositary shares, or common stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, the warrant agent will issue to you a new warrant certificate for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants if the changes are not inconsistent with the provisions of the warrants and do not materially adversely affect the interests of the holders of the warrants. We, along with the warrant agent, may also modify or amend a warrant agreement and the terms of the warrants if a majority of the then-outstanding unexercised warrants affected by the modification or amendment consent. No modification or amendment that accelerates the expiration date, however, or increases the exercise price, reduces the majority consent requirement for any such modification or amendment, or otherwise materially adversely affects the rights of the holders of the warrants may be made without the consent of each holder affected by the modification or amendment.

Common Stock Warrant Adjustments. Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of shares of common stock covered by, a warrant for common stock will be adjusted in the manner set forth in the applicable prospectus supplement if certain events occur, including:

•	we issue capital stock as a dividend or distribution on the common stock;

•	we subdivide, reclassify, or combine the common stock;

•

we issue rights or warrants to all holders of common stock entitling them to purchase common stock at less than the current market price, as defined in the warrant agreement for such series of common stock warrants;

•	we distribute to all holders of common stock evidences of our indebtedness or our assets, excluding certain cash dividends and distributions referred to above; or

•	any other event described in the applicable prospectus supplement.

Except as stated above, the exercise price and number of shares of common stock covered by a common stock warrant will not be adjusted if we issue common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase common stock, or securities convertible into or exchangeable for common stock.

Holders of common stock warrants may have additional rights under the following circumstances:

•	a reclassification or change of the common stock;

•	a consolidation, merger or share exchange involving our Company; or

•	a sale or conveyance to another corporation of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock are entitled to receive stock, securities, other property or assets, including cash, with respect to or in exchange for common stock, the holders of the common stock warrants then outstanding will be entitled to receive upon exercise of their common stock warrants the kind and amount of shares of stock and other securities or property that they would have received upon the reclassification, change, consolidation, merger, share exchange, sale, or conveyance if they had exercised their common stock warrants immediately before the transaction.

Warrants Issued Pursuant to Capital Purchase Program Under the Troubled Asset Relief Program

As a condition to participating in the Capital Purchase Program under the Troubled Asset Relief Program, we have issued to the United States Department of the Treasury a warrant (the “CPP Warrant”) to purchase 3,983,308 shares of our common stock. The following is a brief description of the terms of the CPP Warrant that may be resold by the United States Department of the Treasury under this registration statement. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the CPP Warrant, copies of which are incorporated by reference to the registration statement of which this prospectus is a part and are also available upon request from us.

The Warrant is initially exercisable for 3,983,308 shares of our common stock. If we complete one or more Qualified Equity Offerings on or prior to December 31, 2009 that result in our receipt of aggregate gross proceeds of not less than $525,000,000, which is equal to 100% of the aggregate liquidation preference of the Senior Preferred Stock, the number of shares of common stock underlying the CPP Warrant then held by the selling securityholders will be reduced by 50% to 1,991,654 shares. The number of shares subject to the Warrant is subject to further adjustments in the circumstances described below under the heading

Exercise of the Warrant. The initial exercise price of the Warrant is $19.77 per share of common stock for which the CPP Warrant may be exercised. The CPP Warrant may be exercised at any time on or before November 21, 2018 by surrender of the CPP Warrant and a completed notice of exercise attached as an annex to the CPP Warrant and the payment of the exercise price for the shares of common stock for which the CPP Warrant is being exercised. The CPP Warrant may be exercised by following the general procedure outlined below:

•	delivering to us the payment required to purchase the underlying shares of common stock;

•	properly completing and signing the reverse side of the CPP Warrant certificate representing the CPP Warrant; and

•	delivering the CPP Warrant certificate representing the CPP Warrant to us within five business days of the CPP Warrant agent receiving payment of the exercise price.

If the holder of the CPP Warrant complies with the procedures described above, the CPP Warrant will be considered to have been exercised when we receive payment of the exercise price. After the holder of the CPP Warrant has completed those procedures, we will, as soon as practicable, issue and deliver to the holder of the CPP Warrant the shares of common stock that are issued upon exercise. We will not issue fractional shares upon any exercise of the CPP Warrant. Instead, the holder of the CPP Warrant will be entitled to a cash payment equal to the market price of our common stock on the last day preceding the exercise of the CPP Warrant (less the pro-rated exercise price of the CPP Warrant) for any fractional shares that would have otherwise been issuable upon exercise of the CPP Warrant. We will at all times reserve the aggregate number of shares of our common stock for which the CPP Warrant may be exercised.

The shares of common stock issuable upon exercise of the CPP Warrant will be listed upon issuance with the Nasdaq Global Select Market. The holder of the CPP Warrant will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying shares of common stock in connection with the exercise of the CPP Warrant. The exercise price applicable to the CPP Warrant is subject to further adjustments described below under the heading “— Adjustments to the CPP Warrant.”

Rights as a Shareholder. The holder of the CPP Warrant will have none of the rights or privileges that the holders of our common stock enjoy, including any voting rights, until (and then only to the extent) the CPP Warrant has been exercised.

Transferability. The United States Department of the Treasury may not transfer the CPP Warrant until the earlier of the date on which we have received aggregate gross proceeds from a qualified equity offering of at least $525,000,000 and December 31, 2009. The CPP Warrant, and all rights under the CPP Warrant, are otherwise transferable.

Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications and Combinations. The number of shares for which the CPP Warrant may be exercised and the exercise price applicable to the CPP Warrant will be proportionately adjusted in the event we pay dividends or make distributions of our common stock, subdivide, combine or reclassify outstanding shares of our common stock.

Anti-dilution Adjustment. Until the earlier of November 21, 2011 and the date the United States Department of the Treasury no longer holds the CPP Warrant (and other than in certain permitted transactions described below), if we issue any shares of common stock (or securities convertible or exercisable into common stock) for less than 90% of the market price of the common stock on the last trading day prior to pricing such shares, then the number of shares of common stock into which the CPP Warrant is exercisable and the exercise price will be adjusted. Permitted transactions include issuances:

•	as consideration for or to fund the acquisition of businesses and/or related assets;

•	in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by our board of directors;

•

in connection with public or broadly marketed offerings and sales of common stock or convertible securities for cash conducted by us or our affiliates pursuant to registration under the Securities Act, or Rule 144A thereunder on a basis consistent with capital-raising transactions by comparable financial institutions; and

•	in connection with the exercise of preemptive rights on terms existing as of November 21, 2008.

Other Distributions. If we declare any dividends or distributions other than our historical, ordinary cash dividends, the exercise price of the CPP Warrant will be adjusted to reflect such distribution.

Certain Repurchases. If we effect a pro rata repurchase of common stock both the number of shares issuable upon exercise of the CPP Warrant and the exercise price will be adjusted.

Business Combinations. In the event of a merger, consolidation or similar transaction involving us and requiring shareholder approval, the CPP Warrant holder’s right to receive shares of our common stock upon exercise of the CPP Warrant shall be converted into the right to exercise the CPP Warrant for the consideration that would have been payable to the holder of the CPP Warrant with respect to the shares of common stock for which the CPP Warrant may be exercised, as if the CPP Warrant had been exercised prior to such merger, consolidation or similar transaction.

DESCRIPTION OF UNITS

We may issue securities as part of a unit consisting of any combination of the debt securities, common stock, preferred stock, depositary shares and warrants described in this prospectus. The terms of a series of units may be described in a unit agreement between us and a bank or trust corporation as unit agent. The applicable prospectus supplement will describe the specific terms of any units.

CERTAIN ERISA CONSIDERATIONS

The discussion herein of ERISA is general in nature and is not intended to be all-inclusive. Any fiduciary of an ERISA plan, governmental plan or church plan considering an investment in the securities should consult with its legal advisors regarding the consequences of such investment.

General

A fiduciary of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, should consider fiduciary standards under ERISA in the context of the particular circumstances of such plan before authorizing an investment in the securities. Such fiduciary should consider whether the investment satisfies ERISA’s diversification and prudence requirements and whether the investment is in accordance with the documents and instruments governing the plan. In addition, ERISA and the tax code prohibit a wide range of prohibited transactions involving the assets of a plan subject to ERISA, or the assets of an individual retirement account or plan subject to section 4975 of the tax code, or any entity in which such plan invests whose assets are deemed plan assets under ERISA, referred to as an ERISA plan, and persons who have certain specified relationships to the ERISA plan (“parties in interest,” within the meaning of ERISA, and “disqualified person,” within the meaning of the tax code). Such transactions may require “correction” and may cause the ERISA plan fiduciary to incur certain liabilities and the parties in interest or a disqualified persons to be subject to excise taxes.

Governmental plans and certain church plans (each as defined under ERISA) are not subject to ERISA’s fiduciary duty and prohibited transaction rules. Such plans may, however, be subject to federal, state, or local laws or regulations that may affect their investment in the securities. Any fiduciary of such a governmental or church plan considering an investment in the securities should determine the effect of such laws or regulations on a purchase of securities by such plan.

Prohibited Transactions

We may be a party in interest or disqualified person with respect to an ERISA plan investing in the securities. Therefore, such investment by an ERISA plan may give rise to a prohibited transaction in the form of either a sale of property by us to the investing ERISA plan or an extension of credit by the investing ERISA plan to us. Consequently, before investing in the securities, any person who is, or who is acquiring such securities for, or on behalf of, an ERISA plan should determine either that we are not a party in interest or disqualified person with respect to the ERISA plan or that a statutory or an administrative exemption from the prohibited transaction rules discussed below or otherwise available is applicable to such investment in the securities or that such investment in, or acquisition of, such securities will not result in a prohibited transaction.

The statutory or administrative prohibited transaction class exemptions, each a PTCE, from the prohibited transaction rules under ERISA and the tax code that may be available to an ERISA plan that is investing in the securities, include the following ERISA investor exemptions:

•	PTCE 90-1, regarding investments by insurance company pooled separate accounts;

•	PTCE 91-38, regarding investments by bank collective investment funds;

•	PTCE 84-14, regarding transactions effected by qualified professional asset managers;

•	PTCE 96-23, regarding transactions effected by in-house managers;

•	PTCE 95-60, regarding investments by insurance company general accounts; and

•

ERISA Section 408(b)(17) and tax code section 4975(d)(20) regarding certain transactions between an ERISA plan and a party in interest or disqualified person which is a service provider to the ERISA plan or related to such service provider

The acquisition of securities by any person or entity who is, or who in acquiring such securities is using the assets of, an ERISA plan will be deemed to constitute a representation by such person or entity to us either that we are not a disqualified person or party in interest with respect to the ERISA plan or that such person or entity is eligible for exemptive relief available pursuant to either the ERISA investor exemptions or another applicable exemption with respect to the acquisition and holding of such securities.

GLOBAL SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, securities other than common stock will be issued in the form of one or more global certificates, or “global securities,” registered in the name of a depositary or its nominee. Unless otherwise indicated in the applicable prospectus supplement, the depositary will be The Depository Trust Company (“DTC”). We understand that DTC’s nominee will be Cede & Co. Accordingly, we expect Cede & Co. to be the initial registered holder of all securities that are issued in global form. No person that acquires a beneficial interest in those securities will be entitled to receive a certificate representing that person’s interest in the securities, except as described herein or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders of securities issued in global form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders will refer to payments and notices to DTC or Cede & Co. as the registered holder of these securities.

We understand that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve

System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

Persons that are not participants or indirect participants but desire to purchase, sell, or otherwise transfer ownership of, or other interests in, securities may do so only through participants and indirect participants. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by our designated agent to Cede & Co., as nominee for DTC. DTC will forward such payments to its participants, who will then forward them to indirect participants or holders. Holders will not be recognized by the relevant registrar, transfer agent, trustee, depositary, or warrant agent as registered holders of the securities entitled to the benefits of our Amended and Restated Articles of Incorporation or the applicable indenture, deposit agreement, or warrant agreement. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

Under the rules, regulations, and procedures creating and affecting DTC and its operations as currently in effect, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. DTC rules require participants and indirect participants with which beneficial securities owners have accounts to make book-entry transfers and receive and transmit payments on behalf of their respective account holders.

Because DTC can act only on behalf of

•	participants, who in turn act only on behalf of participants or indirect participants, and

•	certain banks, trust companies and other persons approved by it.

The ability of a beneficial owner of securities issued in global form to pledge such securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for these securities.

We understand that DTC will take any action permitted to be taken by a registered holder of any securities under our Amended and Restated Articles of Incorporation, as amended, or the relevant indenture, deposit agreement, or warrant agreement only at the direction of one or more participants to whose accounts with DTC such securities are credited.

Unless otherwise indicated in the applicable prospectus supplement, a global security will be exchangeable for the relevant definitive securities registered in the names of persons other than DTC or its nominee only if:

•

DTC notifies us that it is unwilling or unable to continue as depositary for that global security or if DTC ceases to be a clearing agency registered under the Exchange Act when DTC is required to be so registered;

•

we execute and deliver to the relevant registrar, transfer agent, trustee, depositary and/or warrant agent an order complying with the requirements of the applicable indenture, deposit agreement or warrant agreement that the global security will be exchangeable for definitive securities in registered form; or

•

there has occurred and is continuing a default in the payment of any amount due in respect of the securities or, in the case of debt securities, an event of default or an event that, with the giving of notice or lapse of time, or both, would constitute an event of default with respect to these debt securities.

Any global security that is exchangeable under the preceding sentence will be exchangeable for securities registered in such names as DTC directs.

Upon the occurrence of any event described in the above paragraph, DTC is generally required to notify all participants of the availability of definitive securities. Upon DTC surrendering the global security representing the securities and delivery of instructions for reregistration, the registrar, transfer agent, trustee, depositary, or warrant agent, as the case may be, will reissue the securities as definitive securities, and then such persons will recognize the holders of such definitive securities as registered holders of securities entitled to the benefits of our Amended and Restated Articles of Incorporation, as amended, or the relevant indenture, deposit agreement and/or warrant agreement.

Redemption notices will be sent to Cede & Co. as the registered holder of the global securities. If less than all of a series of debt securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Except as described above, the global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depositary we appoint. Except as described above, DTC may not sell, assign, transfer, or otherwise convey any beneficial interest in a global security evidencing all or part of any securities unless the beneficial interest is in an amount equal to an authorized denomination for these securities.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. None of Associated Banc-Corp, the trustee, any registrar and transfer agent, any warrant agent or any depositary, or any agent of any of them, will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising, or reviewing any records relating to such beneficial interests.

Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a global security, in some cases, may trade in the DTC’s same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by DTC to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a global security upon the original issuance of this security may be required to be made in immediately available funds.

If specified in a prospectus supplement to this prospectus with respect to a particular series, investors may elect to hold interests in a particular series of debt securities outside the U.S. through Clearstream Banking, societe anonyme (“Clearstream”) or the Euroclear System (“Euroclear”), if they are participants in those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries. Those depositaries in turn hold those interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations, and other organizations and may include the underwriters for a particular offering of debt securities. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Distributions with respect to permanent global debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). The Euroclear Operator conducts all Euroclear operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative.

The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters for a particular offering of debt securities. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. The Euroclear Operator holds all securities in Euroclear on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to permanent global debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Global Clearance and Settlement Procedures

Unless otherwise specified in a prospectus supplement with respect to a particular series of permanent global debt securities, initial settlement for permanent global debt securities will be made in immediately available funds. DTC participants will conduct secondary market trading with other DTC participants in the ordinary way in accordance with DTC rules and accordingly secondary market trades will settle in immediately available funds using DTC’s same day funds settlement system.

If the prospectus supplement specifies that interests in the permanent global debt securities may be held through Clearstream or Euroclear, Clearstream and/or Euroclear participants will conduct secondary market trading with other Clearstream and/or Euroclear participants in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear. Then secondary market trades will settle using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream or Euroclear participants on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the U.S. depositary for that system; however, those cross-market transactions will require delivery by the counterparty in the relevant European international clearing system of instructions to that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary for that system to take action to effect final settlement on its behalf by delivering or receiving interests in permanent global debt securities in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of interests in permanent global debt securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Those credits or any transactions in permanent global debt securities settled during that processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of interests in permanent global debt securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream, and Euroclear have agreed to the procedures described above in order to facilitate transfers of interests in permanent global debt securities among DTC participants, Clearstream, and Euroclear, they are under no obligation to perform those procedures, and those procedures may be discontinued at any time.

SELLING SECURITY HOLDERS

Information about selling security holders, where applicable, will be set forth in a prospectus supplement, in a post effective amendment, or in filings we make with the SEC which are incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION

Sales by Us or the Trusts

We may sell the securities offered by this prospectus to or through underwriters or dealers, through agents, directly to one or more purchasers, or through a combination of methods. No commission will be payable and no discount will be allowed on any sales we or our affiliates make directly. We may also offer the securities in exchange for our other securities.

Underwriters, dealers, and agents that participate in the distribution of the securities offered under this prospectus may be underwriters as defined in the Securities Act of 1933, as amended (the “Securities Act”), and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation, including any underwriting discount or commission, will be described in the applicable prospectus supplement. The prospectus supplement will also describe other terms of the offering, including the initial public offering price, any discounts or concessions allowed or re-allowed or paid to dealers and any securities exchanges on which the offered securities may be listed.

The distribution of the securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

In connection with an offering of securities, underwriters may purchase and sell these securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by underwriters with respect to the offering. Stabilizing transactions consist of certain bids or purchases for preventing or retarding a decline in the market price of the securities; short positions created by underwriters involve the sale by underwriters of a greater number of securities than they are required to purchase from us in the offering. Underwriters also may impose a penalty bid, by which selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by underwriters if such securities are repurchased by underwriters in stabilizing or covering transactions. These activities may stabilize, maintain, or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market; these activities, if commenced, may be discontinued without notice at any time.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, when applicable, the nature of the underwriters’ obligations with respect to the auction.

If the securities offered under this prospectus are issued in exchange for our outstanding securities, the applicable prospectus supplement will set forth the terms of the exchange, the identity of and the terms of sale of the securities offered under this prospectus by the selling security holders.

If the applicable prospectus supplement indicates, we will authorize dealers or our agents to solicit offers by institutions to purchase offered securities from us under contracts that provide for payment and delivery on a future date. We must approve all institutions, but they may include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

The institutional purchaser’s obligations under the contract are only subject to the condition that the purchase of the offered securities at the time of delivery is allowed by the laws that govern the purchaser. The dealers and our agents will not be responsible for the validity or performance of the contracts.

We may have agreements with the underwriters, dealers, and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers, or agents may be required to make as a result of those certain civil liabilities.

If we offer bearer debt securities under this prospectus, each underwriter, dealer, and agent that participates in the distribution of any original issuance of bearer debt securities will agree not to offer, sell, or deliver bearer debt securities to a U.S. citizen or to any person within the U.S., unless federal law permits otherwise.

When we issue the securities offered by this prospectus, except for shares of common stock or debt securities issued upon a reopening of an existing series of debt securities, they may be new securities without an established trading market. The securities may or may not be listed on a national securities exchange or the Nasdaq Global Select Market. If we sell a security offered by this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.

Underwriters, dealers, and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses. In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain, or other benefits from these transactions.

The dealers/underwriters do not intend to make sales of the capital securities to accounts over which they exercise discretionary authority without obtaining the prior written approval of the account holder.

We have obtained the information in this section about DTC and DTC’s book-entry system from sources that we believe are accurate, but we assume no responsibility for the accuracy of the information. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.

Sales by Selling Security Holders

The selling security holders may resell or redistribute the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions, or in any other legal manner, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Persons who are pledgees, donees, transferees, or other successors in interest of any of the named selling security holders (including but not limited to persons who receive securities from a named selling security holder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus) may also use this prospectus and are included when we refer to “selling security holders” in this prospectus. The selling security holders may sell the securities by one or more of the following methods, without limitation:

•

block trades (which may include cross trades) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

•	an exchange distribution or secondary distribution in accordance with the rules of any stock exchange on which the securities may be listed;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	an offering at other than a fixed price on or through the facilities of any stock exchange on which the securities are listed or to or through a market maker other than on that stock exchange;

•	privately negotiated transactions, directly or through agents;

•	short sales;

•	through the writing of options on the securities, whether or the options are listed on an options exchange;

•	through the distribution of the securities by any security holders to its partners, members or stockholders;

•	one or more underwritten offerings;

•	agreements between a broker or dealer and any security holder to sell a specified number of the securities at a stipulated price per share; and

•	any combination of any of these methods of sale or distribution, or any other method permitted by applicable law.

The security holders may also transfer the securities by gift.

The selling security holders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling security holder. Broker-dealers may agree with a selling security holder to sell a specified number of the securities at a stipulated price per share. If the broker-dealer is unable to sell securities acting as agent for a selling security holder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

From time to time, one or more of the selling security holders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders. The number of a selling security holder’s securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling security holder’s securities will otherwise remain unchanged. In addition, a selling security holder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

The selling security holders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

A selling security holder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling security holder, including, without limitation, in connection with distributions of the securities by those broker- dealers. A selling security holder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling security holder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

The selling security holders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act and the related rules and regulations adopted by the SEC, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling security holders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling security holders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We may agree to indemnify the selling security holders and their respective officers, directors, employees and agents, and any underwriter or other person who participates in the offering of the securities, against specified liabilities, including liabilities under the federal securities laws or to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling security holders may agree to indemnify us, the other selling security holders and any underwriter or other person who participates in the offering of the securities, against specified liabilities arising from information provided by the selling security holders for use in this prospectus or any accompanying prospectus supplement, including liabilities under the federal securities laws. In each case, indemnification may include each person who is an affiliate of or controls one of these specified indemnified persons within the meaning of the federal securities laws or is required to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling security holders may agree to indemnify any brokers, dealers or agents who participate in transactions involving sales of the securities against specified liabilities arising under the federal securities laws in connection with the offering and sale of the securities.

We will not receive any proceeds from sales of any securities by the selling security holders.

We can not assure you that the selling security holders will sell all or any portion of the securities offered hereby.

We will supply the selling security holders and any stock exchange upon which the securities are listed with reasonable quantities of copies of this prospectus. To the extent required by Rule 424 under the Securities Act in connection with any resale or redistribution by a selling security holder, we will file a prospectus supplement setting forth:

•	the aggregate number of securities to be sold;

•	the purchase price;

•	the public offering price;

•	if applicable, the names of any underwriter, agent or broker-dealer; and

•

any applicable commissions, discounts, concessions, fees or other items constituting compensation to underwriters, agents or broker-dealers with respect to the particular transaction (which may exceed customary commissions or compensation).

If a selling security holder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of securities through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, the prospectus supplement will include any other facts that are material to the transaction. If applicable, this may include a statement to the effect that the participating broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus.

The registration statement that contains this prospectus also registers the resale of shares of preferred stock, warrants and shares of common stock to be issued upon the exercise of the warrants, which have been sold to the United States Department of the Treasury pursuant to the Capital Purchase Program under the Troubled Asset Relief Program.

LEGAL MATTERS

The validity of the common stock, preferred stock, depositary shares and warrants offered by us pursuant to this prospectus will be passed upon for us by Janet M. Neal, Vice-President and Associate Counsel of Associated Banc-Corp. The validity of the senior debt securities, the subordinated debt securities, the junior subordinated debt securities and guarantees offered by us pursuant to this prospectus will be passed upon for us by Katten Muchin Rosenman LLP, Chicago, Illinois. Richards, Layton & Finger, P.A., Wilmington, Delaware, will pass upon certain legal matters for the trusts.

EXPERTS

The consolidated financial statements of Associated Banc-Corp as of December 31, 2007, and 2006, and for each of the years in the three-year period ended December 31, 2007 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 have been incorporated by reference in this prospectus and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.